OFFICE LEASE AGREEMENT

between

1600 West End Avenue Partners, LLC,
a Tennessee limited liability company

Landlord

and

Cumberland Pharmaceuticals, Inc.
a Tennessee corporation

Tenant

November 15, 2021

EXECUTION VERSION

OFFICE LEASE SUMMARY
("Lease Summary")

Effective Date:	Lease Execution date
Landlord:	1600 West End Avenue Partners, LLC, a Tennessee limited liability company
Tenant:	Cumberland Pharmaceuticals Inc., a Tennessee corporation
Leased Premises and Floors:	16,631 rentable square feet of space on the thirteenth floor of the Building (the "Office Space") to be approved by Landlord after review of final space plan.
Right of First Offer:	As set forth in Addendum 1 attached to this Lease.

Areas of the Leased Premises (subject to the provisions of Section 1.2):

Portion	Approximate Usable Area	Approximate Rentable Area
Office Space	13,958 square feet	16,631 square feet
Totals (approx.)	13,958 square feet	16,631 square feet

Rentable Area of the Building (subject to the provisions of Section 1.2):	Approximately 528,607 square feet. Exhibits F and the Leased Premises floor numbers are subject to the approximate size set forth herein
Common Area Factor (subject to the provisions of Section 1.2):	19.15%% per the final BOMA measurements

Tenant's Percentage Share:	The percentage calculated by dividing the Leased Premises Rentable Area by the Building Rentable Area and multiplying the quotient by 100. If either the Leased Premises Rentable Area or the Building Rentable Area changes based on any provision of this Lease, Tenant's Percentage Share shall be recalculated by using the foregoing formula.

EXECUTION VERSION

Initial Term:	One hundred fifty-seven (157) months, *plus* the period from the Commencement Date through the end of the calendar month in which the Commencement Date occurs if the Commencement Date is not the first day of a calendar month, if applicable.
Renewal Options:	Two (2) consecutive options to renew for a period of five (5) years each, subject to the terms of this Lease.
Delivery Date:	As of the Commencement Date, the Leased Premises is in a condition ready for Tenant to begin construction of the Tenant Improvements (in accordance with and as defined in Exhibit F attached hereto). If Landlord fails to deliver the other portions of the Project (i.e. the adjacent hotel and residential condominiums and Project Plaza) by May 1, 2022 (such date subject to Force Majeure as provided for in this Lease), Tenant shall have the right on thirty (30) days' notice to Landlord to terminate the Lease.
Commencement Date:	The earlier of November 1, 2022 OR the date which Tenant takes occupancy of the Leased Premises OR the date which Tenant receives a temporary or permanent certificate of occupancy for the Leased Premises.
Expiration Date:	The date that is the last day of the one hundred fifty-fourth (157th) full calendar month after, as applicable, either (a) the day immediately preceding the Commencement Date if the Commencement Date is the first day of a calendar month, or (b) the Commencement Date if the Commencement Date is not the first day of a calendar month.
Lease Year:	Each successive period of 12 consecutive full calendar months of the Term commencing at the expiration of the Free Rent Period (as defined in Section 3.1(D) below).
Building Amenities:	Garage, Fitness center and Project Plaza for use by all, retail space and adjacent hotel and residential condominium.

*** Base Rental:**

Initial Term Lease Year	Annual Base Rent Rental Per Square Foot of Rentable Area	Annual Base Rental	Monthly Base Rental
Free Rent Period (3 months)	$33.06	$0	$0
Months 4-12	$33.06	$549,820.86	$45,818.41
Year 2	$33.89	$563,566.38	$46,963.87
Year 3	$34.73	$577,655.54	$48,137.96
Free Rent Period (1 month)	$35.60	$0	$0
Year 4 (11 months)	$35.60	$592,096.93	$49,341.41
Year 5	$36.49	$606,899.35	$50,574.95
Year 6	$37.40	$622,071.84	$51,839.32
Year 7	$38.34	$637,623.63	$53,135.30
Year 8	$39.30	$653,564.22	$54,463.69
Year 9	$40.28	$669,903.33	$55,825.28
Year 10	$41.29	$686,650.91	$57,220.91
Year 11	$42.32	$703,817.18	$58,651.43
Year 12	$43.38	$721,412.61	$60,117.72
Year 13	$44.46	$739,447.93	$61,620.66
Month 157	$45.57	$757,934.13	$63,161.18

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EXECUTION VERSION

* For purposes of the foregoing schedule of Base Rental, months refer to full calendar months occurring during the Initial Term, and if the Commencement Date is not the first day of a calendar month, Base Rental for the period from the Commencement Date through the last day of the calendar month during which the Commencement Date occurs shall be determined on the basis of a proration of the amount of the Base Rental specified above for the first (1st) full calendar month of the Initial Term. Base Rental shall increase each Lease Year pursuant to the provisions of Section 3.1.

Permitted Use:	Office Space dedicated to general corporate office use for Tenant's business, all consistent with a first-class, "Class A" office building.
Parking Spaces:	Not less than 3.2 non-reserved parking spaces (or such greater amount as required by applicable laws and regulations) in the Garage for each 1,000 square feet of the Rentable Area of the Leased Premises (the "Base Allocation") for Tenant's employees, and within this Base Allocation, Tenant may reserve parking spaces up to three (3) parking spaces in the Garage for Tenant's employees subject to availability. The number of parking spaces and allocation shall be at Tenant's option within these limits. Standard valet parking at the Building will be available during normal business hours.

4

EXECUTION VERSION

Tenant Improvement Allowance: EXECUTION VERSION An amount equal to $62.00 per square foot of the Rentable Area of the Office Space (defined below), which amount includes not only construction costs, low voltage cabling, signage and construction management fees to be paid to construction manager engaged by Tenant to represent Tenant, which shall be selected by Tenant in Tenant's sole but reasonable discretion but approved by Landlord. $0.20 is not part of the Tenant Improvement Allowance but shall be paid separately by the Landlord and shall be used for a test-fit to be performed by an architect of Tenant's choice and shall be paid to Tenant regardless of whether this Lease is executed by Landlord and Tenant so long as the Tenant commissions a space plan with the architect. Landlord shall provide Tenant an additional Tenant Improvement Allowance of $423,880.40.00 (and collectively with the $62.00 per square foot allowance, the "Tenant Improvement Allowance") for a total allowance of $1 ,455,002.40. 5 Tenant's Address for Notices: Landlord's Address for Notices: Tenant's Brokers and Addresses: EXECUTION VERSION Prior to Commencement Date: Cumberland Pharmaceuticals, Inc. Attn: Mr. A.J. Kazimi 2525 West End Avenue Suite 950 Nashville, TN 3 7203 With a copy to: Adams and Reese LLP Attn: Fred Russell Harwell 424 Church Street Suite 2700 Nashville, TN 37219 After Commencement Date: Cumberland Pharmaceuticals, Inc. Attn: Mr. A.J. Kazimi 1600 West End A venue Suite 1300 Nashville, TN 37203 With a copy to: Adams and Reese LLP Attn: Fred Russell Harwell 424 Church Street Suite 2700 Nashville, TN 37219 1600 West End A venue Partners, LLC c/o Propst Development, LLC 305 Church Street, Suite 715 Huntsville, Alabama 35801 Attention: Chris Brown None 6 Landlord's Broker and its Address: Security Deposit: EXECUTION VERSION Jones Lang LaSalle 1801 West End Avenue, Suite 1200 Nashville, Tennessee 37203 Attention: Bill Adair $ $46,963.87. The deposit includes one month's Base Rent. 7 TABLE OF CONTENTS Article I. LEASE SUMMARY; LEASED PREMISES AND PROJECT AREA .................. 11 Section 1.1 LEASE SUMMARY ................................................................................ 11 Section 1.2 LEASED PREMISES AND PROJECT AREA .................................... 11 Article II. TERM .......................................................................................................................... 12 Section 2.1 INITIAL TERM ....................................................................................... 12 Section 2.2 RENEWAL OPTION .............................................................................. 13 Section 2.3 SURRENDER ........................................................................................... 15 Section 2.4 HOLDING OVER .................................................................................... 15 Section 2.5 SURVIV AL ............................................................................................... 16 Article III. RENT .......•...•............................................................................................................. 16 Section 3.1 BASE RENTAL AND RENT PAYMENTS, GENERALLY ............... 16 Section 3.2 OPERA TING EXPENSES ...................................................................... 17 Section 3.3 SECURITY DEPOSIT ........................................................................... 25 Article IV. TENANT'S USE AND PROJECT SERVICES ..................................................... 26 Section 4.1 TENANT'S USE ....................................................................................... 26 Section 4.2 NO NUISANCE AND NO VIOLATIONS OF INSURANCE COVERAGE ............................................................................................ 26 Section 4.3 LEGAL REQUIREMENTS; RULES OF THE PROJECT ................ 26 Section 4.4 SERVICES TO BE FURNISHED BY LANDLORD ........................... 28 Section 4.5 KEYS AND LOCKS ................................................................................ 31 Section 4.6 TELECOMMUNICATIONS .................................................................. 31 Section 4. 7 PARKING ................................................................................................. 34 Section 4.8 PEACEFUL ENJOYMENT ................................................................... 36 Section 4.9 RIGHTS RESERVED BY LANDLORD ............................................... 36 Section 4.10 NAME OF BUILDING AND PROJECT .............................................. 37 Article V. IMPROVEMENTS, MAINTENANCE AND REPAIR, ALTERATIONS, AND SIGNAGE ......................................................................................................................... 37 Section 5.1 INITIAL LEASEHOLD IMPROVEMENTS ....................................... 37 Section 5.2 MAINTENANCE, REP AIRS AND REPLACEMENT BY LANDLORD ............................................................................................. 37 Section 5.3 DAMAGE TO PROJECT ....................................................................... 38 Section 5.4 AL TERA TIO NS, ADDITIONS, AND IMPROVEMENTS ................ 38 Article VI. INSURANCE, CASUALTY AND CONDEMNATION ........................................ 42 Section 6.1 INSURANCE REQUIREMENTS ......................................................... .42 Section 6.2 HOLD HARMLESS ................................................................................ 44 Section 6.3 WAIVER OF SUBROGATION RIGHTS ............................................ 44 Section 6.4 DAMAGES FROM CERTAIN CAUSES .............................................. 45 8 EXECUTION VERSION

Section 6.5	CASUALTY	45
Section 6.6	CONDEMNATION.	46
Article VII. ASSIGNMENT AND SUBLETTING		48
Section 7.1	ASSIGNMENT AND SUBLETTING BY TENANT	48
Section 7.2	ASSIGNMENTS BY LANDLORD	52
Article VIII. DEFAULT AND REMEDIES		52
Section 8.1	DEFAULT BY TENANT	52
Section 8.2	RESERVED	55
Section 8.3	INSOLVENCY OR BANKRUPTCY	55
Section 8.4	LANDLORD DEFAULT	56
Section 8.5	MORTGAGEE PROTECTION	56
Section 8.6	LIABILITY LIMITATION	57
Article IX. MISCELLANEOUS		58
Section 9.1	SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT.	58
Section 9.2	ESTOPPEL CERTIFICATES	59
Section 9.3	SECURITY	60
Section 9.4	PARTY APPROVALS	60
Section 9.5	SEVERABILITY; USURY SAVINGS CLAUSE	60
Section 9.6	NON-WAIVER	60
Section 9.7	NOTICES	61
Section 9.8	SUCCESSORS	61
Section 9.9	EXHIBITS; ENTIRETY; CONSTRUCTION	61
Section 9.10	FINANCIAL STATEMENTS	62
Section 9.11	CONFIDENTIALITY	62
Section 9.12	FORCE MAJEURE	62
Section 9.13	AMENDMENTS	62
Section 9.14	BROKERS	62
Section 9.15	PATRIOT ACT	63
Section 9.16	WAIVER OF JURY TRIAL; COUNTERCLAIMS	63
Section 9.17	NO RECORDING AND NON-DISCLOSURE	64
Section 9.18	TIME	64
Section 9.19	NO RELATIONSHIP OTHER THAN LANDLORD AND TENANT	64
Section 9.20	GOVERNING LAW; ATTORNEY FEES	64
Section 9.21	COUNTERPARTS	64
Section 9.22	NO RESERVATION OR OPTION	65

Addendum and Exhibits:

Addendum 1 (Right of First Offer)	67
Exhibit A (Description of Land)	69
Exhibit B-1 (Premises Floor Plans and Drawings)	70

9

EXECUTION VERSION

Exhibit B-2 (Building Amenities Floor Plan)....... 71
Exhibit C (Form of Commencement Certificate)....... 72
Exhibit D (Express Non-Permitted Uses)....... 74
Exhibit E (Project Rules)....... 76
Exhibit F (Work Letter)....... 80
Exhibit F-1 (Base Building Condition) 97

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EXECUTION VERSION

OFFICE LEASE AGREEMENT

THIS OFFICE LEASE AGREEMENT (as it may be amended and/or supplemented from time to time, this "Lease") is made and entered into as of the Effective Date by and between—

(i) 1600 West End Avenue Partners, LLC, a Tennessee limited liability company (together with its successors and assigns, "Landlord"); and

(ii) Cumberland Pharmaceuticals Inc., a Tennessee corporation (together with any permitted successors and permitted assigns, "Tenant").

In consideration of the duties, covenants and obligations of each party under this Lease, Landlord and Tenant hereby agree as follows:

ARTICLE I.
LEASE SUMMARY; LEASED PREMISES AND PROJECT AREA

Section 1.1 LEASE SUMMARY. The foregoing Lease Summary comprises an integral part of the Lease. Unless the context otherwise requires, the terms set forth in the Lease Summary shall have the meanings given them therein and shall be governed and construed in accordance with the terms of the Lease.

Section 1.2 LEASED PREMISES AND PROJECT AREA. Subject to and upon the terms, provisions and conditions hereinafter set forth, Landlord does hereby lease to Tenant and Tenant does hereby lease from Landlord those certain premises more particularly described in the Lease Summary and below (the "Leased Premises" or "Premises") in the building to be known as "BroadWest" (the "Building") in Nashville, Tennessee, and to be constructed on the land (the "Land") described on Exhibit A attached hereto which is part of the development known as "BroadWest" which consists of two office buildings, parking garage, hotel and residential condominium (collectively, the "Project Facilities") (the Building, the Land, the Garage (defined below), and all additional improvements and additional facilities now or hereafter located on the Land that serve the Building or the tenants of the Building, collectively, the "Project"). "Garage" means the Building's parking garage within the Project designated by Landlord for use by tenants and visitors of the Building.

The Leased Premises is described as follows:

(i) A portion of floor 13 of the Building, consisting of approximately the amount of square feet of Rentable Area set forth in the Lease Summary, floor plans of which are attached hereto as Exhibit B-1 (collectively, the "Office Space");

(ii) Landlord agrees that the Building Amenities shall be oriented in the Building and have the access points as reflected in the drawing(s) or rendering(s) attached hereto as Exhibit B-2.

B. The parties mutually agree that the Rentable Area and Usable Area of the Leased Premises for all purposes of this Lease shall be the quantity of square footage so designated in the Lease Summary as determined by the Landlord's architect in accordance with the definitions

11

EXECUTION VERSION

set forth below and with ANSI/BOMA standard Z65.1 – 2017 for measuring floor area in office buildings and using applicable common area factor(s) for single-tenant floors and multi-tenant floors (collectively, the "Applicable BOMA Standard"). Tenant, at Tenant's sole cost, shall be allowed to have its architect, engineer or other consultant review and confirm accuracy of such remeasurement. The terms "Rentable Area", "Service Areas", "General Common Areas", "Common Areas", and "Useable Area" shall have the meaning given them in the Applicable BOMA Standard. Unless the Rentable Area or Usable Area of the Leased Premises is contested by the Tenant's architect, engineer or consultant, such Rentable Area and Usable Area of the Leased Premises shall be memorialized in the Commencement Certificate (defined below). Notwithstanding the foregoing, except as set forth in the next sentence, Tenant shall have no right to an adjustment to the Rentable Area or Usable Area of the Leased Premises at any time after the date that is sixty (60) days after substantial completion of the tenant improvements to the Leased Premises. If the Leased Premises shall thereafter be enlarged or reduced by agreement of Landlord and Tenant, or if the Base Building areas shall be expanded by Landlord so as to include additional square footage, then the Landlord shall have its architect or engineer remeasure any such affected spaces using the Applicable BOMA Standard and all such areas and matters determined based on such measurements shall be correspondingly adjusted based on such remeasurement; provided, however, that in the event such remeasurement is solely due to the expansion of the Base Building areas by the Landlord, in no event shall the Rentable Area be increased as a result of such re-measurement.

ARTICLE II.
TERM

Section 2.1 INITIAL TERM.

A. Subject to and upon the terms and conditions set forth in this Lease, the term of this Lease (the "Initial Term" and together with one or more Renewal Terms (defined below), if any, the "Term") shall commence on the Commencement Date and shall expire at 5:00 p.m. (local Nashville time) on the Expiration Date. The Initial Term of this Lease may be renewed and extended pursuant to Section 2.2 of this Lease. Notwithstanding the foregoing, Landlord agrees that (i) Tenant shall have access to the Leased Premises at least one hundred fifty (150) days prior to the Commencement Date to construct Tenant's improvements of the Leased Premises and for purposes of furniture and fixtures set-up and technology and equipment installation; during such period, Tenant shall owe no Rent, but Tenant acknowledges and agrees that all other provisions of this Lease shall be in effect and Tenant simultaneously therewith shall be responsible for all Additional Rent (defined below).

B. Within fifteen (15) days after the Commencement Date, Landlord shall submit to Tenant a certificate in the form attached as Exhibit C (the "Commencement Certificate") to confirm the date upon which the Commencement Date occurred. The Commencement Certificate may also be used to memorialize the Effective Date of this Lease. Tenant shall have twenty (20) days after receipt of the Commencement Certificate to give written notice to Landlord objecting to the Commencement Certificate, failing which Tenant shall be deemed to have agreed the Commencement Certificate is correct. If Tenant objects to the Commencement Certificate within such twenty (20)-day period, Landlord and Tenant shall work together to resolve their differences. After such differences have been resolved, Landlord and Tenant shall execute the

12

EXECUTION VERSION

agreed-upon Commencement Certificate. All payments of Base Rental and all other payments of Rent (defined below) required of Tenant herein shall be made as and when required herein, notwithstanding any unresolved objections to the Commencement Certificate. All such payments shall be based upon Landlord's reasonable determination of the Commencement Date of which Landlord will notify Tenant (however, if such Commencement Date occurs as the result of Tenant's occupancy of such portion of the Leased Premises, such notice shall not be required) until such objections have been finally resolved, whereupon any overpayment or any underpayment, as the case may be, theretofore made shall be adjusted by reducing or increasing, as the case may be, the next installment of Base Rental coming due by the amount of such overpayment or underpayment, as applicable (and no interest or penalty shall be applied thereto). Section 2.2 RENEWAL OPTION. A. Provided that no Event of Default exists, either on the date Tenant exercises its Renewal Option (defined below) or as of the effective date of the Renewal Term (defined below) and subject to the process set forth in this section, Tenant shall have the option to extend the Term of this Lease as to all (but not part) of the Leased Premises (including any space added to the Leased Premises pursuant to express provisions of this Lease) for two (2) additional periods (a "Renewal Option") of five (5) years (a "Renewal Term"). The Renewal Option, and Tenant's tenancy under the Renewal Term, shall be subject to all of the terms and conditions contained in the Lease, except that (i) Base Rental shall be at the then-prevailing Market Rate (defined below), but not less than the Base Rental payable during the final year of the Lease Term; (ii) Landlord shall have no obligation to improve the Leased Premises; and (iii) there shall be no further option to extend the Term of the Lease beyond the Renewal Term. B. "Market Rate" means the base rental rate at the time of such determination, after considering concessions and inducements such as tenant improvement allowances, free rent, and the like for downtown Nashville office buildings of similar age, size, quality, and location, and for leases of similar length with similar credit tenants, determined in accordance with subsection (C) or (D) below for each Lease Year of the subject Renewal Term (which may include escalations). C. If Tenant desires to renew this Lease, Tenant shall send Landlord a preliminary written notice no later than twelve (12) months prior to the expiration of the then existing Term (a "Renewal Notice"). Tenant and Landlord shall negotiate in good faith for no more than sixty (60) days (the "Negotiation Period") to determine and mutually agree upon the Market Rate for the Renewal Term. If Landlord and Tenant agree upon the Market Rate for the Renewal Term in writing before expiration of the Negotiation Period, then Tenant shall be deemed to have irrevocably exercised the Renewal Option as of the date of such agreement, subject to the terms and conditions set forth in this section, and Landlord and Tenant shall be irrevocably bound by their agreed-upon determination of Market Rate. Such Renewal Option exercise, subject to the terms and conditions set forth in this section, and Market Rate agreement shall be evidenced by an amendment to this Lease executed by both Landlord and Tenant within ten (10) business days after the last day of the Negotiation Period. If, however, Landlord and Tenant are unable to agree upon the Market Rate for the Renewal Term before expiration of the Negotiation Period, then Tenant shall, within ten (10) business days 13 EXECUTION VERSION of the last day of the Negotiation Period, notify Landlord either that Tenant elects not to exercise its Renewal Option or that it irrevocably elects to exercise such Renewal Option, subject to the terms and conditions of this section (each, an "Option Notice"). The Option Notice shall state that Tenant is irrevocably exercising its right to extend the Term pursuant to this section, and Landlord and Tenant shall be irrevocably bound by the determination of Market Rate set forth hereinafter in this section. If Tenant shall fail to deliver the Option Notice on or before ten (10) business days after the last day of the Negotiation Period, then Tenant shall have waived any right to exercise the Renewal Option. In the event Tenant timely delivers the Option Notice to Landlord, Landlord and Tenant shall each simultaneously present to the other party their final determinations of the Market Rate for the applicable Renewal Term (the "Final Offers") within twenty (20) business days following the last day of the Negotiation Period. The Final Offers do not have to be the same determinations made during the Negotiation Period. If the Market Rate reflected by the lower of the two (2) proposed Final Offers is not more than 6% below the higher, then the Market Rate shall be determined by averaging the two (2) Final Offers. If the difference between the lower of the two (2) proposed Final Offers is more than 6% below the higher, then the Market Rate shall be determined by a Baseball-Style Arbitration (defined below) in accordance with the procedure set forth in this section. D. For purposes of this Lease, "Baseball-Style Arbitration" means the following procedure: (i) Within twenty (20) business days after Landlord's receipt of the Option Notice, Tenant and Landlord shall each select an arbitrator ("Tenant's Arbitrntor" and "Landlords Arbitrator", respectively) who shall be a qualified and impartial person licensed in the State of Tennessee as a commercial broker with at least fifteen (15) years of experience in brokering office space in the Metropolitan Nashville-Davidson County central business district. (ii) Landlord's Arbitrator and Tenant's Arbitrator shall name a third arbitrator, similarly qualified, within ten (10) days after the appointment of Landlord's Arbitrator and Tenant's Arbitrator. (iii) Such third arbitrator shall, after due consideration of the factors to be taken into account under the definition of Market Rate set forth in this section and hearing whatever evidence the arbitrator deems appropriate from Landlord, Tenant and others, and obtaining any other information the arbitrator deems necessary, in good faith, make his or her own determination of the Market Rate for the Leased Premises as of the commencement of the Renewal Term (the "Arbitrator s Initial Determination") and thereafter select either Landlord's Final Offer or the Tenant's Final Offer, but no other, whichever is closest to the Arbitrator's Initial Determination (the "Final Determination"), such determination to be made within thirty (30) days after the appointment of the third arbitrator. The Arbitrator's Initial Determination, Final Determination, and the market information upon which such determinations are based shall be in writing and counterparts thereof shall be delivered to Landlord and Tenant within said thirty (30) day period. The arbitrator shall have no right or ability to determine the Market Rate in any other manner. The Final Determination shall be binding upon the parties hereto. 14 EXECUTION VERSION (iv) The costs and fees of the third arbitrator shall be paid by Landlord if the Final Determination is Tenant's Final Offer or by Tenant if the Final Determination is Landlord's Final Offer. (v) If Tenant fails to appoint Tenant's Arbitrator in the manner and within the time specified in this section or Market Rate is not determined for any other reason not the fault of Landlord, then the Market Rate for the applicable Renewal Term shall be the Market Rate contained in the Landlord's Final Offer. If Landlord fails to appoint Landlord's Arbitrator in the manner and within the time specified in this section, then the Market Rate for the applicable Renewal Term shall be the Market Rate contained in the Tenant's Final Offer. If Tenant's Arbitrator and Landlord's Arbitrator fail to appoint the third arbitrator within the time and in the manner prescribed in this section, then Landlord and Tenant shall jointly and promptly apply to the local office of the American Arbitration Association for the appointment of the third arbitrator. E. Tenant may not assign a Renewal Option, and no sublessee or assignee of Tenant may exercise a Renewal Option except as may be expressly provided in this Lease. F. Notwithstanding Item E above, Tenant's option shall be transferable to any Affiliated Entity as long as Landlord can assess and approve credit of the Affiliated Entity and so long as such use of such Affiliated Entity is approved by Landlord. Subleasing or assignment by Tenant shall not affect Tenant's renewal rights as long as Tenant remains obligated for the lease obligations. Section 2.3 SURRENDER. No act by Landlord shall be deemed an acceptance of a surrender of the Leased Premises, and no agreement to accept a surrender of the Leased Premises shall be valid, unless it is in writing and signed by Landlord. At the expiration or termination of this Lease, Tenant shall deliver to Landlord the Leased Premises with all improvements located therein in good repair and condition, broom-clean, reasonable wear and tear and damage by condemnation and casualty excepted, and shall deliver to Landlord all keys and access cards to the Leased Premises and to the Garage. Provided that Tenant has then performed all of its obligations under this Section 2.3 of the Lease, Tenant shall remove all debris, trash and rubbish and attached or unattached trade fixtures, furniture and personal property placed in the Premises by Tenant and Tenant may remove any wiring or cabling placed in the Premises by Tenant; provided, however, Landlord reserves the right to notify Tenant prior to its vacating the Premises that Landlord shall retain all wiring and cable. Tenant shall repair all damage caused by such removal. All items not so removed shall, at Landlord's option, be deemed to have been abandoned by Tenant and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord by applicable legal process and in no event before the lapse of thirty (30) days following written notice to Tenant of Landlord's intent to dispose of for such items. Section 2.4 HOLDING OVER. In the event of holding over by Tenant after expiration or earlier termination of this Lease, Tenant shall be deemed a month-to-month tenant-at-will (either party having the right to terminate such tenancy upon thirty (30) days' advance notice) and shall pay, as Base Rental for each month or any part thereof of any such holdover period, (i) 125% of the Base Rental which Tenant was obligated to pay for the month immediately preceding the end of the Term (plus Additional Rent provided for under this Lease) for months 1-3 of any such holdover period; and (ii) 150% of the Base Rental which Tenant was obligated to pay for the month 15 EXECUTION VERSION immediately preceding the end of the Term (plus Additional Rent provided for under this Lease) for months thereafter of any such holdover period. No holding over by Tenant after the Term shall operate to extend the Term and in all events shall not exceed six (6) months from the end of the Term. Additionally, in the event of any holding over by Tenant, Tenant shall indemnify Landlord against (i) claims for actual damages, incurred by Landlord to any other tenant to whom Landlord has leased all or any part of the Leased Premises covered hereby and (ii) reasonable attorneys' fees and other reasonable actual out of pocket costs and expenses incurred by Landlord as the result of such holding over incurred after the first month of the hold over period. Except as modified by the provisions ofthis section, all of Tenant's obligations and all of Landlord's rights and remedies under the Lease shall apply to any holdover period. Section 2.5 SURVIVAL. Unless otherwise specifically set forth in this Lease, any covenant, obligation, claim, cause of action, or liability arising during the Term and under the provisions of this Lease in favor of a party hereto and against or obligating the other party hereto shall survive the expiration or any earlier termination of this Lease for a period of twelve (12) months. Section 2.6 INTENTIONALLY OMITTED Section 2. 7 NO SUBSTITUTION. Landlord shall have no right to relocate Tenant to another premises in the Building or substitute the Office Space. ARTICLE III. RENT Section 3.1 BASE RENTAL AND RENT PAYMENTS, GENERALLY. A. Following the expiration of the Free Rent Period (as defined below) and continuing thereafter throughout the Term, Tenant agrees to pay Base Rental in 12 equal monthly installments in advance on the first (1st) day of each calendar month during the Term, subject to the provisions of subsection (B) below, and Tenant hereby agrees to so pay such Base Rental and all other Rent to Landlord at Landlord's address as provided herein (or such other address as may be designated by Landlord from time to time). Tenant agrees that (i) Base Rental for the first Lease Year of the Initial Term shall be as set forth in the Lease Summary and (ii) Base Rental shall increase during the Term pursuant to the provisions of this Lease (including this Section 3. l(A), and Section 2.2). Tenant agrees that, during the Initial Term, Base Rental (i) for the second Lease Year of the Initial Term shall increase by an amount equal to 2.5% of the first Lease Year's Base Rental (i.e., to a new Base Rental of $563,566,.38) and (ii) for each Lease Year thereafter during the Initial Term shall increase by an amount equal to 2.5% of the prior Lease Year's Base Rental. B. If the Commencement Date is other than the first day of a calendar month or if this Lease expires or terminates on other than the last day of a calendar month, then the installments of Base Rental and Parking Rental for such month or months shall be prorated and the installment or installments so prorated shall be paid in advance. Said installments for such prorated month or months shall be calculated by multiplying the equal monthly installment by a 16 EXECUTION VERSION fraction, the numerator of which shall be the number of days of the Term occurring during said commencement or expiration month, as the case may be, and the denominator of which shall be the number of days in said month. C. Tenant agrees to pay all rent and other sums of money as shall become due from and payable by Tenant to Landlord under this Lease (collectively, and including sums due under Sections 3.2 and 4.7, the "Rent") at the times and in the manner provided in this Lease, without demand by Landlord, unless otherwise expressly required in this Lease and without abatement (except as may be explicitly provided in this Lease to the contrary), notice, demand, set-off, or counterclaim, except as specifically set forth in this Lease. All Rent other than Base Rental shall constitute additional rent ("Additional Rent") under this Lease, and Landlord shall be entitled to exercise the same rights and remedies provided for in this Lease for the nonpayment of any Rent. Any payment of Rent not received by Landlord within five (5) days of the date when due shall be deemed delinquent and Tenant shall pay to Landlord on demand a late charge equal to three percent (3)% of the amount of such delinquent Rent; provided, however, that, notwithstanding the foregoing (i) in the case of any payment other than monthly payments of Base Rental and of estimated Operating Expenses, no such late charge shall apply until any such delinquency is failed to be cured by Tenant within five (5) business days following the date Landlord shall deliver to Tenant notice that the amount in question is delinquent and (ii) in the case of delinquent payments of Base Rental and estimated Operating Expenses, for the first instance of delinquency during each Lease Year (and not for any subsequent instances during such Lease Year), there shall be no late charge due ifTenant shall pay the amount due within three (3) business days following Tenant's receipt of Landlord's written notice that the sum in question is delinquent. Tenant acknowledges that such late charge is not a penalty, but is to compensate Landlord for the additional administrative expenses and other expenses incurred by Landlord in handling delinquent payments (which expenses are not readily ascertainable) and is in addition to, not in lieu of, interest on late payments as provided herein and any other remedies that Landlord may have by virtue of Tenant's failure to make payments when due. All Rent owed by Tenant to Landlord under this Lease shall bear interest from the date five (5) days following the due date until payment is received at the rate (the "Interest Rate") equal to the lesser of (i) 12% per year or (ii) the maximum rate of interest per year allowed by law. In addition, in the event Tenant provides a check in payment of Rent or any other amount due under this Lease, and such check is dishonored for any reason, Tenant shall pay, in addition to any other charge or payment, a dishonored check charge in the amount of $35.00. D. Notwithstanding anything to the contrary contained in this Lease, Tenant shall owe no Base Rental on the Premises during the first three (3) months of the Term and the first month of the fourth (4th) year of the Term (the "Free Rent Period") and shall be responsible only for Additional Rent during such time. The Free Rent Period shall commence upon the Commencement Date, and shall expire on the last day of the third (3rd) full calendar month following the Commencement Date and the last day of the first month of the fourth (4th) year of the Term. Section 3.2 OPERATING EXPENSES. A. In addition to Base Rental, Tenant shall pay to Landlord, as Additional Rent for each calendar year or portion thereof during the Term, Tenant's Percentage Share of the 17 EXECUTION VERSION Operating Expenses of the Building portion of the Project including Common Areas (and not the hotel and residential condominium) for the subject calendar year or portion thereof. The Additional Rent payable pursuant to this section shall be determined and adjusted in accordance with the following: (i) On or before the Commencement Date for the First Lease Year and thereafter, during each December of the Term, or as soon thereafter as practicable but in no event later than February 15th of the following year, Landlord shall give Tenant written notice of its estimate of Additional Rent payable under this Section 3 .2 for the ensuing calendar year or portion thereof, as applicable. In the event such estimate is given after December 31 of any Lease Year, Tenant shall pay Additional Rent monthly as required under this Lease at rate previously paid until such new estimate is provided in accordance with this section. Such estimated Additional Rent shall be paid in equal monthly installments on or before the first day of each calendar month during such ensuing calendar year or portion thereof, as applicable; provided, however, that any monthly installment for less than a full calendar month shall be prorated as hereinafter provided. The foregoing notwithstanding, if such notice is not given in December, Tenant shall continue to pay monthly installments of Additional Rent required under this Section 3 .2 during the ensuing calendar year on the basis of the amounts payable during the calendar year just ended until the month after such notice is given. If at any time or times it appears to Landlord that the actual amount of Additional Rent payable under this Section 3 .2 for the current calendar year or portion thereof, as applicable, will vary from Landlord's estimate by more than three percent (3%), Landlord may revise, by notice to Tenant but not more often than once a year, its estimate for such year or portion, and subsequent payments by Tenant for such year or portion shall be based upon such revised estimate. Failure to m:~e a revision contemplated by the immediately preceding sentence shall not prejudice Landlord;s right to collect the full amounts of Additional Rent payable under this Section 3.2. Notwithstanding the preceding sentence, if Landlord has not provided Tenant notice of the revised Additional Rent due within twelve (12) months of the year in which such revised Additional Rent was incurred by Landlord, then Tenant shall have no liability for or obligation to pay such revised Additional Rent; provided, however, that the twelve (12) month limitation shall not apply to any amounts that are in dispute or subject to negotiation by Landlord so long as Landlord provides Tenant written notice of the occurrence of such dispute or negotiation with reasonable promptness following the inception of such dispute or negotiation. (ii) Within one hundred eighty (180) days after the end of each calendar year for which all or any portion of which Additional Rent under this Section 3 .2 is payable, Landlord shall deliver to Tenant a statement (an "Operating Expense Statement") of the adjustments to be made pursuant to this section for the calendar year just ended, together with reasonable back-up invoices, bills, or receipts as Tenant may request, and the Operating Expense Statement shall be binding upon Landlord and Tenant absent manifest error, subject to Tenant's audit rights under this section. If, on the basis of the Operating Expense Statement, Tenant owes an amount that is less than the estimated payments previously made by Tenant for the calendar year just ended or portion thereof, as applicable, Landlord shall credit such excess to the next payments of Additional Rent coming due pursuant to this Section 3.2. If the Term is about to expire, Landlord shall refund such excess to Tenant within thirty (30) days if there is then no uncured Event of Default under this Lease. In the instance of an uncured Event of Default, such excess shall be held as security for Tenant's performance, may be applied by Landlord to cure any such Event of Default, and shall not be refunded until any such default is cured. In the case that 18 EXECUTION VERSION Landlord holds such excess, Landlord shall provide written notice of the amount so held and advise Tenant in writing when and how such amount is applied or is to be applied so Tenant can maintain accurate records as to application and disposition of such funds. If, on the basis of the Operating Expense Statement, Tenant owes an amount that is more than the estimated payments previously made by Tenant for the calendar year just ended or portion thereof, as applicable, Tenant shall pay the deficiency to Landlord within thirty (30) days after delivery of the Operating Expense Statement. (iii) If the Term commences on a day other than the first day of a calendar year or expires on a day other than the last day of a calendar year, the amount of Additional Rent payable pursuant to this Section 3.2 for such partial year shall be the product of (x) Additional Rent that would have otherwise been payable for the full calendar year and (y) a fraction, the numerator of which is the actual number of days of the subject calendar year that are included within the subject portion of the Term, and the denominator of which is 365. The expiration of the Term shall not affect the obligations of Landlord and Tenant under this section that are to be performed subsequent to such expiration of the Term. (iv) If during any calendar year during the Term the occupancy of Rentable Area of the Building is less than 95%, then Operating Expenses will be adjusted for such calendar year as though at least 95% of the Rentable Area of the Building had been occupied. (v) Notwithstanding anything in this Section 3.2 to the contrary, Tenant's Percentage Share of Controllable Operating Expenses (defined below) for each of the respective calendar years shall not include the portion of such Controllable Operating Expenses that exceeds four percent (4%) of Controllable Operating Expenses incurred by Landlord, per year calculated on a cumulative compounded basis. For example, the maximum amount of Controllable Expenses that may be included in such calculation for each calendar year shall equal the product of the Controllable Expenses during the initial year and the following percentages for the following calendar years: 104% for the second calendar year; 108.16% for the third calendar year; 112.49% for the fourth calendar year, etc. without any carryover of unrecouped Controllable Expenses. Tenant's Percentage Share of Controllable Operating Expenses for the second full calendar year of the first Renewal Term (if exercised) shall not include the portion of such Controllable Operating Expenses that exceeds four percent ( 4%) of Controllable Operating Expenses incurred by Landlord for the first full calendar year of such Renewal Term. "Controllable Operating Expenses" are defined to be all Operating Expenses, except for real estate taxes, insurance and utilities, weather related clean-up costs (such as snow removal and wind and rain damage), and expenses incurred because of Tenant's negligent or intentional acts or omissions. B. "Operating Expenses" means all reasonable and customary expenses and costs calculated in accordance with generally accepted accounting principles consistently applied ("GAAP") (but excluding charges separately paid by other tenants of the Project or other third parties other than through the payment of its share of operating expenses) of every kind and nature that Landlord shall pay or become obligated to pay because of or in connection with the ownership, maintenance, repair, and operation of the Project, including without duplication (but not limited to) the following: 19 EXECUTION VERSION (i) Wages, salaries, fees and all related expenses and benefits (including, without limitation, taxes, insurance and burdens and the costs incurred in providing same) of all (x) on-site personnel to the extent exclusively engaged in the operation, maintenance, repair and/or access control of the Project (and if not exclusively so engaged as may be reasonably allocated by Landlord); (y) off-site personnel, but only to the extent performing services for the Project as reasonably allocated by Landlord; and (z) personnel who provide traffic control relating to ingress and egress to and from the Garage and surrounding public streets (excluding, however, executive personnel of Landlord (but including the pro rata share of time allocated to the Project of the senior property manager, even if an executive of Landlord), employees senior to the senior property manager, and senior controller and senior engineer); (ii) Cost of all supplies, tools, equipment and materials, whether purchased or leased, to the extent used in the operation, maintenance, repair, and/or access control of the Project; (iii) Cost of utilities for the Project, including, but not limited to, water, sewer, waste disposal, gas and electricity, and power for heating, lighting, air conditioning and ventilating the Project; provided, however, if, and to the extent, Landlord receives any rate discount, credit, rebate or similar adjustment for any utility charges, Landlord shall reduce Tenant's charge for such utilities by Tenant's Proportionate Share for such discount, credit, rebate or similar adjustment so Tenant's obligation is based on actual costs incurred by Landlord of such utilities for the Project; (iv) Reasonable, market-rate fees paid to the property manager for the management of the Project and the cost of all maintenance and service agreements for the Project and the equipment therein, including, but not limited to, access control service, window cleaning, traffic control, janitorial service, trash and recycling removal and services, hardscape and landscape maintenance, and elevator maintenance; provided, however, in no event shall Tenant pay management fees in excess of an amount equal to Tenant's Percentage Share of management fees set at three percent (3%) of Project rent; (v) Legal and accounting costs for the Project, including a reasonable allocation of off-site costs, together with the costs of annual audits of the Project operating costs by certified public accountants (excluding, however, such audits requested or necessary to comply with requirements of other tenants or required for Landlord's own compliance purposes such as may be required under Landlord's financing documents); (vi) Cost of all commercially reasonable and/or usual and customary insurance relating to the Project, including but not limited to, fire and extended coverage insurance, rental loss or abatement insurance (which rental loss or abatement insurance relates only to fire or other casualty losses and specifically excludes insurance which pays Landlord rental lost on account of a default by a tenant in paying its rent), and casualty and liability insurance applicable to Landlord's personal property used in connection therewith, plus the cost of all commercially reasonable deductible payments made by Landlord in connection therewith; 20 EXECUTION VERSION

(vii) Cost of service, operation, repairs, replacements, and general maintenance (excluding repairs, replacements and general maintenance paid for with proceeds of insurance or condemnation or by third parties) of the Project (including any portion thereof); (viii) Any and all General Common Area, lighting, landscaping, water and utilities related thereto, Common Area, and Service Areas maintenance and operation costs, including Project hardscapes (including sidewalks) and landscapes, lighting, landscaping water and utilities including the approximately 62,000 square feet of plaza space identified on the Building Amenities Floor Plan attached hereto as Exhibit B-2 (as such items are identified and allocated according to the master condominium declaration for the Project); (ix) All taxes, assessments and governmental charges (including those paid out of an escrow account on Landlord's behalf by the holders of any Encumbrance (defined below)), whether federal, state, county or municipal and whether they be by taxing districts or any Governmental Authority (defined below) presently taxing the Project or by others subsequently created, attributable to the Project or its operation and an allocation to the Project of the taxes, assessments and governmental charges for the service roads which service the Project, but excluding, however, taxes and assessments attributable to the personal property of tenants, federal and state taxes on income, franchise taxes, excise taxes, and any taxes imposed or measured on or by the income of Landlord from the operation of the Project or imposed in connection with any change of ownership of the Project; provic\ed, however, that if at any time during the Term, the method of taxation or assessment in place as of the Commencement Date shall be so changed that the whole or any part of the taxes, assessments, levies, impositions or charges now levied, assessed or imposed on real estate and the improvetjlents thereon shall be discontinued and as a substitute therefor, or in lieu of or in addition thereto taxes assessments, Levies impositions or chatges shall be l~vied, assessed or_ imposed wholly o<partially~ as a capital levy or otherwise, on th_e rents receLved from the Project or the rents resel'ved herem or any part thereof then such substitute or additional taxes, assessments, levies, impo~itions or charges, to the extent so levied, assessed or imposed with respect to the Project, shall ~e deemed to be included within Operating Expenses. Reasonable consultation, accounting and l~gal fees and other fees and costs resulting from any challenge of tax assessments as reasonabiy allocated by Landlord also shall be included in Operating Expenses. It is agreed that TenaHt will be directly responsible for ad valorem taxes on its personal property. All taxes, assessmerf~ and governmental charges described above directly or indirectly paid by the Landlord shall be lfi.cluded in Operating Expenses in the calendar year in which such taxes, assessments or governniental charges are levied, assessed or imposed without regard to when such taxes assessments or governmental charges are payable; provided, however, in the case of special taxes and assessments which may be payable in installments, only the amount of each installment accruing during a calendar year shall be included in the Operating Expenses for such year; (x) Amortization of the cost, together with reasonable interest charges, of furnishing and installing capital investment items which are for the purpose of reducing Operating Expenses or avoiding increases in Operating Expenses but only to the extent of such reduction as reasonably documented by Landlord. All such costs shall be amortized over the useful life of the capital investment items with the useful life and amortization schedule being determined in accordance with generally accepted accpunting principles (in no event to extend beyond the remaining useful life of the Project); 21 EXECUTION VERSION (xi) Ongoing periodic (i.e. annually incurred) costs of licenses, permits and inspection fees related to the Project unrelated to the initial development of the Project; and (xii) If actually maintained, reasonable, actual cost of space for an office in the Building maintained for management of the Project, to the extent such office is not included as Common Area and such cost is determined based on a fair market value rental rate. (xiii) All costs and expenses of the Project which benefit the Project Facilities as a whole and which are used or useable by Tenant or otherwise directly benefit the Tenant shall be reasonably and equitably allocated among the Project Facilities as Landlord and as the other owners of the Project Facilities shall determine. Anything in the foregoing provisions hereof to the contrary notwithstanding, Operating Expenses shall not, directly or indirectly, include the following: (i) Leasing commissions, attorneys' fees, brokers' fees, costs, disbursements and other expenses incurred in connection with negotiations for leases with tenants, other occupants, or prospective tenants or other occupants of the Project, or similar costs incurred in connection with disputes with tenants, other occupants, or prospective tenants or other occupants of the Project, or similar costs and expenses incurred in connection with negotiations or disputes with consultants, management agents, purchasers or mortgagees of the Project; (ii) Non-cash items, such as deductions for depreciation or obsolescence of the Project and the Project equipment, or interest on capital invested (except as provided in clause Section 3.2(B)(x) above); (iii) Payments of principal and interest or other finance charges made on any debt (except as provided in clause Section 3.2(B)(x) above), and rental payments made under any ground or underlying lease or leases, except to the extent that a portion of such payments is expressly for ad valorem taxes or insurance premiums on the Project; (iv) Costs incurred by Landlord in the sale, financing, refinancing, mortgaging, selling or change of ownership of the Project, including but not limited to, brokerage commissions, attorneys' and accountants ' fees, closing costs, title insurance premiums, transfer taxes and interest charges; (v) Costs and expenses (whether hard or soft costs) attributable to the initial design, construction, equipping and opening of the Project (including permit, license and inspection costs); (vi) Any penalty charges or interest incurred by Landlord due to Landlord's late payment of taxes, utility bills or other amounts included in Operating Expenses, except to the extent Landlord was contesting the payment of any such item in good faith; (vii) Allowances and other costs and expenses incurred in fixturing, furnishing, renovating or otherwise improving, decorating or redecorating space for tenants or prospective tenants of the Building, or vacant leasable space in the Building (including permit, license and inspection costs but excluding normal maintenance, repair and replacement costs); 22 EXECUTION VERSION (viii) Costs of repairs, restoration, replacements or other work occasioned by (1) fire, windstorm or other casualty of an insurable nature (whether such destruction be total or partial) and payable (whether paid or not) by insurance required to be obtained by Landlord under this Lease or otherwise paid by insurance then in effect obtained by Landlord, (2) the exercise by any Governmental Authority of the right of eminent domain, whether such taking be partial or total, (3) the gross negligence or willful misconduct of Landlord, or its agents and employees, and (4) the act of any other tenant in the Project or its agents or employees or by any third party, not a Tenant invitee; (ix) Any costs or expenses reimbursed to the Landlord from any tenant, insurance, or third party, including without limitation, under any lease, or under any contract and/or similar agreement with a third party such as a warranty, indemnity, bond or similar arrangement; (x) Costs of repairing, replacing, or otherwise correcting defects (but not the cost of repair for normal wear and tear) in the initial construction of the Project; (xi) Increased insurance premiums caused by Landlord's or any other Project tenant's extra-hazardous acts; (xii) Advertising and promotional costs for the Project or related to the leasing of the Project; (xiii) All amounts which would otherwise be included in Operating Expenses which are paid to Landlord or any affiliate of Landlord to the extent the costs of such services exceed the amount which would have been paid in the absence of such relationship for similar services of comparable quality rendered by persons of similar skill, competence and experience (but excluding any such amounts specifically provided for in this Lease, for which the provisions of this Lease shall control); (xiv) Landlord's general corporate overhead relating solely to the internal organization, function and operation of Landlord and its affiliates as a business entity (as opposed to directly related maintenance, ownership and operation of the Project); (xv) Cost of any political, charitable donations or contributions or other voluntary contributions by Landlord or its affiliate; (xvi) Costs incurred due to Landlord's breach of this Lease or costs incurred due to the violation by Landlord of the terms and conditions of any lease of space in the Building; (xvii) Executives' salaries and/or bonuses or perks, related compensation expenses, except as set forth above (including as allowed relative to the Project's senior property manager); (xviii) Costs incurred in performing work or furnishing services or utilities for any tenant, whether at such tenant's or Landlord's expense, to the extent that such work or 23 EXECUTION VERSION service is in excess of any work or service or utilities that Landlord is obligated to furnish to Tenant at Landlord's expense; (xix) Costs for improvements or services in the Building solely for the benefit of a single party other than Tenant; (xx) Electricity for which any tenant is separately metered or submetered and pays Landlord directly or pays directly to the public service company (excepting common metered uses in addition to the separate metered usage); (xxi) Costs for entertainment, gifts and similar gratuities; (xxii) Costs of sculptures, paintings or other objects of art that are not permanently affixed to the Building; (xxiii) Any costs associated with Hazardous Materials; and (xxiv) Costs of defending or prosecuting litigation with any party, including tenants, mortgagees, or others, unless a favorable judgment would reduce or avoid an increase in Operating Expenses, or unles:;; the litigation is to enforce compliance with Building Rules or other standards or requirements for the general benefit of the tenants in the Building. (xxv) Costs ( excluating payment of reasonable fees for goods or services) of any overhead and profit increment paid to affiliates of Landlord for goods and services; (xxvi) Costs of any contributions to Operating Expense reserves; (xxvii) Costs of installing signs in or on the Project identifying the owner of the Project or other tenants occupying space within the Project; and '.1 (xxviii) Costs of any "tap fees" (unless directly related to Tenant's use and occupancy of the Premises) or one-time lump sum sewer or water connection fees for the Property, prior to the Commencement Date. . < C. Notwithstanding ~thing herein, in no event will Landlord have the right to collect (and if collected the right to retain) more than one hundred percent (100%) of actual Operating Expenses incurred in any calendar year. In addition, in no event shall the Tenant have any obligations to pay any amount of Operating Expenses billed more than nine (9) months after the Lease year. D. Landlord shall keep its books, records and supporting documents in connection with the Operating Expense Statement for each calendar year for a period of at least thirty six (36) months after the expiration of such particular calendar year, and the calculation of Operating Expenses shall be in accordance with GAAP. All miscellaneous categories under such records shall have documentation to substantiate any costs included therein. If any amount under Section 3.2(A)(ii) is due by Tenant to Landlord with respect to the immediately preceding two calendar years, Tenant, at its sole cost and expense, shall have the right (to be exercised by giving written notice to Landlord within one hundred eighty (180) days after receipt of the Operating 24 EXECUTION VERSION

Expense Statement for the previous calendar year) once per calendar year to audit and/or inspect Landlord's books and records with its own personnel or through the use of a licensed CPA pertaining only to items affecting Operating Expenses for such preceding calendar year(s), provided that such audit and/or inspection (i) must be commenced and concluded by December 31 of the year following the year to which any such disputed item relates (unless such delay is due, in whole or in part, to Landlord's failure to supply information in its possession or control or otherwise to cooperate reasonably with Tenant's review or audit efforts); (ii) does not unreasonably interfere with the conduct of Landlord's business; and (iii) the audit fee is not calculated on a contingency basis. Tenant will provide to Landlord a copy of any such audit and/or inspection report. Notwithstanding the foregoing, if Tenant elects to audit and/or inspect Landlord's books and records to the extent permitted above and the Operating Expenses for such calendar year do not exceed the Operating Expenses for the calendar year immediately preceding the subject calendar year by more than three percent (3%), then Landlord, in its sole discretion, may elect to furnish Tenant a copy of an audit prepared by a certified public accountant in lieu of Tenant performing the aforementioned audit and/or review. If Tenant's audit and/or inspection conducted by a licensed CPA proves Landlord's calculation of the Operating Expenses was overstated and such excess was actually paid by Tenant, then Landlord, shall credit Tenant the difference or credit same against Base Rental next coming due, or refund such amounts to Tenant if at the end of the Term. If Tenant is shown to have underpaid Landlord for any audited and/or inspected calendar year, Tenant hereby agrees to pay Landlord the difference within thirty (30) days of the completion of the audit and/or inspection. Additionally, if Tenant's audit and/or inspection conducted by a licensed CPA proves that Landlord's calculation of Operating Expenses was overstated by more than three percent (3%), then Landlord shall pay Tenant's actual reasonable audit/inspection out of-pocket third party costs applicable to the audit/inspection of Operating Expenses for the applicable calendar year. Section 3.3 SECURITY DEPOSIT. Concurrently with the execution and delivery of this Lease, Tenant shall deposit with Landlord a "Security Deposit" equal to one month's rent for the initial Lease Year, to be held as collateral security for the payment of Rent and for the faithful performance by Tenant of all covenants and conditions herein contained. If at any time during the Term, any of the Rent herein reserved shall be overdue and unpaid, then Landlord may, at its option, appropriate and apply all or any portion of the Security Deposit to the payment of any such overdue Rent. In the event of the failure of Tenant to keep and perform any of the terms, covenants and conditions of this Lease to be kept and performed by Tenant, then Landlord at its option may appropriate and apply all or any portion of the Security Deposit, to compensate Landlord for loss or damage sustained or suffered by Landlord due to such breach on the part of Tenant. Should the entire Security Deposit, or any portion thereof, be appropriated and applied by Landlord, then Tenant shall, upon the written demand of Landlord, forthwith remit to Landlord a sufficient amount to restore said Security Deposit to the original sum deposited, and Tenant's failure to do so within ten (10) days after receipt of such demand shall constitute a default under this Lease. If Tenant fully observes and performs every provision of this Lease to be observed and performed by Tenant, the Security Deposit, or any balance then remaining (less any amount which has been applied as permitted under this Section 3.3 shall be returned to Tenant at Tenant's last known address within ten (10) days after the later of: (a) the termination of this Lease; and (b) the date Tenant has fully satisfied Tenant's surrender obligations hereunder. 25 EXECUTION VERSION ARTICLE IV. TENANT'S USE AND PROJECT SERVICES Section 4.1 TENANT'S USE. The Leased Premises are to be used and occupied by Tenant for the Permitted Use and for no other purpose(s). Without limiting the generality of the foregoing, Tenant may maintain in the Leased Premises (for use by Tenant and its employees and business invitees only) a catering kitchen with coffee makers, a lounge or bar area serving alcoholic beverages, a microwave oven, a refrigerator, ice machines, and food, drink or other vending machines, subject, however, to Legal Requirements and to Landlord's reasonable approval of the location, visibility, layout, design, venting and condition of all of the foregoing, such approval not to be unreasonably withheld, conditioned or delayed. Without limiting the foregoing and notwithstanding anything to the contrary in this Lease, the Leased Premises shall not be used for any purpose set forth in Exhibit D. In all events, Tenant shall not engage in any activity which in Landlord's reasonable opinion is not in keeping with the first-class standards of the Project. Section 4.2 NO NUISANCE AND NO VIOLATIONS OF INSURANCE COVERAGE. Without limiting any other provision of this Lease, Tenant shall (i) conduct its business and control its agents, employees, invitees, contractors and visitors in such a manner as not to create any nuisance, or interfere with, annoy or disturb any other tenant or Landlord in its operation of the Project; (ii) not occupy or use the Leased Premises, or permit any portion of the Leased Premises to be occupied or used, for any business or purpose other than that stated in Section 4.1, or for any business or purpose which is unlawful, disreputable or deemed to be extra hazardous or which creates noxious or offensive odors emanating from the Leased Premises; and (iii) not use, operate or maintain the Leased Premises in such manner that any of the rates for any insurance carried by Landlord or any other owner or occupant of premises in the Building shall thereby be increased, or in such manner as will affect or cause a cancellation of any such insurance policy. Section 4.3 LEGAL REQUIREMENTS; RULES OF THE PROJECT. A. Tenant, at its sole cost and expense, shall comply with, and shall use reasonable best efforts to cause its employees, contractors, agents, customers, visitors, and invitees to comply with, (i) all Legal Requirements (defined below) relating to the use, condition or occupancy of the Leased Premises (including, without limitation, all Legal Requirements applicable to installation and maintenance of the Tenant Improvements and to Tenant's business and operations in the Leased Premises and all orders and requirements imposed by any health officer, fire marshal, building inspector or other Governmental Authority); (ii) all conditions, covenants, and restrictions and other matters of record that bind the Land and/or the rest of the Project; and (iii) the reasonable rules of the Project adopted by Landlord from time to time for the safety, care and cleanliness of the Leased Premises and the Project and for preservation of good order therein (the "Project Rules"). The Project Rules in effect on the Effective Date are attached hereto as Exhibit E. In the event of any conflict between the provisions of this Lease and the Project Rules, the provisions of this Lease shall control. "Legal Requirements" means any applicable law, statute, ordinance, order, rule, regulation, decree or requirement of a Governmental Authority (including, but not limited to, ADA), and "Governmental Authority" means the United States, the state, county, city and political subdivisions in which the Project is located or which 26 EXECUTION VERSION exercise jurisdiction over the Project, and any agency, department, commission, board, bureau or instrumentality of any of them which exercises jurisdiction over the Project. Without limiting the provisions of the preceding paragraph, Tenant shall comply with all applicable Legal Requirements regarding health, safety, and the environment (collectively, "Environmental Laws") as relates to its use and occupancy of the Leased Premises, including the application for and maintenance of all required permits, the submittal of all notices and reports, proper labeling, training and recordkeeping, and timely and appropriate response to any Release (defined below) or other discharge of a substance governed by Environmental Laws. "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing into the environment (including the abandonment or discarding of barrels, containers and other closed receptacles). B. Without limiting the provisions of subsection (A) above, Tenant shall not cause or permit the use (except for minimal quantities) of any substance which technically could be considered a Hazardous Material (defined below) provided (i) such substance is of a type and is held only in a quantity normally used by tenants in connection with the occupancy or operation of office space in first-class office buildings in Nashville, Tennessee (such as normal office waste, pest control products, and cleaning fluids, and with respect to automobiles parked in the Garage only, motor fuel and oil in such auton~obiles), (ii) such Hazardous Material does not endanger the health or safety of any person, (iii) Tenant complies with all Legal Requirements applicable to such Hazardous Material, and (iv) it is understood and agreed that with regard to such Hazardous Material, the obligations of Tenant iii this section shall apply (including Tenant's obligation to clean up, remove, restore or take other remedial action with respect to any such Hazardous Material even though Tenant is permitted pursuant to this parenthetical to cause such substance to be used in the Leased Premises subject to the .limitations set forth above] generation storage, Release or disposal in or about the Leased Premi~es, the Building or the Project of any substances materials or wastes subject to regulation under ~nvironmental Laws from time to time in effect ("Hazardous Materials"), unless Tenant has receiv&:l Landlords prior written consent, which consent Landlord may withhold or revoke at any time irt its sole discretion. Additionally, Tenant shall not permit to be present upon the Leased Premises, 'or contained in any transformers or other equipment thereon, any PCB's. "PCB" means any oil or other substance containing polychlorinated biphenyl (defined in 40 CFR 761.3). Tenant shall not phmit any asbestos, or any structures, fixtures, equipment or other objects or materials containing ~sbestos on the Leased Premises. Tenant shall immediately notify Landlord of the presence of ~ny Reportable Quantity (defined below) of a Hazardous Material on or about the Leased Premises. "Reportable Quantity" means an amount defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Federal Water Pollution Control Act, as amended, pertinent regulations thereunder or other relevant Environmental Laws. C. Landlord (i) represents to Tenant that as of the Effective Date, Landlord has not generated, stored or disposed of Hazardous Materials in or on the Land in violation of Legal Requirements in effect at the time of such generation, storage or disposal, (ii) warrants to Tenant that no Hazardous Materials shall be generated, stored or disposed in or on the Land, Building or the Leased Premises in violation of Legal Requirements in connection with the construction of the Building and Garage, and (iii) warrants to Tenant that the Base Building and the Garage shall be constructed in compliance with the ADA and, if applicable, any similar Legal Requirement. 27 EXECUTION VERSION Section 4.4 SERVICES TO BE FURNISHED BY LANDLORD. A. Landlord shall furnish or cause to be furnished during the Term the following standard services (the "Building Standard Services"), cost of which, based upon Tenant's Percentage Share, shall be charged to Tenant as Operating Expenses: (i) Common-use restrooms with hot and cold water at locations provided for general use of other tenants in the Building. (ii) Central heat and air conditioning in season through the Base Building central heating, ventilation, and air conditioning system, subject to curtailment as required by Legal Requirements. Landlord shall furnish such service to Tenant between the hours (the "Building Operating Homs") of 7:00 A.M. and 6:00 P.M., Monday through Friday, and 8:00 A.M. and 1 :00 P.M. on Saturday, excluding the following holidays (or the day observed in lieu thereof by national banks): New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day (collectively, the "Holidays"). Upon request of Tenant made in accordance with the Project Rules (defined below), Landlord will furnish such service at times other than Building Operating Hours, in which event, Tenant shall pay Landlord the then current charges incurred by Landlord to provide such services, without mark-up. As of the Commencement Date, the after-hour charge is anticipated to be $50.00 per hour per floor, with a 2.5% increase each calendar year; however, such charge is subject to the actual cost of providing such after-hours service (as reasonably documented by Landlord) and to increase by Landlord (as reasonably documented by Landlord) based upon such actual costs, from time to time. (iii) Janitorial services on the schedules (excluding the Holidays) and covering the scope of work contained on the schedule attached hereto as Exhibit G; provided, however, if Tenant's leasehold improvements (including floor coverings) are other than Building Standard Improvements, include a lunchroom, coffee bar or other similar facility for its employees or otherwise require special or additional cleaning in excess of the Building Standard Services, Tenant shall pay the actual additional cleaning cost, if any, incurred by Landlord as the result thereof. (iv) Sufficient electrical capacity transformed to a panel box located in the core of each floor of the Leased Premises for equipment and accessories normal for commercial office use oflow electrical consumption at standard voltage (120 volts, single-phase) and lighting, mechanical, and equipment at high voltage (277 volts, single-phase) to the extent that the total demand load at 100% capacity of the foregoing does not exceed 7 watts per square foot of Usable Area (the "Building Standard Rated Electrical Design Load"). Tenant shall pay to Landlord the cost of electricity consumed in excess of the Building Standard Rated Electrical Design Load as determined by meter, or if not metered, as otherwise reasonably estimated by Landlord (with concurrence of Tenant's electrical engineers or consultants), plus any actual accounting expenses incurred by Landlord in connection with the metering thereof. Landlord or Tenant may cause the entire Leased Premises to be separately metered (at Landlord's expense), including, without limitation, the cost of installing, maintaining, repairing and replacing such meters to the extent necessary), in which event Tenant shall pay the actual cost of electricity consumed by Tenant. Should the provisions set forth in the Exhibits to this Lease differ from this subsection (iv), then the provisions included in the Exhibits shall be controlling. 28 EXECUTION VERSION

(v) Tenant shall cause Tenant's electrical system serving any equipment producing non-linear electrical loads to be designed to accommodate such non-linear electrical loads. The Tenant Working Drawings (defined in ExhibitF) shall include a calculation of Tenant's fully connected design load with and without demand factors and shall indicate the number of watts of un-metered and sub-metered loads. Should Tenant's non-linear electrical load (created by equipment such as computers, servers, televisions, printers, copiers and/or other electronic devices connected to the power system) result in harmonic distortion conditions which cause any adverse effects in the Project, including but not limited to, derogation of any transformer, distribution stepdown transformer failures, overheating or melting of neutral conductors, or malfunctioning of various electronic components, Tenant acknowledges that Tenant, at Tenant's sole cost, shall be obligated to eliminate such harmonic distortion conditions and to repair any damage which results from such harmonic distortion within thirty (30) days of Landlord's written request. If Tenant fails to eliminate such harmonic distortion and repair such damage caused thereby within such thirty (30)-day period, Landlord, at its option, may make such corrections deemed necessary by Landlord to eliminate such harmonic distortion and make such repairs, and Tenant shall pay to Landlord on demand Landlord's cost thereof plus a charge equal to five (5%) of such costs for administrative cost recovery. Should the provisions set forth in the Exhibits to this Lease differ from this subsection (v), then the provisions included in the Exhibits shall be controlling. (vi) If Tenant's electrical and mechanical equipment and lighting require electrical circuits, transformers or other additional equipment in excess of Tenant's Percentage Share of the Building's electrical or HVAC systems (such additional equipment, the "Additional Electrical Equipment"), Tenant may (at Tenant's cost, including the cost to design, install, maintain and replace the Additional Electrical Equipment (including the meters)) install the same, provided such installation is compatible with existing Building systems, will not compromise Landlord's ability to provide services to Tenant or other tenants of the Building and will not be burdensome to the Project or to Landlord, in Landlord's reasonable opinion, and Tenant shall pay all operating costs related to that requirement (including, without limitation, the cost of electricity, water or other services consumed through, or in connection with, the Additional Electrical Equipment). The method of design and installation of any Additional Electrical Equipment (including any related meter) required by Tenant shall be subject to the prior written approval of Landlord and shall be performed by Landlord at Tenant's sole cost, and ifTenant does not install such Additional Electrical Equipment as a part of the installation of the Tenant Improvements, Tenant shall additionally be obligated to pay Landlord a charge equal to five percent (5%) of such cost for the review and installation of such Additional Electrical Equipment for administrative cost recovery. Should the provisions set forth in the Exhibits to this Lease differ from this subsection (vi), then the provisions included in the Exhibits shall be controlling (vii) Maintenance and repair of restrooms, toilets and drinking fountains available on each floor or partial floor of the Building occupied by Tenant that are provided as a part of the Base Building; the Base Building Systems; and ceiling tiles and the built-in light and plumbing fixtures in or serving the Leased Premises that are a part of the Base Building (including lighting fixture bulb replacement in all areas of the Project not leased by Tenant and all General Common Areas and Service Areas). 29 EXECUTION VERSION (viii) Perimeter access control for the Project during hours other than Building Operating Hours; provided, however, except as may result from the willful misconduct or gross negligence of Landlord, Landlord shall have no responsibility to prevent, and shall not be liable to Tenant, its agents, employees, contractors, visitors or invitees for, losses due to theft or burglary, or for damages or injury to persons or property done by persons gaining access to the Leased Premises or the Project, and Tenant hereby, except as may result from the willful misconduct or gross negligence of Landlord, releases Landlord from all liability for such losses, damages or injury. Tenant shall cooperate fully in Landlord's efforts to maintain access control in the Building and shall follow all regulations promulgated by Landlord with respect thereto, including any access control for perimeter or General Common Areas or Common Areas as Landlord deems necessary during Building Operating Hours. (ix) Non-exclusive multiple cab passenger elevator service to the Leased Premises during Building Operating Hours, with passenger elevator service to the Leased Premises by at least 1 cab 24 hours per day, and non-exclusive freight elevator service to the Leased Premises during Building Operating Hours with such freight elevator service available at other times upon reasonable prior notice (however, all of the foregoing shall be subject to temporary cessation for ordinary repair and maintenance and during times when life safety systems override normal Building operating systems). (x) Window washing of the exterior and interior of all exterior windows of the Building at least once per calendar year. B. To the extent the services described in this section require electricity, water, gas, or other utility services supi)lied by public utilities, Landlord's covenants hereunder shall impose on Landlord only the obligation to use its good faith, reasonable efforts to cause the applicable public utilities to furnish the same. Landlord shall not be responsible for, and shall have no liability with respect to, the quality or condition of any services provided by such public utilities. C. There shall be no abatement or reduction of Rent if Tenant's use of all or a material part of the Leased Premises is untenantable due to any of the causes identified in subparagraphs (1) through (v) below ("Eligible Causes") that Landlord is required to provide to the Leased Premises unless such untenantability is caused by the affirmative act or negligent omission of Landlord or Landlord's employee, contractors, or agents (which, for clarification, do not include utility providers or governmental agencies or any employee or agent thereof) the Leased Premises or any portion thereof are rendered untenantable, for a period in excess of three (3) consecutive business days (which does not include Saturdays, Sundays, or holidays) occurs for more than a period thereafter, Rent, as Tenant's exclusive remedy for such affirmative act or negligent omission, shall abate until such service is fully restored. With respect to those portions of the Leased Premises that are rendered untenantable for the duration of such loss of services, Landlord shall commence corrective steps to eliminate any such interruption or discontinuance caused by such affirmative act or negligent omission promptly after having been notified of same and shall diligently and continually prosecute the cure thereof. For purposes of this sub-section, "material disruption" and "untenantable" shall mean as to any portion of the Leased Premises that Tenant cannot reasonably occupy or conduct its usual business in the Leased Premises as a result of a condition of the Leased Premises. Landlord shall provide a minimum of 72 hours' prior written notice of any planned interruption of services in connection with the repair and 30 EXECUTION VERSION maintenance of the equipment and Building systems of the Leased Premises or the Building. Should any Landlord owned equipment or machinery related to the Leased Premises break down, or for any cause cease to function properly, Landlord shall diligently and promptly repair same or cause the same to be repaired and, if Landlord shall fail to effect such repair within a reasonable time, Tenant may, at its sole option, repair same or cause same to be prepared, and, at its option (a) deduct such amount from the payment next becoming due, or (b) require Landlord to pay to Tenant on demand any expenses and costs together with interest at the highest lawful rate. In the event of an emergency or life threatening situation occurring in the Building or in or about the Project, Landlord shall notify Tenant immediately of such emergency or life threatening situation by means of alarms, sirens, intercom system or other similar means, to assist Tenant in protecting the safety of Tenant's representatives, customers, guests and invitees. "Eligible Causes shall mean (i) an interruption of utility or mechanical services to the Premises not resulting from the affirmative negligence or misconduct or Tenant or its employees, (ii) a material impairment of access to the Leased Premises or parking areas which Tenant is entitled to use pursuant to this Lease, (iii) entry upon the Leased Premises by Landlord or Landlord's employees, agents or contractors not permitted by this Lease (iv) repairs, maintenance or other work required to be made to the Leased Premises or Building which are the responsibility of Landlord under this Lease or which otherwise are performed by or on behalf of Landlord, (v) Landlord's failure to conduct repairs, maintenance or other work required to be made to the Leased Premises or Building which are the responsibility of Landlord under this Lease or which otherwise are performed by or on behalf of Landlord. Section 4.5 KEYS AND LOCKS. Landlord shall provide Tenant, without charge, with two (2) keys for each corridor entering the Leased Premises and up to seventy (53) access cards (collectively, the "Access Equipment"); provided, however, that the number of access cards which shall be activated and outstanding at any one time shall be limited to those cards issued to employees who have registered with the Landlord as full or part-time employees of the Tenant. Such number shall be increased or decreased up to a maximum set forth in this section as necessary to accommodate the number of such employees of Tenant, from time to time, at the Leased Premises. Additional Access Equipment may be provided, from time to time, on an order signed by Tenant, at a charge by Landlord equal to the cost of such Access Equipment, plus an additional charge of 5% of such cost for administrative cost recovery. All such Access Equipment shall remain the property of Landlord. No additional locks shall be allowed on any door of the Leased Premises, except for locks on interior Tenant files and lockers, and Tenant shall not make or permit to be made any duplicate Access Equipment, except those furnished by Landlord. Upon termination of this Lease, Tenant shall surrender to Landlord all Access Equipment to the Leased Premises and give to Landlord the keys and/or combination for all locks for safes, safe cabinets and vault doors, if any, remaining in the Leased Premises after Tenant vacates the Leased Premises. Section 4.6 TELECOMMUNICATIONS. A. The following definitions are applicable to this section: (i) "Telecom Equipment" means telephone, data cabling lines, internet and any other communications equipment, all Connections (as defined below) and any technological evolution or replacement thereof. 31 EXECUTION VERSION (ii) "Connections" means any wires, cables, fiber optic lines, antennas, switches and other equipment or infrastructure located in the Building, but outside the Leased Premises, that are installed by or on behalf of Tenant for, or related to, the operation of other Telecom Equipment. All Connections are also Telecom Equipment. (iii) "Telecom Provider" means a provider of Telecom Equipment or services using Telecom Equipment. (iv) "Telecom Services" means services provided by a Telecom Provider using Telecom Equipment. (v) "Wi-Fi" is a registered name by the Wi-Fi Alliance. It is short for wireless fidelity, which is a term developed by the Wi-Fi Alliance to describe wireless local area network products that are based on the Institute of Electrical and Electronics Engineers ("IEEE") 802.11 standards. (vi) "WiMax" is short for worldwide interoperability for microwave access, and refers to the IEEE 802.16 standard to provide a wireless coverage without a direct line of sight to a base station. B. Tenant may not use the services of a Telecom Provider whose equipment is not then-servicing the Building or who is not otherwise reasonably acceptable to Landlord, nor may Tenant require or request that a Telecom Provider materially expand the Telecom Services or Connections it currently provides or has provided in or to the Building, without first securing the prior written approval of Landlord, which approval will not be unreasonably withheld, conditioned or delayed. Without limitation of the foregoing, it will be reasonable for Landlord to refuse to give its approval with respect to a new Telecom Provider, or the material expansion of the Telecom Services or Connections provided by or installed by an existing Telecom Provider in the Building, if Landlord reasonably determines that there is insufficient space in the Building for the placement of the Telecom Provider's Telecom Equipment. Tenant's Telecom Provider must execute and deliver to Landlord a license agreement in form satisfactory to Landlord regarding the installation and/or operation of the Telecom Provider's Telecom Equipment in the Building and outside the Leased Premises prior to such Telecom Provider commencing any installation or other work in the Building. Landlord will bear no responsibility for (and the Commencement Date will not be affected by) delays in installing Telecom Equipment resulting from failure of Tenant's Telecom Provider to execute and deliver such agreement to Landlord prior to the commencement of any installation or other work in the Building. Both Tenant and its Telecom Provider(s) will comply with all reasonable rules, regulations and requirements of Landlord regarding use of the existing Building conduits and pipes or use of contractors. Notwithstanding the provisions of the immediately preceding paragraph of Section 4.6B, provided Landlord has received all reasonably required information concerning Tenant's proposed Telecommunications facilities to be installed in the Leased Premises (or elsewhere) by February 1, 2022, the Landlord shall use its reasonable best efforts within fifteen (15) days thereafter to approve the Tenant's preferred Telecom Provider, the Telecom Provider's Telecom Equipment, all Connectors and Telecom Services desired by the Tenant. 32 EXECUTION VERSION

C. Tenant will not use any Telecom Equipment (other than usual and customary mobile telephones, customary Wi-Fi internet technology and wire-based telephone and internet technology), including WiMax systems, antennae and satellite dishes, within the Leased Premises and/or within or on the Building without Landlord's prior written consent. Such consent shall not be unreasonably withheld, conditioned or delayed, except reasonable conditions may be imposed so as to protect Landlord's financial interests and the interests (including efficient function and aesthetics) of the Building. To the extent that Tenant installs a Wi-Fi network serving the Leased Premises, Tenant will be solely responsible for securing such network against unauthorized use, and Tenant waives any claim against Landlord arising out of any unauthorized use by any party. If such Wi-Fi network causes any interference with the networks or other activities of other tenants or occupants of the Building, promptly after Tenant is aware of such interference, Tenant will take reasonable steps to eliminate such interference. Tenant shall not install any equipment on the Building's roof; provided, however, should Tenant ever want to install any equipment on the Building's roof, Tenant shall request Landlord's permission to install such equipment. Landlord, in its sole discretion, shall either permit or deny such request. D. Tenant or Tenant's Telecom Provider will provide Landlord with plans and specifications of the installation, modification or removal of the applicable Telecom Equipment, and Landlord will have approved such plans and specifications, before any installation, modification or removal of such Telecom Equipment commences. Within thirty (30) days after installation, modification or removal of any Telecom Equipment, Tenant will, at its expense, prepare or have prepared and delivered to Landlord reproducible as-built plans and drawings (in form and detail reasonably satisfactory to Landlord) of the location of all Telecom Equipment serving the Leased Premises an\! located in the Building. E. Tenant acknowledges and agrees that all Telecom Equipment installed and used solely for and by Tenant will be obtained, installed, maintained, repaired, replaced and removed at the sole expense of Tenant, provided, however, that Tenant shall have the right to apply a portion of the tenant improvement allowance to low voltage cabling and other expenses arising from installer's Telecom Equipment provided Landlord approves such allocation. Unless Landlord otherwise requests or consents in writing, all of Tenant's Telecom Equipment (other than any Connections) will be and remain solely in the Leased Premises in accordance with any reasonable and consistently applied rules and regulations adopted by Landlord from time to time. Except as caused as a result from the willful misconduct or gross negligence of Landlord, Landlord will have no responsibility for the operation, maintenance, repair or replacement of Tenant's Telecom Equipment, including, without limitation, Tenant's Connections. Tenant agrees that, to the extent any Telecom Services are interrupted, curtailed or discontinued, Landlord (except in the instance of Landlord's misconduct or negligence) will have no obligation or liability with respect thereto, and it will be the sole obligation of Tenant at its expense to obtain substitute Telecom Services. No approval by Landlord under this section will be deemed any kind of warranty or representation by Landlord, including, without limitation, any warranty or representation as to the suitability, competence or financial strength of any Telecom Provider or the quality or fitness for any particular purpose of any Telecom Equipment or Telecom Services. Landlord does not make, and expressly disclaims, any representation, warranty or endorsement regarding or relating to any Telecom Provider, Telecom Services or Telecom Equipment. Tenant shall be responsible for the security of its network and all data available thereon, and except as caused as a result from the willful misconduct or gross negligence of Landlord, Landlord disclaims all responsibility and liability 33 EXECUTION VERSION therefor and makes no representation or warranty with respect to the extent or efficacy of any Telecom Equipment or Telecom Services. F. Landlord shall not have the right to interrupt Tenant's Telecom Services or disable Tenant's Telecom Equipment, except in the event of emergency or in a non-emergency situation only following three (3) business days prior notice and with Tenant's consent not to be unreasonably withheld, conditioned or delayed as reasonably necessary in connection with repairs to the Building or installation of Telecom Equipment for other tenants or occupants of the Building provided that Landlord shall take all reasonable steps to minimize the extent and duration of any such interruption. In the event of an emergency, in which case Landlord will provide Tenant as much advance notice as reasonably possible. Landlord will exercise commercially reasonable best efforts to perform any scheduled interruptions during non-business hours. G. In the event that Telecom Equipment, including, without limitation, wiring, cabling or satellite and antenna equipment of any type installed by or at the request of Tenant within the Leased Premises, on the roof or elsewhere within or on the Building causes interference to equipment (including Telecom Equipment) used by another party, Tenant will be responsible for, and indemnify and defend Landlord against, all liability caused by Tenant (but not to the extent caused by the willful misconduct of Landlord or gross negligence of Landlord) related to such interference. Tenant will use reasonable efforts, and will cooperate with Landlord and other parties, to promptly eliminate such interference. In the event that Tenant is unable to eliminate such interference, Tenant will substitute alternative equipment. If such interference persists after such alternative equipment is installed, Tenant will discontinue or otherwise appropriately limit the use of its Telecom Equipment as necessary to discontinue such interference, and, at Landlord's discretion, remove such Telecom Equipment according to specifications required by Landlord. Landlord covenants that each and every tenant lease in the Building shall contain covenants related to interference arising from Telecom Equipment substantially similar to Tenant's covenants, for the benefit of Tenant. H. Prior to the expiration or earlier termination of the Term or promptly thereafter, Tenant will remove any and all Telecom Equipment (except that Tenant shall not be required to remove cabling) installed in the Leased Premises or elsewhere in the Building by or on behalf of Tenant, including all Connections once the Telecom Equipment is no longer in use. At Tenant's sole cost, if Tenant fails to remove such equipment, and if Landlord so elects, but only following fifteen (15) days' written notice to Tenant, Landlord may perform such removal at Tenant's sole cost, with the reasonable actual cost thereof to be paid to Landlord as Additional Rent. Landlord will have the right, however, upon written notice to Tenant, given prior to the expiration or earlier termination of the Term, to require Tenant to abandon and leave in place, without additional payment to Tenant or credit against Rent, any and all Connections or selected components thereof, whether located in the Leased Premises or elsewhere in the Building. The terms and conditions of this subsection (H) will survive expiration or earlier termination of this Lease. Section 4.7 PARKING. A. At all times during the Term, Tenant may elect to lease (subject to the terms hereinafter set forth) parking rights in an amount up to the Base Allocation (as set forth in the 34 EXECUTION VERSION Lease Summary) twenty-four (24) hours a day I seven (7) days a week (collectively, the "Parking Permits"), and Landlord shall furnish such elected Base Allocation parking rights or portion thereof as elected. Except as expressly set forth herein, no specific spaces in the Garage are to be assigned to Tenant, but Landlord will issue to and as requested by Tenant the aforesaid number of Parking Permits (in the form of parking stickers, placards, and/or cards) authorizing parking in the Garage for a single vehicle per Parking Permit. Landlord may provide any reasonable means of identifying and controlling vehicles authorized to be parked in the Garage and may designate the area within which each such vehicle may be parked, and Landlord, except as expressly set forth herein, may change such designations from time to time, provided such changes are consistently applied to all tenants at the Project. Notwithstanding any term or provision of this Lease to the contrary, Parking Permits shall not be assigned or sublet by Tenant or by any Permitted Transferee (defined below) or other assignee or sub lessee permitted by Landlord under this Lease independent of Tenant's leasehold interest under this Lease. B. Against the Base Allocation, Tenant may reserve up to a total of three (3) parking Spaces in the Garage for Tenant's employees (the "Reserved Parking" or "Reserved Parking Spaces"). The initial allocation of total Parking Permits shall be chosen by Tenant in advance of the Commencement Date (and if Tenant fails to do so, Tenant shall initially have no Reserved Parking), but Tenant may change its number and allocation of Parking Permits, subject to the limits of this section, upon no less than sixty (60) days' advance written notice to Landlord; provided, however, that Tenant shall only be required to provide ten (10) business days' advance written notice to Landlord in order to increase or decrease its number of Parking Permits related to the onboarding or off-boarding of employees. For clarification, in no event shall the total number of Parking Permits available to Tenant (and Tenant's employees, agents, visitors and invitees) exceed the Base Allocation. C. In addition to the Reserved Parking Spaces described in Subsection B above, Tenant and its clients or customers shall also be allowed access to and use of parking spaces in a dedicated area of the parking plaza serving the Project in common with other retail tenant(s) of the Building on terms no less favorable than other such retail tenants. Landlord shall also engage a commercial parking valet service to provide valet parking services for Tenant's clients, customers or other guests in common with other tenants and/or occupants of the Building and/or Project, such valet parking to be available to Tenant's customers on terms no less favorable than terms provided to any other tenants or occupants of the Building and/or Project. D. As rental for the Parking Permits ("Parking Rental"), Tenant covenants and agrees to pay Landlord, as Additional Rent hereunder, $115 for non-reserved parking per Parking Permit per month during the first calendar year of the Initial Term, and $175 per Parking Permit for Reserved Parking spaces per month during the first calendar year of the Initial Term. Parking Rental may be adjusted periodically after the first calendar year of the Initial Term as determined by the Manager of the Parking Garage. Tenant may convert up to five (5) of its non-reserved Parking Permits to not more than five (5) Reserved Permits. Parking Rental rates (including for Reserved Parking) set forth herein are inclusive of applicable taxes and shall be payable monthly in advance on the first day of each and every month during the Term, and a pro rata portion of such sum shall be payable for any partial calendar month in the event this Lease commences (or ends) on a date other than the first (or last) day of a calendar month. Tenant's obligation to pay the 35 EXECUTION VERSION Parking Rental shall be considered an obligation to pay Rent for all purposes hereunder and shall be secured in like manner as is Tenant's obligation to pay Rent. E. Landlord's providing of parking in accordance with this Section 4. 7 is a material inducement for Tenant's execution and performance of this Lease, and Tenant reserves all rights and remedies available to it at law or in equity in the event such parking is not provided for Tenant. F. Landlord or the operator of the Garage may make, modify and enforce reasonable rules and regulations relating to the parking of vehicles in the Garage so long as such rules and regulations do not materially impair Tenant's parking privileges described in this Section 4.7, and Tenant shall abide by such rules and regulations and shall cause its employees, agents, invitees, and visitors to abide by such rules and regulations. Additionally, Landlord reserves the right to alter the size of the Garage, provided that such alterations do not decrease the number of Parking Permits Landlord is obligated to provide to Tenant in the Garage and, provided further, that such changes do not materially impair Tenant's parking privileges described in this Section 4.7. Section 4.8 PEACEFUL ENJOYMENT. Tenant shall, and may peacefully have, hold and enjoy the Leased Premises, and the other rights provided for Tenant under this Lease, subject to the other terms hereof, provided that Tenant pays the Rent and performs all of Tennant's covenants and agreements contained in this Lease and no Event of Default has occurred beyond all applicable notice and cure periods in the Lease, and Landlord agrees to defend such title to Tenant's interest in the Leased Premises as to any person lawfully claiming the same by, through or under Landlord, but not otherwise. It is understood and agreed that this covenant and any and all other covenants of Landlord contained in this Lease shall be binding upon Landlord and its successors only with respect to breaches occurring during its and their respective ownerships of Landlord's interest hereunder. Section 4.9 RIGHTS RESERVED BY LANDLORD. Tenant shall permit Landlord and its agents and representatives to enter into and upon any part of the Leased Premises upon at least 24 hours advanced written notice at all reasonable hours (except for emergencies and Tenant approved routine cleaning as set forth in Exhibit "G" for which such entry may be made at any time and without notice) to inspect the same, clean or make repairs, alterations or additions thereto, fulfill any other obligations under this Lease, to avail itself of remedies for an Event of Default, and to show the same to prospective tenants (but as to prospective tenants, only during the last 3 months of the Term), mortgagees, and purchasers as Landlord may deem necessary or desirable. Landlord shall comply with Tenant Security Requirements, as set forth in Section 9.3, below. Additionally, Landlord shall have the right, from time to time, upon at least 24 hours advanced written notice and without unreasonable interference with Tenant's use of the Leased Premises, to decorate, to make repairs, alterations, additions, changes or improvements, whether structural or otherwise, in and about the Project, or any part thereof other than the Leased Premises, and to enter upon the Leased Premises to the extent necessary for such purposes. Landlord shall then, at its sole cost and expense, repair and restore the Project and any affected portion of the Leased Premises to the same condition as existed prior to such work. Landlord shall have the right to alter or relocate entrances, passageways, doors, corridors, elevators, stairs, rest rooms, or other Project common areas, provided such changes shall not have a material detrimental impact, as determined 36 EXECUTION VERSION by Tenant, upon its use and occupancy of the Leased Premises, and during the continuance of such work, to temporarily close doors, entryways, public space and corridors in the Building, provided that in all events Tenant shall have at least one access point to the Leased Premises on all floors of the Leased Premises. Tenant shall not be entitled to any abatement or reduction of any sums due under this Lease by reason of the foregoing activities, nor shall such activities be construed to be an eviction of Tenant, a default by Landlord hereunder, or a breach of the covenant of quiet or peaceful enjoyment. Section 4.10 NAME OF BUILDING AND PROJECT. Tenant shall not use the name of the Building or the Project for any purpose whatsoever, except to identify the location of the Leased Premises in Tenant's address. Landlord shall have the right to change the name of the Building and/or the Project, provided, however, in no event shall the name of the Building and/or Project nor any signage on the exterior of the Building be used to advertise or otherwise promote a Restricted Use as described in Section 2.6 hereof. ARTICLEV. IMPROVEMENTS, MAINTENANCE AND REPAIR, ALTERATIONS, AND SIGNAGE Section 5.1 INITIAL LEASEHOLD IMPROVEMENTS. Tenant, at Tenant's sole cost and expense (subject to the Tenant Improvement Allowance), shall begin construction and installation of the Tenant Improvements pursuant to the provisions of Exhibit F immediately following the Delivery Date. Landlord and Tenant agree to comply with all of the terms and provisions of Exhibit F including, without limitation, the obligation of Tenant to pay, as Additional Rent, all amounts due Landlord thereunder according to the payment procedures contained therein. The Tenant Improvements, once made, shall be and become Landlord's property, except, for the avoidance of doubt, the Tenant Improvements, for purposes of this Section 5.1, shall not include Tenant's equipment, personal property, furniture, furnishings, trade fixtures, computers, and information technology equipment. Section 5.2 MAINTENANCE, REPAIRS AND REPLACEMENT BY LANDLORD. Landlord shall keep, maintain, repair, replace and renovate, as necessary, the Land, Base Building, Garage, Building Standard Improvements (including Building Standard components in the Leased Premises, as well as Service Areas, General Common Areas and/or Common Areas) and all hardscaping, landscaping and other improvements and betterments located on the Land in good, clean and sanitary order and repair and condition consistent with First Class Standards at all times during the Term and otherwise in a fashion consistent with or exceeding similar Class A+ office developments in the Metro-Nashville Davidson County Central Business District; provided however, in no event shall the foregoing require Landlord to install new facilities or building components or systems or reconfigure, reconstruct or replace any building components or systems due to changes in technology or standards after the date of this Lease. "Base Building" means the Building Structural Components (defined below) and the Base Building Systems (defined below) and specifically excludes any improvements or alterations to the Building installed by or at the request of any tenant (including Tenant) or other occupant of the Building and any leasehold improvements installed in space leased or held for lease in the Building. "Building Structw-al Components" means the Building's foundation, exterior walls and structural elements and members, basic concrete floor on each floor, exterior windows, curtain 37 EXECUTION VERSION wall, glass and mullions, elevators and stairs, roof and roof membrane. "Base Building Systems" means the sprinkler systems serving the Building and Leased Premises, mechanical, heating, air conditioning, electrical, security fire/life safety, interior lighting for common areas and exterior lighting for building and plumbing systems (water and sewage) of the Base Building. All leasehold improvements in the Leased Premises, other than the Base Building improvements, (the "Building Standard Improvements"), which Building Standard Improvements shall be reflected in the Base Building Specifications, will be maintained by Tenant or, at Tenant's request, by Landlord at Tenant's expense which shall be an amount equal to Landlord's actual and reasonable cost plus an additional charge of five percent (5%) of such cost for administrative cost recovery. Section 5.3 DAMAGE TO PROJECT. Subject to the provisions of Section 6.3, at Tenant's own cost and expense, and by use of a contractor or contractors approved in writing by Landlord (such approval not to be unreasonably withheld, conditional or delayed), Tenant shall repair or replace, in accordance with all Legal Requirements, any damage or injury (other than reasonable wear and tear) done to the Leased Premises or any other portion of the Project caused by Tenant or Tenant's employees, contractors, agents, invitees, or visitors, which repairs or replacements must be made to the same or as good a condition as existed prior to such injury or damage; provided, however, Landlord, at its option, but only following seven (7) business days' written notice to Tenant excluding emergencies, may make such repairs or replacements, and Tenant shall repay Landlord on demand the actual and reasonable cost thereof (plus a charge equal to ten percent (10%) of such costs for administrative cost recovery, in such case Landlord shall submit evidence of such costs to Tenant); further provided, however, if the repairs or replacements are to be made to the Leased Premises and do not affect the Base Building or the Base Building Systems or do not endanger persons or property, Landlord, at its option, shall only be permitted to make such repairs or replacements as provided above if Tenant fails to complete such repair or replacement within thirty (30) days after written demand from Landlord or such longer period as is reasonably necessary to complete such repair or replacement so long as Tenant commences such repair or replacement within such thirty (30)-day period and diligently and continuously thereafter proceeds with such work. Section 5.4 ALTERATIONS, ADDITIONS, AND IMPROVEMENTS. A. Subsequent to and separate and apart from the initial Tenant Improvements (other than minor cosmetic changes such as new paint or sign repairs), Tenant shall neither make nor allow to be made any alterations, physical additions or improvements in or to the Leased Premises, or place signs on or in the Leased Premises which are visible from outside the Leased Premises, without first obtaining the prior written consent of Landlord. Notwithstanding the foregoing, Landlord's consent shall not be unreasonably withheld, conditioned or delayed for alterations, physical additions or changes to the Leased Premises provided such alterations, physical additions or changes (i) do not detrimentally affect the Building structural, mechanical, electrical, plumbing, heating, ventilating, air conditioning, life safety or other Base Building components or Base Building Systems, (ii) are not visible from the exterior of the Leased Premises or the Building, (iii) do not affect the exterior of the Building, (iv) do not affect the structure of the Building or any public areas of the Project, (v) do not violate any provision of this Lease, (vi) do not violate any Legal Requirements, (vii) will not interfere with the use and occupancy of any other portion of the Project by any other tenant or occupant of the Project, (viii) are constructed in a good and workmanlike manner using first-class construction materials and in accordance with 38 EXECUTION VERSION this Lease, and (ix) when completed, will not cause the Leased Premises to be unsuitable for general office use. If Landlord consents to any alterations, improvements, or additions, or placement of signs, (i) Tenant shall deliver to Landlord at least fifteen (15) days prior to commencement of construction, and in all events prior to awarding a construction contract relating thereto, copies of then-current plans and specifications of such alterations, improvements, or additions or placement of signs and (ii) Landlord may impose such conditions with respect thereto as are commercially reasonably, including without limitation, requiring Tenant to furnish Landlord with insurance against liabilities which may arise out of such work, plans and specifications, and permits for such work. Tenant shall furnish to Landlord any documents and information within Tenant's possession or control requested by Landlord in connection with the exercise of its rights hereunder. Landlord may hire outside consultants to review such documents and information furnished to Landlord, and Tenant shall reimburse Landlord for the reasonable cost thereof, upon demand. Notwithstanding the foregoing or anything in this Lease to the contrary, Tenant shall not make any alterations, physical additions or improvements to the common corridors, "Service Areas", "General Common Areas" or "Common Areas" (each as defined in the Applicable BOMA Standard) without the prior written consent of Landlord, which consent may be withheld in Landlord's sole discretion. B. Without limiting the provisions of Exhibit F, the work necessary to make any permitted alterations, improvements, or additions to the Leased Premises shall be done at Tenant's expense by contractors chosen by Tenant and reasonably approved in writing by Landlord (each such contractor hereinafter referred to as an "Outside Contractor"). All work performed by an Outside Contractor shall be performed in a good and workmanlike manner and in compliance with all Legal Requirements, Landlord's requirements set forth in Exhibit F. and all applicable Project Rules. Tenant shall give Landlord at least ten (10) days' prior written notice before the commencement of any work pursuant to this section. Additionally, it shall be Tenant's responsibility to ensure that the Outside Contractor shall (i) conduct its work in such a manner so as not to unreasonably interfere with any other construction occurring on or in the Project or with the transaction of business in the Project; (ii) comply with such reasonable rules and regulations applicable to all work being performed in the Project as may be promulgated from time to time by Landlord; and (iii) maintain such insurance in full force and effect as may be reasonably requested by Landlord or as required by Legal Requirements; and (iv) be responsible for reaching a commercially reasonable agreement with Landlord as to any other usual and customary terms and conditions for conducting its work. As a condition precedent to Landlord's approving the Outside Contractor pursuant hereto, Tenant and the Outside Contractor shall deliver to Landlord such assurances or instruments as Landlord may reasonably require to evidence the Outside Contractor's compliance or agreement to comply with the provisions of clauses (i), (ii) and (iii) of this subsection (B). Landlord retains the right to make periodic inspections to assure conformity of the work of the Outside Contractor with the aforementioned rules and regulations and with the plans and specifications approved by Landlord. Within thirty (30) days after substantial completion of any work by Tenant involving more than $150,000 or more than 5% of the Rentable Area of the Leased Premises in each instance, Tenant, at Tenant's cost and expense, shall furnish Landlord "as-built" drawings (which drawings shall be provided in both tangible form and electronic form, such as computer-aided design and drafting drawings) of such work and shall cause the architect(s) and/or engineer(s) that performed services in connection with the work to 39 EXECUTION VERSION prepare a report, certifying that the work constructed by any Outside Contractor materially complies with the plans and specifications therefor as previously approved by Landlord. Each Outside Contractor shall not perform and, upon the request of Landlord, (whether written or oral however, Landlord agrees that such request shall be in writing to the extent practicable under the circumstances and provided failure to notify contractor immediately will not result in damage to person or property), shall either (i) cease to perform any activity that is disruptive to the conduct of business within the Project or other tenants or occupants of the Project or (ii) alter its method of performance of such activity as reasonably possible to ameliorate the disruption affect to the Project and other tenants. Notwithstanding the foregoing, Landlord's consent shall not be required for any cosmetic, decorative or other non-structural alterations or improvements which Tenant intends to make to the interior of the Leased Premises, including, without limitation, power and cabling to work stations, carpet replacement and painting, which do not exceed a cost of $100,000.00 in any lease year or $1,000,000.00 in the aggregate for the Term, and which do not require the issuance of a building permit; provided, however, Tenant shall notify Landlord in writing thirty (30) days prior to commencing any such alterations or improvements. Landlord shall have the right to reasonably inspect and review Tenant's work on a periodic basis to insure compliance with this provision. C. Except as may otherwise be agreed by Landlord in writing at the time of Landlord's granting its consent, all such work, including additions, fixtures and improvements (but excluding moveable office furniture and equipment and other personal property of Tenant) made or placed in or upon the Leased Premises by either Tenant or Landlord shall be and become Landlord's property at the termination of this Lease by lapse of time or otherwise, all without compensation or payment to Tenant. D. Subject to Tenant's rights to contest liens filed against the Leased Premises or the Project as set forth in the next paragraph below, Tenant shall not allow any liens to be filed against the Leased Premises or the Project in connection with the installation of Tenant's Improvements in, or any repair or alteration work to, the Leased Premises performed by Tenant or an Outside Contractor. If any such liens shall be filed, Tenant shall cause the same to be released within thirty (30) days after the filing thereof by bonding or other method acceptable to Landlord. Subject to Tenant's rights to contest liens filed against the Leased Premises or the Project as set forth in the Second paragraph below, if Tenant shall fail to timely cancel or discharge said lien or liens as required above, Landlord, at its sole option, after five (5) days written notice of the estimated charges to be discharged, may cancel or discharge the same and Tenant shall pay to Landlord upon demand, Landlord's cost thereof plus a charge equal to 5% of such costs for administrative cost recovery. Tenant may, at its option, at its own expense and for its sole benefit, in its own name or, if required by law, in the name of the Landlord, as the circumstances may require, before any enforcement action is concluded, contest the validity or amount of any liens upon the Leased Premises or Property by appropriate legal proceedings diligently conducted in good faith. Landlord shall cooperate with Tenant in connection with any such proceedings at no expense or liability to Landlord; provided, however, that in order for Tenant to contest the validity or amount of such liens, Tenant shall have provided a good and sufficient undertaking as may be required or permitted by law to accomplish a stay of any suit to enforce such liens and/or foreclosure of such liens or 40 EXECUTION VERSION shall have deposited into escrow with a trustee (which shall be a title insurance company, bank, or trust company approved by Landlord), as security for the payment of such liens, either cash or a cash substitute or a surety bond, in an amount sufficient to pay the liens, together with all interest that might reasonably arise in connection therewith, and all charges that might reasonably be assessed against or become a charge on the Leased Premises or Property, or any part thereof, in legal proceedings. If at any time the lien claimant is about to sell or foreclose upon the Leased Premises or Property in an attempt to satisfy its liens, Landlord may make written demand on Tenant to pay the contested liens, and Tenant shall promptly pay the liens. In the event Tenant shall fail to pay the liens, after Landlord's demand, then Landlord may draw upon the undertaking deposited by Tenant pursuant to the preceding paragraph and pay the same. Promptly upon the termination of any such legal proceedings, Tenant shall pay any amounts due in respect of the contested liens. Upon the termination of such legal proceedings, any monies deposited as herein above provided, shall be applied to the payment, removal and discharge of the liens, if any, then payable and the interest in connection therewith, and the charges accruing in such legal proceedings, and the balance, if any, shall be paid to Tenant. In the event of any default by Tenant under this section, Landlord is authorized to use any money deposited under this section to pay such liens. Upon completion of any such work costing more than $5,000.00 in each instance, Tenant shall deliver to Landlord evidence of payment, contractors' affidavits and full and final waivers of all liens for, labor, services, or material. Tenant shall indemnify and hold harmless Landlord from all losses, costs, damages, claims and expenses (including reasonable attorneys' fees and costs of suits), liabilities or causes of action arising out of or relating to any alterations, additions or improvements that Tenant or any Outside Contractor makes to the Leased Premises, including any occasioned by the filing of any mechanic's, materialman's, construction or other liens or claims (and all reasonable costs or expenses associated therewith) asserted, filed or arising out of any such work. All materialmen, contractors, artisans, mechanics, laborers and other parties hereafter contracting with Tenant for the furnishing of any labor, services, materials, supplies or equipment with respect to any portion of the Leased Premises are hereby charged with notice that they must look solely to Tenant for payment of same, and Tenant's purchase orders, contracts and subcontracts in connection therewith must clearly state this requirement. Landlord shall have the right at all times to post and keep posted on the Leased Premises any notices permitted or required by Legal Requirements, or that Landlord shall deem proper for the protection of Landlord, the Leased Premises, the Project and any other party having an interest therein, from liens. Tenant acknowledges that Tenant's Improvements are being accomplished for its own account, Landlord having no responsibility or obligation in respect thereof except as otherwise set forth herein and Tenant agreeing that Tenant is not Landlord's agent for purposes of Tenn. Code Ann. § 66-11-102( d), as in effect on the Effective Date. Landlord also may require that Tenant execute and record a "Notice of Non Responsibility," or any equivalent notice which provides that Landlord is not responsible for the payment of any costs or expenses relating to Tenant's Improvements. Without limiting the generality of the foregoing, Tenant shall repair or cause to be repaired at its expense all damage caused by any Outside Contractor, its subcontractors or their employees. Tenant shall reimburse Landlord for any reasonable costs incurred by Landlord to repair any damage caused by any Outside Contractor or any reasonable costs incurred by Landlord in requiring any Outside Contractor's compliance with the rules and regulations. 41 EXECUTION VERSION Additionally, Tenant shall reimburse Landlord for the reasonable out of pocket costs Landlord may incur to have an engineer review all mechanical, structural, electrical, plumbing and life safety systems installed by any Outside Contractor provided, however, that Landlord shall notify Tenant in advance of the estimated cost for such review(s) prior to the commencement of such review(s). E. During the Term, Tenant shall have the right, at Tenant's sole cost and expense, to install and maintain signage with Tenant's name, tradename or logo on or immediately adjacent to the entrance door or doors to the Leased Premises and anywhere within any full floor of the Leased Premises that is located entirely on a single floor of the Building; provided, however, that Tenant's right to install and maintain such signage shall be subject to (i) Tenant's review and Landlord's prior written approval with respect to the dimensions, material, content and design of such signage, which approval shall not be unreasonably withheld, conditioned or delayed; and (ii) all applicable Legal Requirements. Landlord, at Tenant's cost (prorated among all tenants in the directory), shall maintain a physical directory of office tenants in the lobby area of the Building during the Term, and Tenant shall have the right to have its name listed on such directory in a similar style and fashion as allowed other tenants leasing space of similar size. Landlord shall provide space on the ground floor monument sign. If Tenant grows to occupy four (4) full floors in the Building and "top of building'', signage has not been granted to any other tenant, then Landlord will offer Tenant the ability to lease the "top of building" signage. Tenant will pay $100,000 per annum in additional rent for such signage and will be responsible for the cost of fabricating/installing such signage. Landlord has sole discretion and approval rights of the location, size, color, material composition, and plans and specifications of Tenant's signage. To the extent Landlord maintains a searchable electronic directory of office tenants in the lobby area of the Building during the Term, Tenant shall have the right to have its name listed in prominent fashion as consistent with other tenants occupying a full floor of space and/or leasing space of similar size on such directory and its' executives' names (within thirty (30) days of Tenant's provision of the same to Landlord, from time to time, but not earlier than Landlord's installation of such electronic directory) included in such directory for searching purposes. ARTICLE VI. INSURANCE, CASUALTY AND CONDEMNATION Section 6.1 INSURANCE REQUIREMENTS. A. Landlord shall maintain fire and extended coverage insurance on the entire Project (excluding leasehold improvements and the personal property of tenants) and on the Building Standard Improvements in an amount not less than the full insurable value (on a replacement cost basis) thereof above the foundation. Such insurance shall be maintained at the expense of Landlord (which expense is to be included in Operating Expenses) with an insurance company authorized to insure properties in the State of Tennessee. All payments for losses thereunder shall be made solely to Landlord. If the annual premiums to Landlord for such casualty insurance exceed the standard premium rates because of the nature of Tenant's operations, contents 42 EXECUTION VERSION or improvements beyond Building Standard Improvements or because the same result in extra hazardous exposure, then Tenant shall, upon receipt of copies of appropriate premium invoices from the insurance company which properly itemize premium charges and verify the amount of such excess premium attributable specifically and solely to above standard aspects of Tenant's operation, contents or improvements, promptly reimburse Landlord for such increases in such premiums. B. Landlord shall maintain commercial general liability insurance covering its exposures to third party claims of bodily injury, death or property damage arising out of its ownership and operation of the Project. Subject to any other express provision of this Lease, Landlord will assume no liability for incidents that occur in or upon the Leased Premises, nor from the ingress or egress of guests, suppliers, contractors or others associated with Tenant, unless such injury or damage is the result of the willful misconduct or gross negligence of the Landlord found to be the sole responsibility of Landlord. Landlord will purchase such commercial general liability limits as it deems appropriate for its own business activities, but such limits shall be no less, including the use of an excess or umbrella policy (at Landlord's sole option) than $5,000,000 each claim for bodily injury and/or property damage with an annual aggregate of $5,000,000. C. Throughout the Term, Tenant, at its sole cost and expense, shall obtain and maintain in force comprehensive property insurance covering loss from any cause, except those causes specifically excluded by a comprehensive business insurance policy and specifically covering fire with extended coverage insurance (including, without limitation, coverage against water damage, sprinkler flow and sprinkler leakage) and specifically insuring Tenant's interest in its improvements (including Tenant Improvements) and betterments to the Leased Premises performed by Tenant or for Tenant's account and any and all furniture, equipment, supplies and other property owned, leased, held or possessed by it and contained therein, such insurance coverage to be in an amount equal to the full insurable value of such improvements and property. Landlord shall not be responsible for and shall not be obligated to insure against any loss of or damage to any of Tenant's property described in this sub-section (B). All insurance required to be maintained by Tenant under this paragraph shall be effected by valid and enforceable policies (i) issued by insurance companies licensed to do business in the State of Tennessee with a general policyholder's ratings of at least A- and a financial rating of at least VIII in the most current Best's Insurance Reports available on the Commencement Date, or if the Best's ratings are changed or discontinued, the parties shall agree to a comparable method of rating insurance companies; and (ii) that state that such insurance shall not be canceled, non-renewed or coverage materially reduced unless thirty (30) days advance written notice is provided to Landlord. On or before the Commencement Date, and upon reasonable request thereafter, Tenant shall provide evidence of the insurance required by this paragraph on a form acceptable to Landlord. If Tenant fails to provide Landlord with such certificates or other evidence of insurance coverage within fifteen (15) days after Landlord's written demand for same, Landlord may obtain such coverage and Tenant shall reimburse the cost thereof on demand. D. Throughout the Term, Tenant, at its sole cost and expense, shall obtain and maintain in force a policy or policies of (i) worker's compensation insurance satisfying statutory requirements; (ii) Commercial General Liability Insurance (1986 ISO Form or its equivalent including liquor liability provision) in the amount of $2,000,000 per occurrence and $2,000,000 general aggregate, which policy shall insure against claims for bodily injury, death or property 43 EXECUTION VERSION damage occurring in, on or about the Leased Premises; (iii) automobile liability insurance covering owned, hired and non-owned vehicles with liability limits of not less than $2,000,000, coverage for each occurrence and in the aggregate; and (iv) Fire Damage Liability in the amount of $500,000, which policy shall insure against claims for property damage occurring in, on or about the Leased Premises; provided, however~ that Tenant shall carry such greater limits of coverage as Landlord or Landlord's mortgagee may reasonably request, from time to time, if such limits are customarily carried by office tenants in first class office buildings in Nashville, Tennessee and does not require payment of rates per thousand of coverage greater than the base rate paid for such coverage. All insurance required to be maintained by Tenant under this paragraph shall (i) be effected by valid and enforceable policies issued by insurance companies licensed to do business in the state in which the Premises are located with a general policyholder's ratings of at least A and a financial rating of at least VIII in the most current Best's Insurance Reports available on the Commencement Date, or if the Best's ratings are changed or discontinued, the parties shall agree to a comparable method ofrating insurance companies, (ii) name Landlord, Landlord's mortgagee, and Landlord's managing agent as additional insureds, (iii) be primary, and any liability insurance policy maintained by Landlord, if any, shall be secondary and contain a severability of interest clause for all additional insured with no cross suits liability exclusion, and (iv) state that such insurance shall not be canceled, non-renewed or coverage materially reduced unless thirty (30) days advance written notice is provided to Landlord. On or before the Commencement Date, and upon reasonable request thereafter, Tenant shall provide evidence of the insurance required by this paragraph on a form reasonably acceptable to Landlord. If Tenant fails to provide Landlord with such certificates or other evidence of insurance coverage within fifteen (15) days after Landlord's written demand for same, Landlord may obtain such coverage and Tenant shall reimburse the cost thereof on demand. Section 6.2 HOLD HARMLESS. Landlord, its owners, directors, officers, managers, representatives, agents, servants and employees shall not be liable to Tenant, or to Tenant's owners, directors, officers, managers, agents, servants, employees, customers or invitees, for any damage to person or property caused by any act, omission or neglect of Tenant, its owners, directors, officers, managers, agents, servants and employees, and Tenant agrees to indemnify and hold harmless Landlord from all claims or liability and for any such damage. Tenant, its owners, officers, directors, managers, representatives, agents, servants and employees shall not be liable to Landlord, or to Landlord's owners, directors, officers, managers, agents, servants, employees, customers or invitees, for any damage to person or property caused by any act, omission or neglect of Landlord, its owners, directors, officers, managers, agents, servants and employees, and Landlord agrees to indemnify and hold harmless Tenant from all claims or liability for such damage. The indemnifications granted by each of Landlord and Tenant herein are subject to any express provisions to the contrary in this Lease. Section 6.3 WAIVER OF SUBROGATION RIGHTS. Anything in this Lease to the contrary notwithstanding, Landlord and Tenant each hereby waive any and all rights of recovery, claim, action or cause of action, against the other, its agents (including partners, both general and limited), officers, directors, shareholders, customers, invitees, or employees, for any loss or damage that may occur to the Leased Premises, or any improvements thereto, or the Project, or any improvements thereon, or any personal property of such party therein, by reason of fire, the elements or any other cause which is or is required to be insured against under this Lease, regardless of cause or origin, including negligence of the other party hereto, its agents, partners, 44 EXECUTION VERSION shareholders, officers, directors, customers, invitees or employees, and covenants that no insurer shall hold any right of subrogation against such other party. Landlord and Tenant shall advise insurers of the foregoing waiver and such waiver shall be a part of each policy maintained by Landlord and Tenant. Section 6.4 DAMAGES FROM CERTAIN CAUSES. Except for Landlord's willful acts or omissions, or gross negligence, failure to discharge its maintenance, repair or replacement obligations or a breach of Landlord's express warranty obligations hereunder, and subject to the other express provisions of this Lease, Landlord shall not be liable or responsible to Tenant for any loss or damage to any property or person occasioned by theft, fire, casualty, vandalism, acts of God, public enemy, injunction, riot, strike, inability to procure materials, insurrection, war, court order, requisition or order of governmental body or authority, or for any other causes beyond Landlord's reasonable control, or for any damage or inconvenience which may arise through repair or alteration of the Leased Premises, Building, or the Project; provided, however, subject to the provisions of Section 4.4(C) above, Landlord shall not be liable or responsible for any inconvenience or interruption in the conduct of Tenant's business, unless such inconvenience or interruption results from Landlord's willful acts or omissions or negligent acts. Section 6.5 CASUALTY. A. In the event of a fire or other casualty in the Leased Premises, Tenant shall promptly give notice thereof to Landlord upon becoming aware thereof. If the Leased Premises is damaged or destroyed by fire or other casualty so as to render the Leased Premises untenantable in whole or in part, Rent shall abate equitably thereafter as to the portion of the Leased Premises rendered untenantable (based upon the square footage of Rentable Area rendered untenantable) until the earlier to occur of (i) the later to occur of (x) the date Landlord substantially completes that portion of the Base Building and the Building Standard Improvements so damaged that is necessary to make the Leased Premises tenantable, or (y) ninety (90) days after the date Tenant is permitted to commence and prosecute repair of its leasehold improvements for the portion of the Leased Premises so damaged without material interference from Landlord, or (ii) the date the Leased Premises are made tenantable. Notwithstanding the foregoing, if the fire or other casualty is the result of Tenant's negligence or willful misconduct or the negligence or willful misconduct of Tenant's agents, employees, contractors, invitees, licensees, sublessees or assignees, Rent shall not abate. Landlord agrees to commence and prosecute repair of the Building Standard Improvements promptly and diligently, and Tenant agrees to commence and prosecute repair of its leasehold improvements promptly and diligently, subject in each case to delays for insurance adjustments and delays caused by Force Majeure events, zoning laws and building codes then in effect, and to the termination rights set forth below. In the event any portion of the Project is damaged by fire or other casualty, and if such damage is such that Landlord cannot reasonably be expected to substantially complete its repair work within one hundred eighty (180) days after the date of casualty, as reasonably estimated by a responsible contractor selected by Landlord, then Landlord shall have the right to terminate this Lease and all Rent owing under this Lease up to the time of such destruction or termination shall be paid by Tenant and thenceforth this Lease shall cease. Landlord shall give Tenant written notice of its decisions, estimates or elections under this section within sixty (60) days after any such damage or destruction (the "Determination Period"). In the event any portion of the Leased Premises is damaged by fire or other casualty, or if any other portion of the Project is damaged as would render the continuance of Tenant's business from the 45 EXECUTION VERSION Leased Premises impracticable (as reasonably determined by Tenant), and if such damage is such that Landlord cannot reasonably be expected to substantially complete its repair work of the Building Standard Improvements within the Leased Premises within one hundred eighty (180) days after the date of the casualty to the extent necessary to allow Tenant to commence repair of its leasehold improvements, as reasonably estimated by a responsible contractor selected by Landlord, and Landlord has not terminated this Lease as herein provided, then Tenant shall have the right, within thirty (30) days after Landlord delivers the estimate to Tenant of time to restore, to terminate this Lease by giving written notice of termination to Landlord, failing which Tenant shall have waived its right to so terminate the Lease pursuant to this sentence. Notwithstanding anything to the contrary contained in this section, if at the time of any damage to the Leased Premises or to the Project which materially affects Tenant's access to or use of the Leased Premises and requires more than thirty (30) days to repair, less than 1 year remains in the Term, then Landlord or Tenant shall have the right to terminate this Lease. Notwithstanding anything to the contrary in this section, Landlord shall be obligated to restore or rebuild only the portion of the Leased Premises that consists of Building Standard Improvements and only to the condition that existed immediately prior to the casualty, and nothing herein shall be construed to obligate Landlord under any circumstances to repair or restore any of Tenant's leasehold improvements (including the Tenant Improvements) in excess of Building Standard Improvements. Further notwithstanding anything herein to the contrary, in the event the holder of any Encumbrance (defined below) requires that any portion of insurance proceeds be paid to it such that Landlord, in Landlord's sole discretion, would be unable to adequately complete restoration or repair work, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within thirty (30) days after such requirement is made by any such holder, whereupon this Lease shall end on the date of the occurrence of such casualty as if the date of the occurrence of such casualty were the date originally fixed in this Lease for the expiration of the Term. If any such casualty stated in this section occurs, Landlord shall not be liable to Tenant for inconvenience, annoyance, loss of profits, expenses or any other type of injury or damage resulting from the repair or restoration of any damage caused by such casualty, from any repair, modification, arranging or rearranging of any portion of the Leased Premises or any part or all of the Project or from the termination of this Lease as provided in this section; provided, however, that Landlord shall use commercially reasonable efforts exercised in good faith to minimize any inconvenience and interference with Tenant's business operations and use and occupancy of the Leased Premises in connection with Landlord's repair or restoration of the Base Building and Building Standard Improvements. B. Tenant shall promptly report to Landlord in writing any damage to or defective condition in or about the Project or Leased Premises as and when known to Tenant. Section 6.6 CONDEMNATION. A. If (i) all or substantially all of the Leased Premises or of the Project is permanently taken or condemned for any public purposes, or (ii) such portion of the Leased Premises or portion of the Building as would render the continuance of Tenant's business from the Leased Premises impracticable, is permanently taken or condemned for any public purpose, then this Lease, at the option of Tenant upon the giving of notice to Landlord within thirty (30) days from the date Tenant received written notice of such condemnation or taking, shall cease and terminate as described in subsection (C) below. 46 EXECUTION VERSION B. If all or substantially all of the Project, or so much thereof as to cause the remainder not to be economically feasible to operate, as reasonably determined by Landlord (including, without limitation a determination based upon Landlord's failure to receive condemnation awards or proceeds sufficient to repair the Project as required by this section, is permanently taken or condemned for any public purpose, then this Lease, at the option of Landlord upon the giving of notice to Tenant within thirty (30) days from the date Landlord received written notice of such condemnation or taking, shall cease and terminate as described in subsection (C) below. C. If this Lease is terminated pursuant to either subsection (A) or (B) above, this Lease shall cease and expire as if the date of transfer of possession of the Leased Premises, the Project, or any portion thereof to the condemning authority, was the expiration date of this Lease. In the event that this Lease is not terminated by either Landlord or Tenant as aforesaid, Landlord shall, to the extent practical, restore the Leased Premises or Project (as the case may be) to the condition of same prior to such taking. Landlord shall diligently and continually prosecute such repair and restoration of the Leased Premises, or Project, or both (as the case may be), and endeavor to complete restoration of same as soon as reasonably possible under the circumstances, and Landlord shall restore same to an integrated, architectural whole to the extent of any condemnation award received by Landlord. With respect to that portion of the Leased Premises which is so taken or condemned, Tenant shall pay the Base Rental and all other Rent up to the date of transfer of possession of such portion of the Leased Premises so taken or condemned, and this Lease shall thereupon cease and terminate with respect to such portion of the Leased Premises so taken or condemned as if the date of transfer of possession of the Leased Premises was the expiration date of the Term relating to such portion of the Leased Premises. Thereafter, the Base Rental and Tenant's Percentage Share shall be calculated based on the remaining Rentable Area of the Leased Premises not so taken or condemned. D. In the event any taking or condemnation for any public purpose of the Leased Premises or any portion thereof occurs for one hundred eighty (180) days or less, then it shall be deemed a temporary taking, and this Lease shall continue in full force and effect, except that Base Rental and Tenant's Percentage Share shall be calculated based on the Rentable Area of the Leased Premises not so taken for the period of time that the Leased Premises are so taken, Landlord shall be entitled to the proceeds of such taking, and Landlord shall be under no obligation to make any repairs or alterations to the portion so taken. E. If any such taking or condemnation stated in this section occurs, Landlord shall not be liable to Tenant for inconvenience, annoyance, loss of profits, or expenses from any repair, modification, arranging or rearranging of any portion of the Leased Premises or any part or all of the Project or from the termination of this Lease as provided in this section; provided, however, that Landlord shall use commercially reasonable efforts exercised in good faith to minimize any inconvenience and interference with Tenant's business operations and use and occupancy of the Leased Premises in connection with Landlord's repair or restoration of the Base Building and Building Standard Improvements, as applicable. F. All proceeds from any taking or condemnation of the Premises shall belong to and be paid to Landlord; provided, however, that Tenant shall be entitled to the portion of any award for Tenant's unamortized leasehold improvements (such amortization to be made on a 47 EXECUTION VERSION straight-line basis over the Term) and further provided that Tenant may pursue a separate award from the condemning authority for (i) relocation and moving expenses, (ii) compensation for loss of Tenant's business, and (iii) loss of Tenant's personal property. G. Notwithstanding anything herein to the contrary, in the event the holder of any Encumbrance requires that any portion of any award to Landlord be paid to it such that Landlord, in Landlord's reasonable discretion, would be unable to adequately complete restoration or repair work, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within one hundred twenty (120) days after such requirement is made by any such holder, whereupon this Lease shall end on the date of the occurrence of such taking or condemnation as if the date of the occurrence of such taking or condemnation were the date originally fixed in this Lease for the expiration of the Term. ARTICLE VII. ASSIGNMENT AND SUBLETTING Section 7.1 ASSIGNMENT AND SUBLETTING BY TENANT. A. Except as expressly set forth in this Section 7 .1 and in all events subject to the terms and conditions of this Article VII, Tenant shall not, without Landlord's prior written consent (which shall not be unreasonably withheld, conditioned or delayed), (i) assign, convey, mortgage, pledge, encumber, or otherwise transfer (whether voluntarily, by operation of law, or otherwise) this Lease or any interest hereunder; (ii) allow any lien to be placed upon Tenant's interest hereunder; (iii) sublet the Leased Premises or any part thereof; or (iv) permit the use or occupancy of the Leased Premises or any part thereof by anyone other than Tenant. Notwithstanding the preceding subsection (iv), the Tenant shall however be allowed without Landlord consent, to utilize outsourced service vendors which may occupy a portion of the Leased Space (e.g. copy center services) to provide services internally to the Tenant but not to third parties. Any attempt to consummate any of the foregoing without Landlord's consent shall be of no force or effect and shall be an Event of Default under this Lease. For purposes hereof, the transfer of the ownership or voting rights in a controlling interest of the voting stock or ownership interests of Tenant, shall be deemed to be an assignment of this Lease. Notwithstanding the foregoing provisions of this subsection (A), the consent of Landlord shall not be required for any one of the following (each, a "Permitted Transfer"): (i) an assignment of this Lease made in connection with the reorganization, merger or consolidation of Tenant with and/or into any Affiliate; (ii) an assignment of this Lease made in connection with a sale or transfer of a majority of the assets and liabilities of Tenant to an Affiliate (defined below) (a) where Tenant is not the surviving entity; and (b) Landlord has determined, in its reasonable discretion, that such assignee has sufficient credit and financial ability to fully comply with all of the obligations of Tenant (including the payment of Rent) that such assignee seeks to assume from Tenant. Any Permitted Transfer assignee, sublessee, or occupant is a "Pem1itted Transferee". At least thirty (30) days prior to the effective date of any Permitted Transfer, Tenant agrees to furnish Landlord with notice of such transfer, copies of the instruments effecting the same and financial statements (including balance sheets and income statements) certified by any proposed assignee's certified public accountants as true and accurate for the prior two (2) fiscal years and such interim 48 EXECUTION VERSION statements through the then-current fiscal period, all of which shall be in form and substance satisfactory to Landlord in its reasonable discretion. Due to the confidential nature of the information conveyed as required in Sections 7.1 A or B, the Landlord agrees to execute a reasonable Confidentiality Agreement ("CDA") prior to the conveyance of confidential information to the Landlord. "Affiliate" means any person or entity controlling, controlled by, or under common control with, another person or entity. "Control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such controlled person or entity. B. If Tenant should desire to assign this Lease or sublet the Leased Premises or any part thereof to a party other than a Permitted Transferee, Tenant shall give Landlord written notice (the "Lease Notice") (which shall specify the proposed economic terms and duration of the proposed sublease or assignment and shall contain information concerning the business, reputation and creditworthiness of the proposed sublessee or assignee as shall be sufficient to allow Landlord to form a commercially reasonable judgment with respect thereto) of Tenant's desire to sublease or assign at least thirty (30) days in advance of the date on which Tenant desires to make such sublease or assignment. Tenant shall provide Landlord with a copy of the proposed sublease or assignment agreement; financial statements (including balance sheets and income statements) certified by any proposed assignee's certified public accountants, to the extent available, as true and accurate for the prior two (2) fiscal years and such interim statements through the then-current fiscal period in the event of a proposed assignment; and any other reasonably relevant information reasonably requested by Landlord, all as soon as possible thereafter (but in no event less than thirty (30) days from Tenant's request contained in the Lease Notice). Landlord may reasonably consider the following factors in connection with Tenant's request to sublease or assign for any sublease or assignment requiring Landlord's consent (i) in connection with an assignment, any such assignee's creditworthiness as reasonably determined by Landlord; (ii) whether the reputation of the proposed assignee or sublessee, and whether the proposed assignee or sublessee is of a kind that, is that customarily found in first-class office buildings in Nashville, Tennessee, as reasonably determined by Landlord; (iii) whether such sublease or assignment violates any lease agreement with any other tenant or potential tenant with which Landlord has entered into a lease or a letter of intent (as applicable) in the Project, and (iv) whether the use of the Leased Premises by such proposed assignee or sublessee is permitted under this Lease. Without limiting the foregoing, the following shall not be considered as suitable assignees or sublessees: any governmental body, agency or bureau (of the United States, any state, county, municipality or any subdivision thereof); any foreign government or subdivision thereof; any health care professional or health care service organization (provided, however, that this is not intended to exclude any health care consulting business, executive or administrative offices of a hospital company or similar healthcare provider, employment by Tenant of any health care professional in connection with Tenant's provision support services to health care professionals or organizations); schools or similar organizations; employment agencies other than executive or professional search and recruiting firms; radio, television or other communication stations; restaurants; and retailers offering retail services from the Leased Premises. Landlord must respond to Tenant's request for a sublease or assignment requiring Landlord's consent hereunder within fifteen (15) business days after receipt of all of the information required to be supplied by Tenant as set forth above. If Landlord disapproves of a sublessee or assignee as permitted above, Tenant shall not be permitted to effect the proposed 49 EXECUTION VERSION sublease or assignment and this Lease shall continue in full force and effect without such sublease or assignment in effect. C. For any sublease or assignment that is approved by Landlord pursuant to sub-section (A) or (B), the following shall apply and shall be conditions thereto: (i) Each sublessee or assignee shall agree in writing to observe all covenants of this Lease, and no consent by Landlord to an assignment or sublease shall be deemed in any manner to be a consent to (x) a use other than the Permitted Use or (y) an assignment by Tenant of any rights which are otherwise not assignable pursuant to other provisions of this Lease; (ii) At the time of any such assignment or subletting, this Lease is in full force and effect and there is no Event of Default under this Lease on the part of Tenant; (iii) Any such assignment or subletting shall be subject to all the terms, covenants and conditions of this Lease, and any assignee must assume in writing all the rights and obligations of the assignor hereunder; (iv) If the aggregate rent, bonus, or other consideration paid by the assignee or sublessee pursuant to such space sublease or assignment exceeds the sum of (x) Rent to be paid to Landlord by Tenant for such space during the applicable period and (y) the reasonable out-of-pocket third party costs and expenses actually incurred by Tenant under or in connection with such sublease or assignment (including without limitation, the costs for (1) brokerage commissions paid by Tenant with regard to the transfer, (2) reasonable legal fees with regard to the transfer, and (3) expenses of finishing out or renovation of the space involved (but specifically excluding any charges payable to partners, shareholders or employees of Tenant in connection with such sublease or assignment), and (4) free rent provided to an assignee or sublessee), then 50% of such excess shall be paid to Landlord within fifteen (15) days after receipt by Tenant together with all consideration received in connection with such assignment of any such excess. With any payment made by Tenant to Landlord under this clause (iv), Tenant shall furnish Landlord with an accounting prepared and certified to by Tenant of Tenant's determination of the sums owed to Landlord hereunder, which accounting shall be executed by an officer of Tenant knowledgeable of the facts stated therein that to the best of his or her knowledge such accounting of the sums owed to Landlord under this clause (iv) has been determined in accordance with the provisions hereof; (v) Except for a Permitted Transfer, no assignment or subletting by Tenant shall relieve Tenant of any obligations or covenants under this Lease, and Tenant shall remain fully liable hereunder, unless Landlord executes and delivers to Tenant a written release. Notwithstanding the foregoing, in no event shall Tenant be released from any obligation with respect to confidentiality or non-disclosure covenants in connection with a Permitted Transfer; and (vi) A copy of the original sublease or assignment (and all amendments thereto) shall be delivered to Landlord within a reasonable time but not less than fifteen (15) days from the effective date thereof. If the proposed sub lessee or assignee sublease or assignment is approved by Landlord and Tenant fails to enter into the approved sublease or assignment with the approved sublessee or 50 EXECUTION VERSION assignee within one hundred eighty (180) days after the date Tenant submitted its Lease Notice to Landlord, then Landlord's approval of the proposed sublease or assignment shall be deemed null and void and Tenant must comply again with all of the conditions of this section. D. Notwithstanding the giving by Landlord of its consent to any sublease or assignment with respect to the Leased Premises, except for a Permitted Transferee, no sublessee or assignee may exercise any termination options, renewal options, expansion options, rights of first refusal, or similar rights under this Lease except in accordance with a separate written agreement entered into directly between such sublessee or assignee and Landlord. The voluntary or other surrender of the Leased Premises by Tenant or termination of this Lease by Tenant or Landlord shall not work a merger, but, at Landlord's sole option, shall either terminate all existing subleases or subtenancies or shall operate as an assignment to Landlord of all such subleases or subtenancies. E. Any attempted assignment or sublease by Tenant in violation of the terms and covenants hereof shall be void and shall be an Event of Default under this Lease. Any consent by Landlord to a particular assignment or sublease shall not constitute Landlord's consent to any other or subsequent assignment or sublease, and any proposed sublease or assignment by a sublessee or assignee of Tenant shall be subject to the provisions hereof as if it were a proposed sublease or assignment by Tenant. F. Notwithstanding anything to the contrary contained in this section, Tenant shall not be permitted to sublease any portion of the Leased Premises or assign this Lease to any tenant of the Building at the time of such proposed sublease or assignment, unless Landlord is unable to furnish space having the attributes (such as size, term, location within the same elevator bank in the Building, rental rate, etc.) desired by the proposed sublessee or assignee in the Building at the time of the proposed effective date of the proposed sublease or assignment. G. Any improvements, additions, or alterations to the Building that are required by Legal Requirements or are reasonably deemed necessary or appropriate by Landlord, in order to maintain the floor in a manner consistent with the other floors in the Building and to not adversely affect the feasibility of leasing the remainder portion of such floor resulting from any subletting or assignment hereunder, shall be installed and provided by Tenant without cost or expense to Landlord. H. If Tenant requests any consent of Landlord to any assignment or sublease, or otherwise requests any consent or other action on the part of Landlord, and Landlord deems it necessary for any documents to be prepared or reviewed by its counsel, Tenant shall pay all reasonable attorney fees and expenses incurred by Landlord in connection therewith not to exceed $4,000; provided however, ifthe Landlord deems that the nature of the assignment or sublease will require extensive documentation that would cause the attorney fees and expenses to exceed the $4,000 amount then Landlord must notify Tenant in advance with an estimate of the attorney fees and expenses expected to be incurred. I. Without limiting any term or provision of this Lease, Landlord agrees that it shall not prohibit Tenant from subleasing from another Building Tenant, on terms and conditions that are not inconsistent with this Section 7 .1, any Building space that is on a standard office, non- 51 EXECUTION VERSION amenity floor immediately below and adjacent to the lowest Office Space floor, so long as (i) the Building is greater than 95% leased and occupied (by Rentable Area) and (ii) tenancies for no more than 20% of the Building's Rentable Area are subject to natural expiration within three (3) years of such proposed sublease commencement date. Section 7.2 ASSIGNMENTS BY LANDLORD. Landlord shall have the right to transfer and assign, in whole or in part, all its rights and obligations hereunder or in the Project (or any portion thereof); provided that such assignee has agreed in writing to assume the Lease and Landlord's obligations hereunder and no further liability or obligation, shall thereafter accrue against Landlord under or in connection with this Lease. ARTICLE VIII. DEFAULT AND REMEDIES Section 8.1 DEFAULT BY TENANT. The occurrence of any of the following events and the expiration of any corresponding cure periods hereafter described shall constitute an "Event of Default" under this Lease on the part of Tenant: (i) Tenant fails to pay any sum when due to be paid by Tenant under this Lease (including any portion of the Tenant Improvement Allowance required to be repaid hereunder) on the due date; provided however, that for the first time per Lease Year, Landlord shall provide written notice of a delinquent payment to Tenant and an Event of Default shall not have occurred ifTenant remits any delinquent amount within three (3) business days following the date of receipt by Tenant of such notice; or (ii) Tenant fails to cause any contractor's, mechanic's, materialmen's or similar lien filed against the Project or any portion thereof (including the Leased Premises) for any work performed, materials furnished, or obligation incurred by or at the request of Tenant, to be released of record within the time and in the manner required by this Lease unless Tenant posts a bond or other security for such lien acceptable to Landlord; or (iii) Tenant fails, subject to and within the time and manner required by this Lease, to procure, maintain, and deliver to Landlord evidence of, the insurance policies and coverages as required under Article VI of this Lease; or (iv) Tenant fails to comply with the provisions of Section 4.3 of this Lease and does not commence cure promptly, diligently pursue such cure and complete such cure in a reasonable period of time not to exceed sixty (60) days; or (v) Tenant fails, subject to and within the time and manner required by this Lease, to procure, maintain, and deliver to Landlord evidence of, the insurance policies and coverages as required under Article VI of this Lease; or (vi) Tenant assigns its interest in this Lease or sublets any portion of the Leased Premises, except as expressly permitted in this Lease, or Tenant shall otherwise breach the provisions of Article VII of this Lease; or 52 EXECUTION VERSION

(vii) Tenant fails to comply with the provisions of Sections 9 .1 or 9 .2 of this Lease within ten (10) days after receipt of written notice of non-compliance from Landlord or Tenant fails to comply with the provisions of Sections 9.11 or 9.17 of this; or (viii) Tenant breaches any of the other covenants or conditions that Tenant is required to observe and to perform (other than those referred to in subsections (i) - (vi) above), and such breach shall continue for thirty (30) days after Tenant's receipt of notice from Landlord of such breach (unless with respect to any default which cannot be cured within thirty (30) days due to causes beyond Tenant's reasonable control, Tenant, in good faith, after receiving such notice, shall have commenced and thereafter shall continue diligently to perform all action necessary to cure such default); or (ix) Tenant ceases to exist as an entity in good standing in the state of its formation and a successor approved by Landlord is not substituted for Tenant and/or Tenant's qualifications to do business in Tennessee is revoked, terminated or relinquished by the State or Tenant, in each case, which failure of Tenant is not cured within thirty (30) days of written notice from Landlord; or (x) If the interest of Tenant under this Lease is subjected to any attachment, execution, levy or other judicial seizure pursuant to any order or decree entered against Tenant in any legal proceeding that is not stayed (so as to prevent seizure) pending appeal and such order or decree is not vacated or bonded against so as to prevent seizure upon the earlier to occur of thirty (30) days prior to the sale of such interest pursuant to such order or decree or forty five (45) days after entry of the order; or (xi) Tenant fails to continuously occupy the Premises during the term of this Lease and any renewal term. If an Event of Default shall have occurred under this Lease, then or at any time thereafter while such Event of Default continues, Landlord, at Landlord's option, shall have any one or more of the following described remedies in addition to all other rights and remedies provided at law or in equity: (i) Landlord, with or without terminating this Lease, may immediately or at any time thereafter re-enter the Leased Premises and correct or repair any condition which shall constitute a failure on Tenant's part to keep, observe, perform, satisfy or abide by any term, condition, covenant, agreement or obligation of this Lease and Tenant shall fully reimburse and compensate Landlord on demand for the actual and reasonable costs incurred by Landlord in doing so. (ii) Landlord may terminate this Lease and forthwith repossess the Leased Premises and remove all persons or property therefrom, and be entitled to recover forthwith as damages a sum of money equal to the total of (1) the cost of recovering the Leased Premises (including, without limitation, the cost as reasonably estimated to be incurred of attorneys' fees and costs of suit), (2) the cost as reasonably estimated to be incurred by Landlord of any alterations of, or repairs to, the Leased Premises which are necessary or proper to prepare the same for reletting, (3) the unpaid Rent owed at the time of termination, plus interest thereon from due date 53 EXECUTION VERSION at the Interest Rate, (4) the present value of the balance of the Rent for the remainder of the Term less the present value of the fair market rental value (and in computing the fair market rental value the factors taken into account shall include without limitation the market rental concessions and the time necessary to rel et the Leased Premises) of the Leased Premises for said period (in each case using a discount rate of 8% per annum), and (5) any other sum of money and damages owed by Tenant to Landlord. (iii) Landlord may terminate Tenant's right of possession (but not this Lease) and may repossess the Leased Premises by detainer suit or other peaceful means upon reasonable demand and notice to Tenant and without terminating this Lease, and remove all persons or property therefrom, by process of law, in which event Landlord may (and shall be obligated to the extent necessary to mitigate damages in accordance with Tennessee law), relet the Leased Premises or any part thereof for the account of Tenant for such rent and upon such terms as shall be satisfactory to Landlord (however, to the extent Landlord is so required by law to relet the Leased Premises, Landlord shall be under no obligation to relet the Leased Premises in preference to any other space in the Project or on terms unsatisfactory to Landlord). For the purpose of such reletting Landlord is authorized to decorate or to make any repairs, changes, alterations or additions in or to the Leased Premises, or provide leasing inducements or brokerage commissions that may be necessary or convenient (to the extent consistent with Landlord's obligation to mitigate damages), and (1) if Landlord shall fail or refuse to relet the Leased Premises, or (2) if relet and a sufficient sum shall not be realized from such reletting (after paying the unpaid amounts due hereunder earned but unpaid at the time of reletting plus interest thereon at the Interest Rate, the cost of recovering possession (including, without limitation, reasonable attorneys' fees and costs of suit), all of the costs and expenses of such decorations, repairs, changes, alterations and additions and all other expenses of such reletting (including, without limitation, leasing inducements and brokerage commission) and of the collection of the rent accruing therefrom) to satisfy the Rent provided for in this Lease to be paid, then Tenant shall pay to Landlord as damages a sum equal to the amount of the rental reserved in this Lease for such period or periods or, if the Leased Premises have been relet, Tenant shall satisfy and pay any such deficiency upon demand therefor, from time to time, as the same accrues or becomes due. Tenant agrees that Landlord may file suit to recover any sums falling due under the terms of this section, from time to time, on one or more occasions without Landlord being obligated to wait until expiration of the Term, and no delivery or recovery of any portion due Landlord hereunder shall be any defense in any action to recover any amount not theretofore reduced to judgment in favor of Landlord, nor shall such re letting be construed as an election on the part of Landlord to terminate this Lease, unless a written notice of such intention be given to Tenant by Landlord. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach. No such re-entry or termination shall be considered or construed to be a forcible entry if done in accordance with applicable law. Notwithstanding anything in this section to the contrary, Landlord shall be obligated to make reasonable efforts (including those provided above) to mitigate its damages in accordance with applicable law. (iv) From and after the entry of a non-appealable order of possession from a court of proper jurisdiction, Landlord is entitled and is hereby authorized, without any notice to Tenant whatsoever, to enter upon the Leased Premises by use of a master key, a duplicate key, picking the locks, or other peaceable means, and to change, alter, and/or modify the door locks 54 EXECUTION VERSION on all entry doors of the Leased Premises, thereby excluding Tenant, and its officers, principals, agents, employees, visitors and representatives therefrom. In the event that Landlord has either terminated Tenant's right of possession to the Leased Premises pursuant to the foregoing provisions of this Lease, or has terminated this Lease by reason of the Event of Default, Landlord shall not thereafter be obligated to provide Tenant with a key to the Leased Premises at any time; provided, however, that in any such instance, during Landlord's normal business hours and at the convenience of Landlord, and upon the written request of Tenant accompanied by such written waivers and releases as Landlord may require, Landlord will escort Tenant or its authorized personnel to the Leased Premises to retrieve any personal belongings or other property of Tenant. If Landlord elects to exclude Tenant from the Leased Premises without permanently repossessing the Leased Premises or terminating this Lease pursuant to the foregoing provisions of this Lease, then Landlord (at any time prior to permanent repossession or termination) shall not be obligated to provide Tenant a key to re-enter the Leased Premises until such time as all delinquent Rent has been paid in full and all other Events of Default, if any, have been completely cured to Landlord's satisfaction, and Landlord has been given assurance reasonably satisfactory to Landlord evidencing Tenant's ability to satisfy its remaining obligations under this Lease. During any such temporary period of exclusion, Landlord will, during Landlord's regular business hours and at Landlord's convenience, upon written request by Tenant, escort Tenant or its authorized personnel to the Leased Premises to retrieve personal belongings of Tenant or its employees, and such other property of Tenant. Failure of Landlord to declare any default or Event of Default immediately upon occurrence thereof, or delay in taking any action in connection therewith, shall not waive such default or Event of Default, but Landlord shall have the right to declare any such default or Event of Default at any time and take such action as might be lawful or authorized hereunder, either at law or in equity. All rights and remedies of Landlord are cumulative, and the exercise of any one shall not be an election excluding Landlord at any other time from exercise of a different or inconsistent remedy. No exercise by Landlord of any right or remedy granted herein shall constitute or effect a termination of this Lease unless Landlord shall so elect by notice delivered to Tenant. The failure of Landlord to exercise its rights in connection with this Lease or any breach or violation of any term, or any subsequent breach of the same or any other term, covenant or condition herein contained shall not be a waiver of such term, covenant or condition or any subsequent breach of the same or any other covenant or condition herein contained. No notice to Tenant shall be required prior to the exercise of any right or remedy of Landlord under this Lease except to the extent such notice is expressly required by this Lease or applicable law. Section 8 .2 RESERVED. Section 8.3 INSOLVENCY OR BANKRUPTCY The appointment of a receiver to take possession of all or substantially all of the assets of Tenant or any guarantor of any of Tenant's obligations under this Lease, or any general assignment by Tenant for the benefit of creditors, or any action taken or suffered by Tenant or any such guarantor under any insolvency, bankruptcy, or reorganization act, other than an involuntary proceeding that is dismissed or bonded against within sixty (60) days after the filing thereof, shall at Landlord's option, constitute a breach of this Lease by Tenant. Upon the happening of any such event (each being an Event of Default) or at any time thereafter to the extent permitted by applicable law, this Lease shall terminate five (5) days after notice of termination from Landlord to Tenant. In no event shall this Lease be assigned or 55 EXECUTION VERSION assignable in a proceeding in lieu of a bankruptcy and, in no event shall this Lease or any rights or privileges hereunder be an asset of Tenant or any such guarantor under any bankruptcy, insolvency or state law reorganization proceeding. Section 8.4 LANDLORD DEFAULT. In the event that Landlord breaches or fails to comply with any term, provision, condition or covenant of this Lease applicable to Landlord (including but not limited to the provisions of Article Von improvements, maintenance and repair), and such breach or failure continues for more than thirty (30) days following the date of receipt by Landlord of written notice of such breach or failure from Tenant, Landlord shall be in default of this Lease; provided, however, that ifthe nature of Landlord's breach or failure to comply is such that more than thirty (30) days is reasonably required to cure such breach or failure to comply due to causes beyond Landlord's reasonable control, Landlord shall not be deemed to be in default if Landlord, in good faith, commences such cure within such thirty (30)-day period and thereafter diligently pursues and diligently performs all actions necessary to cure such default within a reasonable period of time. Notwithstanding the forgoing cure rights, Landlord shall not be afforded any cure period for breach of Landlord's obligations to provide parking in accordance with Section 4.7. Upon the occurrence of any Landlord default, Tenant, at its option, shall have the right to one of the following remedies, except as otherwise expressly set forth in Exhibit F to this Lease: (i) Tenant may cure such Landlord default itself and bill Landlord for all costs incurred by Tenant supported by paid invoices which Landlord shall pay within thirty (30) days of receipt (after which interest will accrue at the lesser of 12% or the maximum amount allowed by law); provided that prior to Base Rental off-set, Tenant shall provide Landlord written documentation showing such actual costs; (ii) to pursue the remedy of specific performance; or (iii) to seek direct money damages for loss arising from Landlord's failure to discharge its obligations under the Lease. If any final, non-appealable judgment obtained by Tenant against Landlord in a court of competent jurisdiction is not satisfied within forty-five (45) days, Tenant shall have the right, at Tenant's election, to off-set Base Rental against the amount of such judgment. Notwithstanding any term or provision of this section or elsewhere in this Lease to the contrary, Tenant's remedies for Landlord's failure to construct and/or deliver the Base Building, to timely construct and/or deliver the Base Building, or otherwise complete or timely complete Landlord's obligations with respect to construction and completion of the Project shall be limited to the remedies, as may be applicable, expressly set forth in Exhibit F, as the case may be, such remedies being limited to the specific failures or defaults described therein or the sub-parts thereof. Pursuit of any of the above remedies by Tenant after default by Landlord shall not preclude pursuit of any remedy constitute forfeiture or waiver of any payment due to Tenant. No waiver by Tenant of any violation or breach of any of the terms, provision and covenants herein contained shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions, and covenants contained herein. Forbearance by Tenant to enforce one or more of the remedies herein provided upon an Event of Default by Landlord shall not be deemed or construed to constitute a waiver of any other violation or default. Section 8.5 MORTGAGEE PROTECTION. Notwithstanding any other term or provision of this Lease, Tenant agrees to use good faith efforts to give any owner, beneficiary, lessor, or holder of an Encumbrance (defined below) a copy of any notice of default served upon Landlord, provided that prior to such notice Tenant has been notified in writing (by way of notice or assignment of rents and leases, or otherwise) of the address( es) of such Encumbrance owner, beneficiary, lessor, or holder. In no event shall Tenant exercise any right or remedy available to 56 EXECUTION VERSION

Tenant by virtue of Landlord's default unless Tenant has given such Encumbrance owners, beneficiaries, lessors, or holders, as the case may be, at least thirty (30) days after receipt of notice of such default, or such other amount of time as may be reasonably required to cure such default, to cure such default. If an Encumbrance owner, beneficiary, lessor, or holder shall succeed to the interest of Landlord under this Lease, such Encumbrance owner, beneficiary, lessor, or holder shall not be: (i) liable for any act or omission of any prior lessor (including Landlord); (ii) bound by any Rent or advance Rent which Tenant might have paid for more than the current month to any prior lessor (including Landlord), and all such Rent shall remain due and owing, notwithstanding such advance payment; (iii) bound by any security or advance deposit made by Tenant which is not delivered or paid over to such Encumbrance owner, beneficiary, lessor, or holder and with respect to which Tenant shall look solely to Landlord for refund or reimbursement; (iv) bound by any termination, amendment or modification of this Lease made without such Encumbrance owner's, beneficiary's, lessor's, or holder's consent and written approval, except for those terminations, amendments and modifications permitted to be made by Landlord without such Encumbrance owner's, beneficiary's, lessor's, or holder's consent pursuant to the express, written agreement(s) between Landlord and such Encumbrance owner, beneficiary, lessor, or holder; (v) subject to the defenses which Tenant might have against any prior lessor (including Landlord), except to the extent that the basis upon which such defense is asserted has arisen after the Encumbrance owner or holder has acquired possession; and (vi) subject to the offsets which Tenant might have against any prior lessor (including Landlord) except for those offset rights which (x) are expressly provided in this Lease, (y) relate to periods of time following the acquisition of the Project (or any portion thereof) by such Encumbrance owner, beneficiary, lessor, or holder, and (z) Tenant has provided written notice to such Encumbrance owner, beneficiary, lessor, or holder and provided such Encumbrance owner, beneficiary, lessor, or holder a reasonable opportunity to cure the event giving rise to such offset event. Except for liabilities, responsibilities and claims arising and accruing during its period of ownership no Encumbrance owner, beneficiary, lessor, or holder shall have any liability or responsibility under or pursuant to the terms of this Lease or otherwise after it ceases to own an interest in the Project. Except as expressly set forth in Section 9.l(E), nothing in this Lease shall be construed to require an Encumbrance owner, beneficiary, lessor, or holder to see to the application of the proceeds of any loan, and Tenant's agreements set forth herein shall not be impaired on account of any modification of the documents evidencing and securing any loan. Section 8.6 LIABILITY LIMITATION. Tenant specifically agrees to look solely to Landlord's (or its successors') interest in the Project and the Project's accounts for the recovery of any judgment from Landlord, it being agreed that Landlord and Landlord's owners (direct or indirect, general or limited), directors, managers, officers, employees, and representatives shall never be personally liable for any such judgment. The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or Landlord's successors in interest, or to maintain any suit or action in connection with enforcement of collection of amounts which may become owing or payable under or on account of insurance maintained by Landlord. In no event shall either party be liable to the other for lost profits, business interruption or any other type of incidental, consequential or special damages for any reason, including in connection with the making of repairs or alterations to the Leased Premises or other portion of the Project; failure to provide or interruption of services; failure to make repairs, injury to person or property; or other exercise of Landlord's rights under this Lease. 57 EXECUTION VERSION ARTICLE IX. MISCELLANEOUS Section 9.1 SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT. A. Except as provided in sub-section (E) below and subject to the Tenant's non- disturbance and other rights expressly set forth in such subsection (herein the "Tenant's Non disturbance Rights."), this Lease and all rights of Tenant hereunder are and shall be subject and subordinate to (i) the lien, title and interest of any deed of trust, mortgage, deed to secure debt, or other instrument in the nature thereof (including fixture filings) that may now or hereafter affect Landlord's estate or interest in and to the Project (or any portion thereof) and to any other instrument encumbering the fee title of the Project (or any portion thereof) and to all advances thereunder and any modifications, renewals, consolidations, extensions, or replacements thereof; (ii) all ground leases that may now or hereafter affect the Project (or any portion thereof); and (iii) the declaration of condominium for the Building (each, an "Encumbrance"). B. Subsection (A) above shall, subject to the Tenant's Non-disturbance Rights, be self-operative, and no further instrument of subordination shall be required by the holder of any Encumbrance. In confirmation of such subordination, Tenant shall, upon demand, at any time or times, execute, acknowledge and deliver to Landlord, the owner, beneficiary, lessor, or holder under any such Encumbrance, without expense, any and all commercially reasonable instruments consistent with the Tenant's Non-disturbance Rights that may be reasonably requested by Landlord, such owner, beneficiary, lessor, or holder to evidence the subordination of this Lease and all rights hereunder to any such Encumbrance, and each advance thereunder and any such renewal, modification, consolidation, replacement and extension thereof. C. Tenant shall, upon demand of Landlord, at any time or times, execute, acknowledge and · deliver to Landlord, the owner, beneficiary, lessor, or holder of any Encumbrance, without expense, any and all instruments that may be necessary to make this Lease superior to any such Encumbrance and each renewal, modification, consolidation, replacement and extension thereof. D. If the owner, beneficiary, lessor, or holder of any Encumbrance shall hereafter succeed to the rights of Landlord under this Lease, whether through possession (including deed in lieu of foreclosure) or foreclosure action or exercise of private power of sale or delivery of a new lease, such succession shall be subject to such party recognizing the Tenant as its tenant and honoring the terms of the Lease and subject further to the Tenant's Non-disturbance Rights as more fully described in Section E below. Tenant shall, at the option of such owner, beneficiary, lessor, or holder, attom to and recognize such successor as Tenant's landlord under this Lease as of the date of such succession to Landlord's interest and shall promptly execute and deliver any commercially reasonable instrument consistent with the Tenant's Non-disturbance Rights that may be necessary to evidence such attomment. Upon such attomment, this Lease shall continue in full force and effect as a direct lease between such successor Landlord and Tenant, subject to all of the terms, covenants, and conditions of this Lease. E. Tenant's subordination of this Lease to any future Encumbrance (including the Building construction lender's construction deed of trust) is conditioned upon Landlord's 58 EXECUTION VERSION delivering to Tenant a commercially reasonable subordination, non-disturbance and attornment agreement consistent with the Tenant's Non-disturbance Rights signed by any owner, beneficiary, lessor, or holder of any such future Encumbrance on such owner's, beneficiary's, lessor's, or holder's approved form (with appropriate modifications, if appropriate, to recognize the Tenant and its rights under the Lease and consistent with the Tenant's Non-disturbance Rights, provided that Tenant has first signed such agreement within ten (10) days of the provision thereof to Tenant as required by such owner, beneficiary, lessor, or holder. Such agreement shall provide Tenant with an agreement, in recordable form, stating that such owner, beneficiary, lessor, or holder, as the case may be, shall not disturb Tenant's occupancy of the Leased Premises and shall recognize Tenant's rights under this Lease in the event of a foreclosure of such Encumbrance or a transfer in lieu of foreclosure or a termination of or default under such ground lease (as the case may be), provided that there is not then an Event of Default under this Lease and that such owner, beneficiary, lessor, or holder is not responsible or financially accountable in any way for any default or failure on the part of any prior landlord under this Lease. In addition, with respect to the Building's construction lender (or any other party obligated or becoming obligated to provide or refund funds to the Tenant), such agreement with the applicable party shall require that, in the event of a foreclosure of such Encumbrance or a transfer in lieu of foreclosure before full funding of Tenant's Improvement Allowance and payment of the commission due the Brokers in connection with the Initial Term (or full payment of any other obligations due to or on behalf of Tenant under the Lease), such lender shall assume the obligation to fund such amounts pursuant to the terms and conditions of this Lease and any related commission agreements. Section 9.2 ESTOPPEL CERTIFICATES. Tenant shall at any time (but no more than once per calendar year), upon not less than twenty (20) days' prior written request, execute and deliver in form and substance reasonably satisfactory to Landlord and any Encumbrance holders or any proposed Encumbrance holders or purchasers of the Project or any interest therein, as directed by Landlord, an estoppel certificate certifying (to the extent known and actually true): (a) the Commencement Date and the Expiration Date; (b) the date to which Rent has been paid; ( c) that Tenant has accepted the Leased Premises and that all improvements required to be made by Landlord have been satisfactorily completed (or if not so accepted or completed, the matters objected to by Tenant); ( d) that this Lease is in full force and effect and has not been modified or amended (or if modified or amended, a description of same); ( e) that there are no defaults by Landlord under this Lease nor any existing condition that with the giving of notice, the passage of time or both, would constitute a default; (f) that any tenant improvement allowance or other concession owed to Tenant has been received; (g) that Tenant has received no notice from any insurance company of any defects of inadequacies in the Leased Premises; (h) that Tenant has no options or rights other than as set forth in this Lease or any amendment hereto; (i) that there are no disputes as to any obligations or monetary requirements under the terms of the Lease; and G) such other matters as Landlord or the beneficiary of such estoppel certificate may reasonably request. To the extent any such matter is not known or not true as contained in the proposed estoppel form delivered to Tenant, Tenant shall be allowed to so indicate, provide any appropriate explanation and modify such form appropriately to accurately reflect such information. If such estoppel certificate is to be delivered to a purchaser of the Project, provided that it contains provisions whereby such purchaser recognizes Tenant as its tenant and honoring the terms of the Lease and that such purchaser acknowledges and agrees to the Tenant's Non-disturbance Rights, it shall further include the agreement of Tenant to attom to such purchaser as Landlord under this Lease, and thereafter to pay Rent to the purchaser or its designee in accordance with the terms of this 59 EXECUTION VERSION Lease. Tenant acknowledges that any purchaser or prospective mortgagee of the Project may rely upon such estoppel letter and that Landlord may incur substantial damages by reason of any failure on the part of Tenant to provide such letter in a timely manner. Section 9 .3 SECURITY. "Tenant Security Requirements" shall mean that Tenant requires advance notification of Landlord's intent to enter the Premises, except in emergency situations. At all times, Landlord's representatives shall be prepared to provide proper identification. Non-Landlord parties, including, but not limited to, potential buyers, mortgagees, invitees, guests or potential tenants, shall be accompanied by an employee of Tenant at all times while within the Premises. If Landlord intends to show the Premises to prospective tenants, Landlord shall additionally provide Tenant the name of the prospective tenant, and, if the prospective tenant is determined to be a Competitor of Tenant, Tenant shall, at Tenant's option, have at least 72 hours to make any arrangements to further secure the Premises prior to the tour of the prospective tenant of the Premises. Tenant acknowledges and agrees that Landlord shall not be liable to Tenant or to any owner, employee, contractor, agent, guest, invitee, or customer of Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant (or any owner, employee, contractor, agent, guest, invitee, or customer of Tenant) in connection with any unauthorized entry into the Leased Premises or any other breach of security with respect to the Leased Premises, unless such unauthorized entry or other security breach is the result of Landlord's willful acts, omissions or gross negligence. Section 9.4 PARTY APPROVALS. Tenant represents and warrants that all consents and approvals required (including from its Board of Directors or shareholders, as necessary) for the execution, delivery and performance of this Lease have been obtained and that Tenant has the right and authority to enter into and perform its covenants contained in this Lease. Likewise, Landlord represents and warrants that all consents and approvals for the execution, delivery and performance of this Lease have been obtained and that Landlord has the right and authority to enter into and perform its covenants contained in this Lease. Section 9.5 SEVERABILITY; USURY SAVINGS CLAUSE. If any term or provision of this Lease, or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby. Each provision of this Lease shall be valid and shall be enforceable to the extent permitted by law. Notwithstanding anything to the contrary in this Lease, the effective rate of interest on any sum set forth in this Lease shall not exceed the lawful maximum rate of interest permitted to be accrued or collected. Without limiting the generality of the foregoing, in the event any interest accrued or collected hereunder results in an effective rate of interest higher than that lawfully permitted to be accrued or collected, then such interest rate shall be reduced to the lawful maximum interest rate permitted to be accrued or collected by applicable law, and any amount previously paid or paid in the future which would exceed the highest lawful rate shall be applied to a reduction of Base Rental (without premium or penalty) and not to the payment of interest. Section 9.6 NON-WAIVER. No failure or delay of Landlord or Tenant in any one instance to exercise any remedy or power given it herein or to insist upon strict performance by the other of any obligation imposed on it herein in any other instance shall constitute a waiver or a modification of the terms hereof by the non-performing party in any one instance or any right it 60 EXECUTION VERSION has herein to demand strict compliance with the terms hereof by the non-performing party in any other instance. Additionally, no express written waiver by Landlord or Tenant shall affect any condition other than the condition specified in such express written waiver and only for the time and in the manner specifically stated. A receipt by Landlord of any Rent with knowledge of the breach of any covenant or agreement contained in this Lease shall not be deemed a waiver of such breach, and no waiver by Landlord or Tenant of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by the waiving party. No payment by Tenant or receipt by Landlord of a lesser amount than the Rent due under this Lease shall be deemed to be other than an account of the earliest Rent due hereunder, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or pursue any other remedy in this Lease provided. No course of conduct between Landlord and Tenant, and no acceptance of the keys to or possession of the Leased Premises before the termination of the Term by Landlord or any employee of Landlord shall constitute a waiver of any such breach or of any term, covenant or condition of this Lease or operate as a surrender of this Lease. All of the remedies permitted or available to Landlord or Tenant under this Lease, or at law or in equity, shall be cumulative and not alternative and the exercise of any such right or remedy shall not constitute a waiver or election of remedies with respect to any other permitted or available right or remedy. Section 9.7 NOTICES. All notices, requests, demands, tenders and other communications under this Lease shall be in writing. Any such notice, request, demand, tender or other communication shall be deemed to have been duly given when actually delivered, or the next business day following delivery to a nationally recognized commercial courier for next business day delivery, to the address for each party set forth in the Lease Summary. Rejection or other refusal to accept, or inability to deliver because of changed address of which no notice was given, shall be deemed to be receipt of such notice, request, demand, tender or other communication. Any party, by written notice to the other party in the manner herein provided, may designate an address different from that stated herein. Section 9.8 SUCCESSORS. This Lease shall be binding upon and inure to the benefit of Landlord, its successors and assigns, and shall be binding upon and inure to the benefit of Tenant, its successors and, to the extent assignment may be approved by Landlord hereunder, Tenant's assigns. Section 9.9 EXHIBITS; ENTIRETY; CONSTRUCTION. All exhibits, schedules, and addenda now attached, or hereafter attached, to this Lease, by mutual agreement pursuant to the Special Stipulation or otherwise, are incorporated herein and are made a part of this Lease. Except for that certain letter agreement dated on or about the same date as this Lease pertaining to the Landlord's reimbursement of expenses incurred by Tenant for architectural services pertaining to "test-fit" analysis ("the "Test-Fit" Letter"), this Lease constitutes the entire agreement between Landlord and Tenant. Except for the Test-Fit Letter, no prior or contemporaneous promises, inducements, representations or agreements, oral or otherwise, between the parties hereto not embodied herein shall be binding or have any force or effect. Tenant will make no claim on account of any representations whatsoever, whether made by any renting agent, broker, officer or other representative of Landlord or which may be contained in any circular, prospectus or advertisement relating to the Leased Premises or the Project, or otherwise, unless the same is 61 EXECUTION VERSION explicitly set forth in this Lease. The parties acknowledge that each party to this Lease has been represented by counsel and that such counsel have participated in the negotiation and preparation of this Lease. This Lease shall be construed without regard to any presumption or rule requiring that it be construed or constructed against the party who has caused the Lease to be drafted. When used herein, (i) the singular shall include the plural, and vice versa, and the use of the masculine, feminine or neuter gender shall include all other genders, as appropriate; and (ii) "include'', "includes" and "including" shall be deemed to be followed by "without limitation" regardless of whether such words or words of like import in fact follow the same. Section 9.10 FINANCIAL STATEMENTS. If Tenant ceases to be a publicly traded company, then Tenant shall have an obligation to provide financial statements to Landlord no less frequently than annually. Section 9.11 CONFIDENTIALITY; MEDIA. Landlord and Tenant acknowledge that the other party's financial, operational, and other non-public information provided to it by the other party or otherwise obtained by it in connection with the negotiation and preparation of and performance under this Lease is confidential, except to their respective board of directors, legal counsel, financial advisers, professional advisors and other consultants in connection with negotiating and finalizing this Lease. Landlord and Tenant agree not to disclose any such confidential information to any other person, firm, or enterprise or use (directly or indirectly) any such information for its own benefit or the benefit of any other party, except as may be required by any Governmental Authority or any Legal Requirement so long as the non-disclosing party has received written notice of such requirement reasonably in advance of such disclosure. Additionally, no press releases or other announcements shall be made by Landlord or Tenant related to the Lease without the written consent of both Landlord and Tenant as to the timing and content of the same. Section 9.12 FORCE MAJEURE. Landlord and Tenant (except with respect to the payment of Rent or any other monetary obligation of either Landlord or Tenant under this Lease) shall be excused for the period of any delay and shall not be deemed in default with respect to the performance of any of the terms, covenants and conditions of this Lease when prevented from so doing by a cause or causes beyond Landlord's or Tenant's (as the case may be) reasonable control (each, a "Force Majeure"), which shall include, without limitation, all labor disputes, governmental regulations or controls, fire or other casualty, inability to obtain any material or services, pandemics and acts of God. Section 9.13 AMENDMENTS. This Lease may not be altered, changed or amended, except by an instrument in writing, signed by both parties hereto. Section 9.14 BROKERS. Tenant represents and warrants that Tenant did not engage a broker and Landlord agreed to provide Tenant the brokerage fee equivalent as additional Tenant Improvement Allowance set forth in the Lease Summary. Tenant hereby indemnifies and holds harmless Landlord and any broker employed by Landlord from any claims of any other broker(s) claiming a commission in connection with this Lease, or any renewal, extension or any type of option relating to this Lease, resulting from the actions of Tenant. Landlord represents and warrants that Landlord has dealt with and only with the Brokers named in the Lease Summary in connection with this Lease and Landlord hereby indemnifies and holds harmless Tenant from any claims of Brokers and any other broker(s) claiming a commission in connection with this Lease, 62 EXECUTION VERSION or any renewal, extension or any type of option relating to this Lease, resulting from the actions of Landlord. Section 9.15 PATRIOT ACT. Neither Tenant nor any of Tenant's, directors, officers, or any other constituent or affiliate entities is identified on the list of specially designated nationals and blocked persons subject to financial sanctions that is maintained by the U.S. Treasury Department, Office of Foreign Assets Control and any other similar list maintained by the Office of Foreign Assets Control pursuant to any authorizing United States law, regulation or Executive Order of the President of the United States nor is Tenant subject to trade embargo or economic sanctions pursuant to any authorizing United States law, regulation or Executive Order of the President of the United States. The execution of this Lease by Tenant will not violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto. In addition, Tenant warrants, represents and covenants that Tenant is not an entity or person (i) that is listed in the Annex to, or is otherwise subject to the provisions of Executive Order 13224 issued on September 24, 2001 ("E013224"), (ii) whose name appears on the United States Treasury Department's Office of Foreign Assets Control ("OFAC") most current list of "Specifically Designed National and Blocked Persons" (which list may be published from time to time in various mediums including, but not limited to, the OFAC website, http:www.treas.gov/ofac/tllsdn.pdf), (iii) who commits, threatens to commit or supports "terrorism", as that term is defined in EO 13224, or (iv) who is otherwise affiliated with any entity or person listed in subparts (i)-(iv) above (any and all parties or persons described in subparts (i) - (iv) above are herein referred to as a "Prohibited Person"). Tenant covenants and agrees that Tenant will not knowingly (i) conduct any business, nor engage in any transaction or dealing, with any Prohibited Person, including, but not limited to, the making or receiving of any contribution of funds, goods, or services, to or for the benefit of a Prohibited Person, or (ii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in EO 13224. Tenant further covenants and agrees to deliver (from time to time) to Landlord any such certification or other evidence as may be reasonably requested by Landlord, confirming that Tenant (i) is not a Prohibited Person, (ii) has not knowingly engaged in any business, transaction or dealings with a Prohibited Person, including, but not limited to, the making or receiving of any contribution of funds, goods, or services, to or for the benefit of a Prohibited Person, and (iii) is not, or shall not become, a person or entity whose activities are regulated by the International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001 or the regulations or orders thereunder. Section 9.16 WAIVER OF WRY TRIAL; COUNTERCLAIMS. TO THE MAXIMUM EXTENT PERMITTED BY LAW, LANDLORD AND TENANT EACH WAIVE ANY RIGHT TO TRIAL BY WRY IN ANY LITIGATION OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE ARISING OUT OF OR WITH RESPECT TO THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO. IT IS FURTHER MUTUALLY AGREED THAT IN THE EVENT LANDLORD COMMENCES ANY PROCEEDING OR ACTION FOR POSSESSION, INCLUDING A SUMMARY PROCEEDING FOR POSSESSION OF THE PREMISES, TENANT WILL NOT INTERPOSE ANY COUNTERCLAIM OF WHATEVER NATURE OR DESCRIPTION IN ANY SUCH PROCEEDING, EXCEPT FOR STATUTORY MANDATORY COUNTERCLAIMS. 63 EXECUTION VERSION Section 9.17 NO RECORDING AND NON-DISCLOSURE. Landlord and Tenant agree not to record this Lease. Additionally, except as required by Legal Requirements or for financial reporting purposes, Landlord and Tenant shall not disclose the terms of this Lease to any third party; provided, however, without Tenant's prior written consent, Landlord shall be permitted to disclose the terms of this Lease to (i) Landlord's owners, directors, managers, and officers and Landlord's affiliates and property managers, (ii) any current or prospective holder of any Encumbrance or voluntary lien on the Project or any portion thereof or interest therein, (iii) any prospective purchaser or other transferee of the Project or any portion thereof or interest therein, and (iv) Landlord's professional advisors (including legal counsel, accountants, and insurance brokers); provided further, however, without Landlord's prior consent, Tenant shall be permitted to disclose the terms of this Lease to (i) Tenant's professional advisors (including legal counsel, accountants, and insurance brokers); (ii) any prospective or permitted assignee, sublessee or other transferee of Tenant's interest under this Lease; and (iii) Tenant's owners, directors, managers, and officers. Notwithstanding anything to the contrary contained in this Lease, any breach by Landlord or Tenant of the provisions of this section shall not be a default under the terms of this Lease, and the non-defaulting party's sole remedy shall be to commence actions at law or in equity for an injunction (without the necessity for bond) or to recover damages suffered by such party on account of the breach and to recoup all costs and expenses (including attorney fees) incurred by the non-defaulting party in connection with such breach. Section 9 .18 TIME. Time is of the essence in this Lease. Except to the extent expressly provided to the contrary in this Lease, all references to days in this Lease shall refer to calendar days. All references to "Business Days" or "business days" in this Lease mean days that banks are open for business in Nashville, Tennessee. If any date, deadline, milestone, or period provided in this Lease ends on a Saturday, Sunday or legal or bank holiday (as observed in Nashville, Tennessee), the applicable period shall be extended to the first Business Day following such Saturday, Sunday or legal or bank holiday (as observed in Nashville, Tennessee). Section 9.19 NO RELATIONSHIP OTHER THAN LANDLORD AND TENANT!--This Lease shall not be deemed or construed to create or establish any relationship (other than that of landlord and tenant) or partnership or joint venture or similar relationship or agreement between Landlord and Tenant hereunder. Section 9.20 GOVERNING LAW; ATTORNEY FEES. This Lease is a Tennessee contract, and all of the terms hereof shall be construed according to the laws of the State of Tennessee. In the event Tenant or Landlord defaults in the performance of any of the terms, covenants, agreements or conditions contained in this Lease and the non-defaulting party places the enforcement of this Lease, or any part thereof, or the collection of any sums due, or to become due hereunder, or recovery of the possession of the Leased Premises, in the hands of an attorney, or files suit upon the same, the defaulting party agrees to pay the non-defaulting party all costs and expenses (including reasonable attorney fees and third-party expert fees) actually incurred by the non-defaulting party if the non-defaulting party prevails in connection with such enforcement or, in the event suit is necessary, if such suit is successful. Section 9.21 COUNTERPARTS. This Lease may be executed in multiple counterparts, by exchange of facsimile or pdf copies, each of which shall constitute an original instrument, but all of which shall constitute one and the same agreement. 64 EXECUTION VERSION

Section 9.22 NO RESERVATION OR OPTION. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or an option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

[Signature page follows]

65

EXECUTION VERSION

[Signature page to Office Lease Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the Effective Date.

LANDLORD:

1600 West End Avenue Partners, LLC,
a Tennessee limited liability company

By: [signature]
Name: Christopher A. Brown
Title: President

66
EXECUTION VERSION

[Signature page to Office Lease Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the Effective Date.

TENANT:

Cumberland Pharmaceuticals Inc.,
a Tennessee corporation

By: ______________________
Name: AJ Kazimi
Title: CEO

67

EXECUTION VERSION

Addendum 1

Right of First Offer

In order to accommodate Tenant's future expansion of the business, Landlord hereby grants to Tenant throughout the Term of the Lease a right of first offer with respect to any rentable space immediately on the same floor and contiguous to the Office Space (the "Offer Space") not otherwise a part of the Leased Premises at the time of the Offer Notice (defined below), all upon the terms and conditions set forth in this addendum and provided that there is no existing Event of Default at the time the Offer Notice is given or at the time the Offer Space is delivered to Tenant (the "Right of First Offer"). Such Right of First Offer shall be a continuous Right of First Offer for the contiguous floor below Tenant's Leased Premises and, subject to and subordinate to the rights of other tenants, for the contiguous floor above Tenant's Leased Premises. As used herein, "available" means that the space is not subject to any rights of other tenants to lease the same either (i) in effect as of the date of this Lease; or (ii) granted in any lease executed after the date of this Lease where Tenant has not exercised the foregoing right of first offer. Further, space shall not be deemed available if Landlord elects to renew the lease of the tenant then in occupancy. Tenant's Right of First Offer shall terminate upon sublease of the Premises or assignment of the Lease and shall not be assignable to any sublessee or assignee.

Landlord shall notify Tenant in writing within thirty (30) days after the Offer Space becomes available to lease, or at Landlord's option, such earlier time as Landlord shall be in a position to project when the Offer Space will be available to lease, advising Tenant of such projected date. Tenant shall then have fifteen (15) days in which to notify Landlord in writing exercising Tenant's right to lease the Offer Space on the terms described herein. If Tenant exercises the right to lease the Offer Space, said lease and the rent on the Offer Space shall commence the later of thirty (30) days after Tenant's notice exercising the right, or the date the Offer Space is available for occupancy, and shall continue for the duration of the Term of the Lease (including the Renewal Term if the Renewal Option is exercised).

Notwithstanding anything to the contrary contained herein, if Tenant does not exercise its Right of First Offer with respect to any Offer Space offered by Landlord to Tenant pursuant to this addendum, Tenant's Right of First Offer covering such Offer Space is and shall be subject and subordinate to any renewal rights, expansion rights, rights of first offer or similar rights thereafter granted to any tenants of the Building with respect to such Offer Space, as an inducement for such tenants to enter into their leases with Landlord, all of which rights Landlord may give such tenants in its sole discretion.

The Offer Space leased by Tenant pursuant to this addendum shall be leased on and subject to the following terms and conditions: (i) the Offer Space shall be delivered in its as-is, where-is condition, unless otherwise agreed to in writing by Landlord and Tenant, and shall become a part of the Leased Premises and the Term shall commence as to such Offer Space, effective upon the earlier of (x) Tenant's substantial completion of Tenant's improvements to the Offer Space (performed in compliance with the provisions of Exhibit F), (y) Tenant's occupancy of the Offer Space for the Permitted Use, or (z) 120 days from Landlord's delivery of the Offer Space to Tenant; (ii) Tenant's lease of the Offer Space shall be coterminous with the Term; (iii) the Base Rental rate per square foot of Rentable Area of the subject Offer Space shall be the rate set forth in this Lease;

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(iv) Tenant's Proportionate Share shall be correspondingly increased and Tenant shall be responsible for any increases in Rent because of such increased Proportionate Share; and (v) Tenant shall be afforded a tenant improvement allowance applicable to the Offer Space of $62.00 per square foot of Rentable Area within the Offer Space as the Tenant Improvement Allowance, reduced in proportion to the then-remaining portion of the Term (excluding, for clarification, any non-available or non-exercised Renewal Terms) (an "Offer pace Improvement Allowance"), which shall be paid in the same fashion and pursuant to the same restrictions as the Tenant Improvement Allowance. Any work required for Tenant's occupancy of the Offer Space shall be subject to the requirements, and completed in the same manner, as the Tenant's Improvements set forth in the Work Letter. Promptly after the exercise of the Right of First Offer pursuant to the terms hereof, Tenant and Landlord shall execute an amendment to this Lease in form mutually agreed to by Landlord and Tenant, each acting reasonably, which amendment shall delineate and describe the Offer Space added to this Lease thereby and any terms specific thereto. Tenant may not assign the Right of First Offer, and no sublessee or assignee of Tenant may exercise a Right of First Offer. The Right of First Offer shall terminate upon and Event of Default by Tenant. Without limiting any term or provision of this addendum (including the terms of Landlord's delivery of Offer Space), Landlord shall not be liable for failure to give possession of any Offer Space by reason of any holding over or retention of possession by any previous tenants or occupants of such Offer Space (or any portion thereof), nor shall such failure impair the validity of this Lease (however, in the event of any such holding over, the Term shall not commence as to the applicable Offer Space until Landlord actually delivers possession). Landlord does agree, however, to use reasonable diligence to deliver possession of the applicable Offer Space in accordance with the provisions of this addendum and, ifrequested by Tenant, and if (but only it) substitute space is available for Tenant's use in the Building (as reasonably determined by Landlord) containing approximately the same number of square feet of Ren table Area as the Offer Space subject to the holdover, Landlord shall permit Tenant to utilize such space in its as-is condition, and Landlord and Tenant shall not make any alterations or improvements thereto and Tenant shall not be entitled to any allowances with respect thereto) for so long as such space is available (the "Offer Substitute Space"). Tenant shall be obligated to pay Base Rental for the Offer Substitute Space at the lesser of (i) the rate Tenant is obligated to pay for the Offer Space as determined pursuant to this addendum, and (ii) the rate currently being charged by Landlord for a comparable space in the Building. Tenant shall have the Offer Substitute Space until that portion of the Offer Space occupied by the previous tenant is made available to Tenant, at which time Tenant shall relocate (at its cost and expense) to the Offer Space and the Offer Substitute Space shall be returned to Landlord in a broom-clean condition at least comparable to the condition of such Offer Substitute Space upon delivery to Tenant, subject only to reasonable wear and tear. 69 EXECUTION VERSION EXHIBIT A Description of the Land The land on which the "Office Tower" is actually located (which Tenant acknowledges is an approximate, and not exact, location of such land), which land is a portion of the following described parcel on which the Project is located: Land in Davidson County, Tennessee, being Lot No. 1 on the Plan of West End Summit ofrecord in Instrument Number 20080702-0068641, in the Register's Office for Davidson County, Tennessee, to which Plan reference is hereby made for a more complete description of the property. 70 EXECUTION VERSION EXHIBIT B-1 Premises Floor Plans and Drawings as Existing as of the Date of Execution of this Lease Floor 13 71 EXECUTION VERSION EXHIBIT B-2 Building Amenities Floor Plan As of the Effective Date, Landlord will provide amenities within the Building as outlined below. Notwithstanding these planned locations for the amenities, Landlord shall have, at its sole discretion, the right to relocate the amenities prior to the commencement of or at any time during the term of the Lease. Fitness Center (For the use of office tenants) Outdoor Event Space (For the use of office tenants) Common Plaza (for all users) 3rd floorFloor Office Tower 3rd Floor Creative Office Building Central to Broadwest Project In addition to the Building Amenities outlined above, Landlord commits to construct the following components as part of the overall Broad west Project: • A luxury hotel of approximately 234 rooms (estimated opening date of 1st calendar quarter 2022) • A luxury residential condominium with approximately 196 units (estimated delivery date of 3rd calendar quarter 2021) • Approximately 42,000 +/-square feet ofretail space demised into 8 or more spaces that is designed to provide restaurant and other service retail to complement the overall Broadwest Project. (delivery date commensurate with office building delivery date) Should the Landlord fail to deliver these components as part of the normal development timeline for the Broadwest Project (subject to Force Majeure as outlined in this Lease), then Landlord will be deemed to have defaulted under this lease and the Tenant will have the rights and remedies hereunder. Once the Landlord has delivered these components, then this requirement is deemed to have been satisfied and the subsequent operations and/or alterations of such components of the Project shall have no bearing on this Lease. 72 EXECUTION VERSION

EXHIBITC Form of Commencement Certificate COMMENCEMENT CERTIFICATE This Commencement Certificate is made and entered into as of the __ day of ___ ~ 20_, between 1600 West End Partners, LLC, a Tennessee limited liability company ("Landlord") and , a corporation ("Tenant"), and shall be attached to and made a part of that certain Office Lease Agreement between Landlord and Tenant dated (the "Lease"). Pursuant to the provisions of the Lease, Landlord and Tenant intending to be legally bound hereby, agree to the following: a. The Effective Date of the Lease is 20 ------.../ b. The Commencement Date is 20 ------.J c. Pursuant to the provisions of Section 1.2 (if and as applicable) and notwithstanding the provisions of the Lease Summary, (i) the Leased Premises' Usable Area is square feet and Rentable Area is square feet and (ii) Tenant's Proportionate Share is __ %. The changes, if any in Tenant's Percentage Share, the Base Rental, the number of parking spaces to be available for lease to the Tenant under this Lease are set forth on Schedule 1 hereto and the Lease shall be and is hereby amended as set forth on such Schedule 1. d. Except as may be set forth on Schedule 2 hereto, Tenant agrees that, as of and through the date hereof, Landlord has fully and timely complied with and performed each and every of its obligations with respect to delivery of the Base Building as set forth in the Lease. IN WITNESS WHEREOF, the parties have duly executed this supplement to the Lease as of the day and year first above written. [Signature page follows} 73 EXECUTION VERSION [Signature page to Commencement Certificate] LANDLORD: 1600 West End A venue Partners, LLC, a Tennessee limited liability company By: Name: ~~~~~~~~~~~~~~~ Title: TENANT: Cumberland Pharmaceuticals Inc., a Tennessee corporation By: Name: ~~~~~~~~~~~~~~~ Title: EXECUTION VERSION 74 EXHIBITD Express Non-Permitted Uses 1. Any use that would adversely affect the appearance of the Project; 2. Any use, except for general office or retail use, that would have any "negative" visual affect from the exterior of, or the public areas of, the Project; 3. Any use that would adversely affect ventilation in other areas of the Project (including without limitation, the creation of offensive odors); 4. Any use that would create unreasonable elevator loads or cause structural loads to be exceeded; 5. Any use that would create unreasonable noise levels, otherwise unreasonably interfere with Project operations or other tenants of the Project, or violate Legal Requirements; 6. Any use by a federal, state or municipal government or authority, or any political subdivision of any of them, any agency exercising governmental authority or any agency or entity generally considered by the public to be a governmental agency or entity (e.g., the United States Postal Service); 7. Any "second hand" store, resale shop or "surplus" store; 8. Any fire or bankruptcy sale or auction house operation; 9. Any bowling alley, billiard parlor, theatre, entertainment amusement arcade, game room, or amusement center; center, skatingrink or other 10. Any pet store or any store that involves in a material way the presence on the Leased Premises of any animals, insects or fish (the presence of service animals shall be deemed not to violate this restriction); 11. Any adult bookstore, movie or video store, or other similar store; 12. Any car, truck, equipment or other consumer rental facility; 13. Any hospital, dental office, optician's office, physician's office, clinic or other health care facility for the onsite treatment of patients; 14. Any convenience store or "mom & pop" grocery store; 15. Any discount-oriented uses; 16. Any modeling studio or similar establishment; 17. Any central laundry, dry cleaning plant or laundromat; 75 EXECUTION VERSION 18. Any religious, charitable, missionary or social service organizations; 19. Any political, fund raising or advocacy groups; 20. Any automobile showroom of any kind; 21. Any bar, nightclub or other drinking establishment except for a bar that is part of a restaurant or a bar located within the hotel. 22. Any tattoo shop or parlor. 23. Any massage parlor, tanning salon, barber, ladies hair salon, modeling studio or similar establishment, unless located in the retail portion of the development. All restrictions concerning the above non-permitted uses shall be reasonably enforced by the Landlord for the mutual benefit of all tenants leasing space, from time to time, in the Building. 76 EXECUTION VERSION

EXHIBITE Project Rules 1. The sidewalks and public portions of the Project, such as entrances, passages, courts, elevators, vestibules, stairways, corridors or halls, and the streets, alleys or ways surrounding or in the vicinity of the Project shall not be obstructed, even temporarily, or encumbered by Tenant or used for any purpose other than ingress and egress to and from the Leased Premises. 2. No awnings or other projections (other than approved Tenant signage) shall be attached to the outside walls of the Project. No curtains, blinds, shades, louvered openings, tinted coating, film or screens shall be attached to or hung in, or used in connection with, any window, glass surface or door of the Premises, without the prior written consent of Landlord, unless installed by Landlord. 3. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by Tenant on any part of the outside of the Leased Premises (other than approved Tenant signage) or the Project or on corridor walls or windows or other glass surfaces (including without limitation glass storefronts). Landlord will order and provide, at Tenant's expense, building standard suite signs. Signs on doors may, at Tenant's expense, be inscribed, painted or affixed for each tenant by sign makers approved by Landlord. In the event of the violation of the foregoing by Tenant, Landlord may remove same without any liability, and may charge the expense incurred by such removal to Tenant. 4. The sashes, sash doors, skylights, windows, heating, ventilating and air conditioning vents and doors that reflect or admit light and air into the halls, passageways or other public places in the Project shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the window sills. 5. No show cases or other articles shall be put in front of or affixed to any part of the exterior of the Project, nor placed in the public halls, corridors or vestibules without the prior written consent of Landlord. 6. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by Tenant. 7. Tenant shall not in any way deface any part of the Leased Premises or the Project. If Tenant desires to use linoleum or other similar floor covering, an interlining of builder's deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water; the use of cement or other similar adhesive materials, which are not water soluble, are expressly prohibited. 8. No bicycles, vehicles, or animals of any kind (except for service animals) shall be brought into or kept in or about the Leased Premises. No cooking shall be done or permitted by Tenant on the Leased Premises except in conformity to law and then only in the utility kitchen, if 77 EXECUTION VERSION any, as set forth in Tenant's layout, which is to be primarily used by Tenant's employees for heating beverages and light snacks. Tenant shall not cause or permit any unusual or objectionable odors to be produced upon or permeate from the Leased Premises. 9. No space in the Project shall be used for manufacturing or distribution, for the storage of merchandise or for the sale of merchandise, goods or property of any kind at auction. 10. Tenant shall not make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of the Project or neighboring buildings or premises or those having business with them, whether by the use of any musical instrument, radio, talking machine, unmusical noise, whistling, singing, or in any other way. Tenant shall not throw anything out of the doors, windows or skylights or down the passageways. Tenant shall not cause or permit any unseemly or disturbing activity or conduct to be visible through any window, opening, doorway, glass storefront or other glass surface or any other means of visibility that disturbs or interferes with (i) tenants or other occupants of the Project or their licensees or invitees or (ii) neighboring buildings or premises or those having business with them, including without limitation, receptions, parties, recreation and other activities of a social nature not directly related to Tenant's use of the Leased Premises. 11. Neither Tenant, nor any of Tenant's servants, employees, agents, visitors or licensees, shall at any time bring or keep upon the Leased Premises any inflammable, combustible or explosive fluid, or chemical substance, other than reasonable amounts of cleaning fluids or solvents required in the normal operation of Tenant's business offices. 12. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any changes be made in existing locks or the mechanism thereof, without the prior written approval of Landlord and unless and until a duplicate key is delivered to Landlord. Tenant shall, upon the termination of its tenancy, return to Landlord all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, Tenant, and in the event of the loss of any keys so furnished, Tenant shall pay to Landlord the cost thereof. 13. Tenant shall not overload any floor. Tenant shall obtain Landlord's consent before bringing any safes, freight, furniture or bulky articles into the Project, and Landlord can specify to Tenant the location for the placement of such articles. All removals, or the carrying in or out of any safes, freight, furniture or bulky matter of any description must take place during the hours that Landlord or its agent may determine from time to time. Landlord reserves the right to inspect all freight to be brought into the Project and to exclude from the Project all freight that violates any of these Project rules or the Lease of which these Project rules are a part. 14. If Tenant desires any waxing, polishing or other janitorial or maintenance services with respect to the Leased Premises or any of Tenant's furniture, fixtures or equipment that is beyond the scope of Landlord's responsibility under this Lease, Tenant agrees to employ such janitorial or maintenance contractor as Landlord may from time to time designate for such services. Tenant agrees that it shall not employ any other janitorial or maintenance contractor, nor any individual, firm or organization for such purpose without Landlord' s prior written consent. 78 EXECUTION VERSION 15. Landlord shall have the right to prohibit any advertising by Tenant (other than Tenants approved signage) that, in Landlord's opinion, tends to impair the reputation of the Project or its desirability as a building for offices, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising. 16. Landlord reserves the right to exclude from the Project between the hours of 6:00 p.m. and 7:00 a.m. and at all hours on Sundays, legal holidays and after 2:00 p.m. on Saturdays all persons who do not sign in and out on a register in the lobby of the Building, showing the name of the person, the premises visited and the time of arrival and departure. All such persons entering or leaving the Building during such times may be expected to be questioned by the Building security personnel as to their business in the Building. Unless Landlord is grossly negligent, Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Project of any person. In the case of invasion, mob, riot, public excitement or other circumstances rendering such action advisable in the Landlord's opinion, Landlord reserves the right to prevent access to the Project during the continuance of the same by such action as Landlord may deem appropriate, including closing doors. 17. The requirements of Tenant will be attended to only upon application at the office of Landlord or its property manager located at the Project. Employees of Landlord or its property manager for the Project shall not perform any work or do anything outside of their regular duties, unless under special instructions from the office of Landlord or its property manager. 18. Canvassing, soliciting and peddling in the Project are prohibited, and Tenant shall cooperate to prevent the same. 19. There shall not be used in any space, or in the public halls of any building, either by Tenant or by its jobbers or others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards. No hand trucks shall be used in passenger elevators. 20. Tenant, in order to obtain maximum effectiveness of the cooling system, shall lower and/or close the blinds or drapes when sun's rays fall directly on windows of the Leased Premises. Tenant shall not remove the standard blinds installed in the Leased Premises without Landlord's prior written consent. 21. All paneling, rounds or other wood products not considered furniture shall be of fire retardant materials. Before installation of any such materials, certification of the materials' fire retardant characteristics shall be submitted to Landlord or its agents, in a manner satisfactory to Landlord. 22. All articles and the arrangement style, color and general appearance thereof, in the interior of the Leased Premises that will be visible from the exterior thereof, including, without limitation, window displays, advertising matter, signs, merchandise, furniture and store fixtures, shall be subject to Landlord's approval, and, in any case, shall be maintained in keeping with the character and standards of the Project. 79 EXECUTION VERSION 23. Landlord may waive any one or more of these Project rules for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Project rules in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Project rules against any or all of the tenants of the Project. 24. Tenant shall abide by no-smoking restrictions in all areas within the Project, other than tenant spaces, designated or posted by Landlord as no-smoking areas. 25. These Project rules are in addition to, and shall not be construed to in any way modify or amend, in whole or part, the terms, covenants, agreements and conditions of the main text of the Lease, which text shall control in the instance of conflict. 26. Landlord reserves the right to make such other commercially reasonable rules and regulations as, in its judgment may, from time to time, be needed for safety, care and cleanliness of the Project, and for the preservation of good order therein. Such other rules and regulations shall be effective upon written notification to Tenant and shall be reasonably enforced by the Landlord for the mutual benefit of all tenants leasing space, from time to time, in the Building. 80 EXECUTION VERSION

EXHIBIT F Work Letter This Exhibit F (this "Work Letter") sets forth obligations of Landlord and Tenant with regard to construction of the Base Building, delivery of the Leased Premises, construction of the Tenant Improvements, and the Tenant Improvement Allowance. The elevations and renderings contemplate that the Building shall be a 21-story office building, including one or more amenity levels. Landlord covenants that the Project, inclusive of the Building, shall be constructed in general conformance with the elevations. 1. Construction of the Base Building and Delivery of the Leased Premises. A. To the extent not already obtained or completed as of the Effective Date, Landlord shall continually and diligently pursue at its sole cost and expense securing all necessary approvals for and construction of the Base Building (including the Base Building components of the Leased Premises). Landlord shall keep Tenant apprised of the progress of Base Building construction, including issuing updated construction schedules with the specific purpose of keeping Tenant advised of when construction of Tenant Improvements will begin and be completed. B. As of the Effective Date, the Lease Premises is in a condition ready for Tenant to begin construction of the Tenant Improvements ("TI Ready Condition"). C. Intentionally omitted. D. On the date of commencement of tenant improvements, subject to Base Building warranties, Tenant shall take and accept the Leased Premises "AS IS, WHERE IS", subject to Landlord's Punch List Items (which shall in no event delay or postpone the Delivery Date), sub-section (E) below, and Landlord makes no representations or warranties with respect to the Leased Premises, except as may otherwise be expressly set forth in this Lease. ADDITIONALLY, LANDLORD MAKES NO WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROJECT (INCLUDING THE LEASED PREMISES), AND ALL IMPLIED WARRANTIES WITH RESPECT TO THE PROJECT (INCLUDING THE LEASED PREMISES), INCLUDING WITHOUT LIMITATION THOSE OF SUIT ABILITY AND FITNESS FOR A PARTICULAR PURPOSE, ARE HEREBY EXPRESSLY NEGATED AND WAIVED. E. With respect to the Base Building components of the Leased Premises, Tenant, Landlord, Tenant's Architect, the Tenant's Representative and general contractor shall jointly conduct a walk-through of the Leased Premises with respect to areas or components of the Base Building which have not previously been completed in accordance with the Base Building Conditions and applicable law and shall jointly prepare a punch list ("Landlords Punch List") of items, if any, necessary to so complete ("Landlord s Punch List Items"). Landlord shall commence the rectification of the deficiencies noted on Landlord's Punch List within ten (10) business days after finalization of Landlord's Punch List, and shall, within sixty (60) days after Landlord's Punch List is prepared and agreed on by Landlord and Tenant, complete such Landlord's Punch List 81 EXECUTION VERSION Items (provided that such sixty (60)-day period shall be extended as necessary if the work cannot reasonably be completed in such time, so long as Landlord continues to diligently prosecute same until completion). 2. Certain Definitions. In addition to the terms that are defined elsewhere in the Lease (all of which definitions are incorporated herein except to the extent a different meaning for a specific term is expressly provided herein) or elsewhere in this Exhibjt F, the following terms shall have the following meanings: (i) Base Building Condition. The term "Base Building Condition" means the condition of the Leased Premises described in Exhibit F-1 hereto. (ii) Building Standard. The terms "Building Standard" and "Building standard" mean the standard of all material, finishes and workmanship established by Landlord for the Building and, in any event, consistent with or better than First Class Standards. (iii) Drawings and Specifications. The term "Drawings and Specifications" means the final drawings, specifications and finish schedules for the construction of the Tenant Improvements in, on or appurtenant to the Leased Premises, which shall be prepared by Tenant's Architect (defined below) and approved by Landlord pursuant to the provisions of this Exhibit F. The Drawings and Specifications shall include, without limitation, complete, detailed architectural drawings and specifications for Tenant's partition layout, reflected ceiling and other installations and complete, detailed mechanical and electrical plans and specifications for installation of air conditioning systems, fire protection and electrical systems. (iv) First Class Standards. The term "First Class Standards" means a quality that equals or exceeds the quality of newly constructed first class major office projects of comparable size to the Project that are located in Nashville, Tennessee. Such newly constructed first class buildings include, but are not limited to, the buildings known as Gulch Union, Peabody Plaza and 222 2nd A venue Building. (v) Landlord Delays. The term "Landlord Delays" means any actual delay in Substantial Completion of the core and shell of the Base Building and of the Base Building improvements, the Tenant Improvement Work or either that is due, directly or indirectly, to any act or omission of Landlord, its agents, contractors or employees but specifically does not include Force Majeure. Tenant shall use reasonable efforts to notify Landlord of any Landlord Delay within ten (10) business days after becoming actually aware of the occurrence of the event causing such Landlord Delay, but shall not be prejudiced in determination of holdover or other damages due to Tenant from Landlord by its failure to do so. Landlord will have the right to reasonably contest Tenant's assessment of the existence and extent of any Landlord Delay. Both Landlord and Tenant will attempt, at the end of the construction period, to determine whether or not each Landlord Delay caused an actual delay or whether such Landlord Delay can or could be mitigated or alleviated. (vi) Punch List Items. The term "Punch List Items" means details of construction, decoration and mechanical adjustment that, in the aggregate, are minor in 82 EXECUTION VERSION character and do not interfere materially with Tenant's use or enjoyment of the Leased Premises. (vii) Substantial Completion. The terms "Substantial Completion", "Substantially Complete" and grammatical variations thereof with respect to the Tenant Improvement Work mean the date when the Tenant Improvement Work within the Leased Premises shall have been completed except for Punch List Items, and Tenant has received a certificate of substantial completion from Tenant's Architect and a conditional use and occupancy permit for the Leased Premises issued by the appropriate Governmental Authority to be replaced within ninety (90) days with an unconditional use and occupancy permit. Landlord and Tenant agree that if they mutually concur, compliance with any of the conditions set forth in this subsection would have occurred earlier but for Tenant Delays, compliance with such conditions, and thus Substantial Completion, shall be deemed to have occurred on the date that such compliance would have occurred but for such Tenant Delays. Landlord must notify Tenant of any Tenant Delay within ten (10) business days after becoming aware of the occurrence of the event causing such Tenant Delay. Tenant shall have the right to reasonably contest Landlord's assessment of Tenant Delay. Notwithstanding anything in the Lease to the contrary, Tenant's occupancy of the Leased Premises for the purpose of conducting business therefrom shall constitute Substantial Completion of the Tenant Improvement Work as to the portion of the Premises used by Tenant for the commencement of its Permitted Use and conduct of business therein. (viii) Tenant Delays. The term "Tenant Delays" means Tenant's failure to deliver its final plans by February 1, 2022, and any actual delay in Substantial Completion of the Tenant Improvement Work that is due solely to any act or omission of Tenant, its agents, contractors or employees and specifically does not include either Force Majeure or delays caused by the Landlord .. In determining any days or other interval of Tenant Delay, to the extent delay occurs that is, in part of wholly attributable to the Landlord, such days or other time interval shall not be counted or included as Tenant Delay. (ix) Tenant Improvements. The term "Tenant Improvements" means all improvements constructed or installed in, on or appurtenant to the Leased Premises in accordance with the Drawings and Specifications. (x) Tenant Improvement Work. The term "Tenant Improvement Work" means all general conditions, labor, equipment, materials and appurtenances necessary to fully complete the construction, finishing and installation of all of the Tenant Improvements, in compliance with all applicable Legal Requirements (including building codes) and at no expense to Landlord (subject to the Allowance), including, without limitation, the following: (1) Electrical and telephone located within the Leased Premises or outside the Leased Premises to the extent serving only the Leased Premises: (a) All light switches within the Leased Premises. 83 EXECUTION VERSION (b) All electrical outlets and all conduit and wiring throughout the Leased Premises for electrical power, including connections to the Building Standard electrical panels in the core of the Building. ( c) All telephone and data outlets, conduit and wmng throughout the Leased Premises and any necessary connections in the Building core. ( d) All light fixtures, all panel boards, and all conduit and wiring for lights throughout the Leased Premises and connections to Building Standard electrical panels in the core of the Building, and any increase to the number of or alterations to Building Standard panel boards. All ceiling light fixtures and the spacing thereof shall be subject to the standards established by Landlord therefor and shall run in the direction established by Landlord and as approved by Tenant for the Leased Premises. ( e) Any provision for supplying power to the Leased Premises beyond the Building Standard rated electrical design load or in excess of the capacity provided by per floor, including necessary metering to measure excess electrical usage, excluding any Common Area or Base Building improvements. (f) All exit light fixtures, exit signs and emergency circuits excluding any Common Area or Base Building elements. (2) sprinkler system. Any modification to or deviation from the Building Standard (3) Tenant's ceiling construction, including the suspended ceiling system and ceiling tile. (4) All fire alarm devices, including speakers and lights, required within the Leased Premises by applicable codes. (5) All plumbing work for facilities such as toilets and sinks in the Leased Premises in addition to the plumbing work, toilets, sinks and related facilities provided in Base Building Condition. (6) All partitions including finish, the sheetrock and finish of the tenant side of any common corridor walls which are within the Leased Premises and the finish to the inside of the Building's perimeter walls. (7) All doors, frames and hardware not included in the Base Building Condition. (8) All floor finish including base, the leveling of any floors to a tolerance in excess of Base Building Standard, any construction work for floor slab penetrations, and any construction work for special floor loading requirements. 84 EXECUTION VERSION

(9) Specifications. Any special construction as shown on the Drawings and (10) Tenant's identification sign(s) conforming to Landlord's standards, at entrances to the Leased Premises. (11) Tenant's communication and telephone equipment and installation thereof. (12) Any modifications to or deviations from the Building Standard air conditioning system, including but not limited to (a) materials and installation of components to support the Building Standard system, (b) all additional duct work throughout the Leased Premises, (c) fire dampers as required by Tenant's layout design, ( d) provision and installation of thermostats, ( e) capacity beyond design standards, including any supplemental HVAC and/or exhaust systems, (f) nonstandard equipment, such as special diffusers and returns, and (g) test and balance work. (13) Elevator lobbies on all floors fully leased by Tenant, including floor finish and base, wall finish and ceilings. The Tenant Improvement Work comprises the completed construction and installation required to fully complete the Tenant Improvements required by or shown on the Drawings and Specifications (including any amendments, additions or changes to the Drawings and Specifications) and includes all labor and services (including temporary electricity and water) necessary to timely and fully produce such construction and installation, all materials and equipment incorporated, or to be incorporated, in such construction or installation (including any labor, materials or services furnished pursuant to any change orders or in accordance with any other changes, modifications or additions to construction), and all permits, approvals, inspections and certificates required for the construction of the Tenant Improvements and the approval thereof by any and all Governmental Authorities having jurisdiction in accordance with Legal Requirements. 3. Drawings and Specifications. The Drawings and Specifications shall be prepared by Tenant's Architect and approved by Landlord in accordance with the following procedure: (i) Within thirty (30) days after the Effective Date, Tenant shall inform Landlord of the identity of the architect whom Tenant desires to use to prepare final working drawings and specifications necessary to commence construction of the Tenant Improvements. Landlord shall have the right of approval, such approval not to be unreasonably withheld, conditioned or delayed, over any architect selected by Tenant. Within five (5) business days after Tenant informs Landlord of the identity of the architect selected by Tenant, Landlord shall advise Tenant of Landlord's decision either approving or disapproving the architect selected by Tenant, and Landlord shall specify the reasons for Landlord's disapproval if Landlord disapproves the architect selected by Tenant. 85 EXECUTION VERSION (ii) The architect selected by Tenant and approved by Landlord pursuant hereto shall be referred to as the "Tenant's Architect". Tenant shall commence working with Tenant's Architect promptly so that final working drawings and specifications can be prepared for Landlord's approval, and Tenant further agrees that such work shall be performed in accordance with professional standards for design and construction criteria. (iii) Tenant shall deliver to Landlord not later than February 1, 2022 Tenant's proposed final working Drawings and Specifications and other construction documents for the Tenant Improvements. Landlord shall within fifteen (15) days review and resubmit the same to Tenant, either with Landlord's approval, or with Landlord's approval subject to reasonable comments, or with Landlord's disapproval. Tenant shall resubmit any such drawings and specifications that are returned by Landlord without complete approval as promptly as possible, and such resubmitted drawings and specifications shall contain the information or changes reasonably required by Landlord or other appropriate response and Landlord shall review and resubmit within ten (10) days to Tenant. Once such drawings and specifications or resubmitted drawings and specifications are approved by Landlord, the same shall constitute the Drawings and Specifications for purposes of this Exhibit F. (iv) Once the Drawings and Specifications have been approved or deemed approved by Landlord, the Drawings and Specifications may not be revised without Landlord's approval, not to be unreasonably withheld or conditioned. If Tenant desires to make revisions to the Drawings and Specifications, Tenant shall deliver to Landlord any such proposed revisions to the Drawings and Specifications. Landlord shall promptly review and resubmit the same to Tenant, either with Landlord's approval, or with Landlord's approval subject to comments, or with Landlord's disapproval. Tenant shall resubmit any such revisions that are returned by Landlord without complete approval as promptly as possible, and such resubmitted revisions shall contain the information or changes reasonably required by Landlord or other appropriate response. If Landlord fails to respond within five (5) days after receiving such resubmitted revisions, Landlord shall be deemed to have given its approval. Once such revisions or resubmitted revisions are approved by Landlord, the drawings and specifications, as revised, shall constitute the Drawings and Specifications for purposes of this Exhibit F. 4. Tenant Improvement Costs. A. Timely Payments. Subject to Landlord's obligation to remit timely payments to Tenant in accordance with Section 6(G) below, Tenant shall pay all payments of the Tenant Improvement Costs (defined below) in a timely manner and prior to delinquency of any such payments. Such requirement shall not, however, be intentionally interrupted to impair Tenant's rights to dispute the performance of such work in accordance with procedures set forth in the governing documents. B. Prudent Draw Procedures. Tenant shall process and pay all draw requests for the Tenant Improvement Costs in accordance with prudent construction draw practices, including, without limitation, requiring appropriate lien waivers (including from subcontractors), certificates, affidavits and documentation from the general contractor as proof of payment for each draw request. 86 EXECUTION VERSION C. Draw Requests and Evidence of Pavment. Within ten (10) days after receiving any draw request, invoice or statement for any of the Tenant Improvement Costs, Tenant shall provide Landlord with a copy of the same, including all supporting documentation submitted therewith. Within ten (10) days after paying any draw request, invoice or statement for any of the Tenant Improvement Costs or any other payment of the Tenant Improvement Costs, Tenant shall provide Landlord with evidence of such payment. D. Notice of Disputes. Immediately upon Tenant's becoming aware of any dispute with respect the performance of the Tenant Improvement Work or the payment of the Tenant Improvement Costs between or among any 2 or more of Tenant, Tenant's Architect, Tenant's Contractor (defined below), and any contractor, subcontractor or supplier providing or performing any services, materials, tools or equipment in connection with the performance of the Tenant Improvement Work, Tenant shall provide Landlord with notice of such dispute, and Tenant shall thereafter promptly provide Landlord with such information and documentation with respect to such dispute and the resolution thereof as may be reasonably requested by Landlord. E. Discharge of Liens. Tenant shall comply with the provisions of Section 5.4(D) relative to liens. Without limiting any provision thereof, subject to Tenant's rights to contest liens in accordance with the provisions of Section 5.4(D), ifTenant shall fail to cause such lien or claim of lien to be so discharged or bonded in accordance with such provisions, then in addition to any other right or remedy it may have, Landlord may, but shall not be obligated to, discharge the same by paying the amount claimed to be due or by procuring the discharge of such lien or claim by deposit in court or bonding, and in any such event, Landlord shall be entitled, if Landlord so elects, to compel the prosecution of any action for the foreclosure of such lien or claim by the claimant and to pay the amount of the judgment, if any, in favor of the claimant, with interest, costs and allowances. Tenant shall pay as Additional Rent on demand, from time to time, any sum or sums so paid by Landlord and all actual and reasonable costs and expenses incurred by Landlord, including, but not limited to, attorneys' fees, in processing such discharge or in defending any such action. If and to the extent Tenant fails to make such payment to Landlord, then in addition to any other right or remedy it may have, Landlord may, at its option, offset all or any portion of such unpaid payment against the Tenant Improvement Allowance. 5. Tenant Improvement Allowance. A. Tenant Improvement Allowance. Subject to the terms and conditions of the Lease and this Exhibit F, Landlord shall provide Tenant with the Tenant Improvement Allowance. The Tenant Improvement Allowance shall be applied to the hard costs and soft costs of the Tenant Improvement Work (collectively, the "Tenant Improvement Costs") as set forth herein. The Tenant Improvement Allowance may be used for all hard Tenant Improvement Costs. The Tenant Improvement Allowance may be used for the following approved soft Tenant Improvement Costs and the following other approved costs incurred in conjunction with the Tenant Improvement Work: (i) space planning, design and engineering fees and third party project management fees (including cost segregation work); (ii) permits; (iii) acquisition, installation, and refurbishment (as applicable) of built-in furniture systems installed at the time of the Tenant Improvement Work; (iv) cabling; (v) installation of computer, telephone, and other operating systems (including related to HVAC, electrical, plumbing, and other mechanical fees and moving expenses); (vi) movable and modular furniture, emergency power systems, high-density files, audio/visual 87 EXECUTION VERSION teleconferencing systems, and acquisition of computer, telephone and other operating systems (including HV AC); (vii) signage costs; and (viii) to the extent any Tenant Improvement Allowance remains following payment of all hard costs and all other approved soft costs of the Tenant Improvement Work and all of the foregoing (as applicable), such remaining balance of Tenant's Improvement Allowance may, at Tenant's option, be applied to Tenant's moving expenses to the Leased Premises and any expansions that may occur in the Building prior to the Commencement Date. In no event shall Landlord be obligated to pay any portion of the Tenant Improvement Allowance while an Event of Default (following the expiration of all notice and cure periods in the Lease) under the Lease has occurred and is continuing or until such Event of Default is cured. B. Intentionally Omitted. C. Tenant Contractor's Fee. Any fee paid by Tenant to Tenant's Contractor shall be payable as a cost of the Tenant Improvement Work and be subject to reimbursement as part of the Tenant Improvement Allowance. D. Landlord's Construction Management Fee. If Tenant elects to have Landlord oversee the construction of the Tenant Improvements, Tenant shall pay Landlord a construction management fee equal to three percent (3%) of the Tenant Improvement Costs which payment may be funded out of Tenant's Improvement Allowance. If Tenant selects a Tenant Contractor with sufficient management and oversight capabilities to complete the Tenant Improvements and such Tenant Contractor is approved by Landlord, then no construction management fee will be due to Landlord. E. Failure to Pay Tenants Costs. Failure by Tenant to pay the Tenant Improvement Costs in accordance with this Exhibit F will constitute an Event of Default by Tenant under the Lease. 6. Performance of Tenant Improvement Work By {Tenant/Landlord}. A. General. {Tenant/Landlord} [to be discussed; and construction manager] shall be obligated diligently to manage and coordinate the performance of the Tenant Improvement Work so as to cause Substantial Completion of the Tenant Improvement Work to occur when contemplated by the Schedule for Planning and Construction of Tenant Improvements to be included with the Drawings and Specifications (the "Approved Schedule"), unless completion of the Tenant Improvement Work is prevented by reason of any {Tenant/Landlord} Delays or Force Majeure events. B. Approval of Contractors. Tenant shall obtain Landlord's prior approval of the contractor Tenant chooses to perform the Tenant Improvement Work ("Tenant's Contractor") and the mechanical and electrical subcontractors to be engaged in connection with the Tenant Improvement Work, such approval of Landlord not to be unreasonably withheld, conditioned or delayed. Landlord will respond to any request for approval of Tenant's Contractor and the mechanical and electrical subcontractors, stating the reasons for any disapproval, within ten (10) business days after Landlord receives notice from Tenant specifying the proposed Tenant's Contractor and/or mechanical and electrical subcontractors. Landlord shall have no responsibility for any defects or deficiencies in the Tenant Improvement Work performed by Tenant through 88 EXECUTION VERSION

Tenant's Contractor, and no approval by Landlord of the identity of Tenant's Contractor or any mechanical or electrical subcontractors to be engaged in connection with the Tenant Improvement Work shall create or give rise to any such responsibility. C. Approval of Contracts. Tenant shall obtain the prior approval of Landlord of all direct contracts between Tenant and any person or entity providing or performing any services, materials, tools or equipment in connection with the performance of the Tenant Improvement Work, including Tenant's Architect and Tenant's Contractor, such approval of Landlord not to be unreasonably withheld, conditioned or delayed. Landlord will respond to any request for approval of any such direct contract, stating the reasons for any disapproval, within 10 business days after Landlord receives such direct contract and Tenant's request for Landlord's approval for Tenant's Architect and Tenant's Contractor thereof. D. Coordination. Tenant shall contract directly with Tenant's Contractor for the performance of the Tenant Improvement Work. Landlord shall fully cooperate with Tenant and Tenant's Contractor in the performance of the Tenant Improvement Work, including, but not limited to: (i) furnishing adequate water, electricity, freight elevator service (at scheduled hours as determined by Landlord'), loading dock (but no dumpster facilities) and HVAC (to the extent available); (ii) providing Tenant's Contractor with access to the Leased Premises on a 24-hour basis, if required by Tenant and reasonably necessary for Tenant to complete the Tenant Improvement Work; provided, however, if such access requires additional security or access control personnel, it shall be at the expense of Tenant; and (iii) cooperating in the connection of any of such work to the Base Building Systems. Notwithstanding the foregoing, all access to and use of loading docks, elevators, hoists, electrical systems and other related facilities shall be without charge to Tenant (except as otherwise expressly provided above) and shall be non exclusive, Tenant hereby acknowledging that Landlord shall have the right to impose and enforce reasonable rules and regulations for the shared use of Project facilities by Tenant, Tenant's Architect, and Tenant's Contractor and its subcontractors, and other persons or entities performing work at the Project. E. Certain Requirements. Tenant and Tenant's Contractor shall perform the Tenant Improvement Work as follows: (i) All of Tenant Improvement Work shall be done and installed in a good and workmanlike manner, in a manner equal to or better than Building Standards, and in compliance with all reasonable rules and regulations promulgated by Landlord from time to time and all Legal Requirements. Landlord and its representatives (including its general contractor) shall have the right to inspect the Tenant Improvement Work from time to time to ensure compliance with the foregoing. (ii) In connection with the Tenant Improvement Work, Tenant shall file all approved plans and specifications and other materials, pay all fees and obtain all permits and applications from any Governmental Entities having jurisdiction, and Tenant shall obtain a certificate of occupancy and all other approvals required for Tenant to use and occupy the Leased Premises. Landlord shall cooperate with Tenant to facilitate the efficient processing of all such permits and applications. Copies of all permits, certificates and approvals shall be forwarded to Landlord promptly after receipt by Tenant. 89 EXECUTION VERSION (iii) No item shall be mounted or hung from the exterior of the Building by Tenant or Tenant's Contractor without Landlord's prior approval, not to be unreasonably withheld, conditioned or denied. (iv) Tenant shall be responsible for all waste and trash disposal. F. Insurance. Tenant shall provide or cause to be provided the following types of insurance during the construction of the Tenant Improvement Work: (i) At all times during the period between the commencement of construction of the Tenant Improvement Work and the date the Tenant Improvement Work is completed and Tenant commences occupancy of the Leased Premises for business purposes, Tenant shall maintain or cause to be maintained casualty insurance in Builder's Risk Form, covering Landlord, Landlord's lender, Landlord's agents, Landlord's architects, Landlord's contractors and subcontractors, as well as Tenant and Tenant's contractors and subcontractors, as their interests may appear, against loss or damage by fire, vandalism, malicious mischief and such other risks as are customarily covered by the so-called broad form extended coverage endorsement upon all the Tenant Improvement Work in place and all materials stored at the site of the Tenant Improvement Work and all materials, equipment and supplies of all kinds incident to the Tenant Improvement Work and builder's machinery, tools and equipment used in the construction of the Tenant Improvement Work while in or on the Leased Premises or the Project, or when adjacent thereto, all on a completed value basis to the full insurable value at all times. Said Builder's Risk Insurance will also include coverage for loss of rents for a period of 12 months. Said Builder's Risk Insurance shall contain an express waiver of any right of subrogation by the insurer against Landlord, its agents, employees and contractors. (ii) Liability insurance in amounts not less than as required by Section 6.1 of the Lease. Such liability insurance shall be on a comprehensive basis including: (1) Leased Premises - Operations (including X-C-U); (2) Independent contractors protection; (3) Contractual Liability, including specified provisions for the general contractor's obligations under this Exhibit F and for the general contractor's indemnity obligations under this Exhibit F; (4) Owned, non-owned and hired motor vehicles; and (5) Broad form coverage for property damage. (iii) Statutory Workers' Compensation Insurance as required by the State of Tennessee or local municipality having jurisdiction. All insurance policies procured and maintained pursuant to this Exhibit F shall name Landlord, Landlord's mortgagee(s) and any additional parties designated by Landlord (which have an insurable interest) as additional insureds and shall be carried with companies licensed to do 90 EXECUTION VERSION business in the State of Tennessee reasonably satisfactory to Landlord. Such policies or duly executed certificates of insurance with respect thereto shall be delivered to Landlord before the commencement of the Tenant Improvement Work, and proof of renewals thereof shall be delivered to Landlord at least thirty (30) days prior to the expiration of each respective policy term. G. Disbursement of Tenant Improvement Allowance. The Tenant Improvement Allowance shall be disbursed by Landlord to Tenant periodically, but not more frequently than monthly, after receipt by Landlord of a draw request. Each draw request shall be accompanied by evidence in form and content reasonably satisfactory to Landlord (including, but not limited to, certificates and affidavits of Tenant, Tenant's Contractor, and Tenant's Architect) showing and/or providing: (i) other than matters properly disputed in accordance with applicable construction documents, that all outstanding claims for labor, materials, fixtures and equipment have been paid; (ii) other than matters properly disputed in accordance with applicable construction documents, that there are no liens outstanding against the Leased Premises or the Project arising out of or in connection with the Tenant Improvement Work, including conditional lien waivers from Tenant's Architect, Tenant's Contractor, and all other contractors and subcontractors providing materials and/or labor under the subject draw request; (iii) that all construction performed prior to the date of the draw request has been performed substantially in accordance with the Drawings and Specifications; and (iv) that copies of all bills or statements for expenses for which the disbursement is requested are attached to such draw request. In the event the projected amount of the Tenant Improvement Costs shall exceed the Tenant Improvement Allowance, then notwithstanding anything in this Exhibit F to the contrary, Tenant shall be required to pay any projected excess, subject to retainage, prior to requesting or receiving a disbursement of any portion of the Tenant Allowance not yet paid as required by this Exhibit F. Tenant agrees that Tenant will provide for retainage of 5% of Tenant Improvement Work costs from Tenant's Contractor, held and maintained in accordance with Legal Requirements and prudent construction draw practices during the prosecution of the Tenant Improvement Work and will not seek disbursement of any portion of the Tenant Improvement Allowance for any amounts retained from Tenant's Contractor until such retainage amounts are due and owing to Tenant's Contractor. Landlord and Tenant agree that the final 5% of the Tenant Improvement Allowance shall not be funded by Landlord until the Tenant Improvement Work has been completed as required by this Exhibit F and Tenant has provided to Landlord the information required by this Exhibit F. Each draw request shall be submitted to Landlord at least fifteen (15) business days prior to the date of the requested advance, and each draw request shall be made at the principal office of Landlord or such other location as Landlord may designate from time to time. If Landlord has obtained a loan to provide funding for, among other things, construction of improvements in, on or to the Project that provides for monthly disbursements thereunder on approximately the same day of each month, payment of installments of the Tenant Improvement Allowance shall be made 91 EXECUTION VERSION to coincide with the scheduled monthly disbursements to Landlord of Landlord's construction draws under its construction loan for the Project, whether or not Landlord actually receives a disbursement under the construction loan on the scheduled date, so long as Landlord has received Tenant's draw request at least fifteen (15) business days prior to the applicable scheduled disbursement date. If any Event of Default under the Lease shall have occurred and shall not have been cured, Landlord shall not be obligated to disburse or apply proceeds of the Tenant Improvement Allowance until such default has been cured. In the event Landlord shall fail to disburse any portion of the Tenant Improvement Allowance as required hereunder after notice of such non-payment and the expiration of thirty (30) days, Tenant shall have the right, but not the obligation, to make such disbursement and offset the amount so paid, along with interest at 10% per annum, against the next payment of Rent due under the Lease. H. Indemnity. Except in the case of Landlord's willful misconduct or gross negligence, Tenant shall indemnify and hold harmless Landlord and any of Landlord's contractors, agents and employees from and against any and all losses, damages, costs (including costs of suits and reasonable attorneys' fees), liabilities and causes of action arising out of the actions of Tenant, Tenant's Contractor or Tenant's Contractor's subcontractors during the course of the performance of the Tenant Improvement Work, including, but not limited to, mechanics', materialmen's and other liens and claims (and all costs and expenses associated therewith) asserted, filed or arising as a result of or in connection with the performance of any of the Tenant Improvement Work. ALL MATERIALMEN, CONTRACTORS, ARTISANS, MECHANICS, LABORERS AND OTHER PARTIES HEREAFTER CONTRACTING WITH TENANT OR TENANT'S CONTRACTOR FOR THE FURNISHING OF ANY LABOR, SERVICES, MATERIALS, SUPPLIES _OR EQUIPMENT WITH RESPECT TO ANY PORTION OF THE LEASED PREMISES ARE HEREBY CHARGED WITH NOTICE THAT THEY MUST LOOK SOLELY TO TENANT FOR PAYMENT OF SAME. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, TENANT SHALL REP AIR OR CAUSE TO BE REP AIRED AT ITS EXPENSE ALL DAMAGE CAUSED BY TENANT'S CONTRACTOR, ITS SUBCONTRACTORS OR THEIR EMPLOYEES. As set forth in the Lease, Tenant shall promptly pay to Landlord, upon notice thereof from Landlord, any costs incurred by Landlord to repair any damage caused by Tenant's Contractor or any of its subcontractors and any reasonable costs incurred by Landlord in requiring compliance by Tenant's Contractor or any of its subcontractors with Landlord's rules and regulations. Tenant agrees to cause Tenant's Contractor to provide an indemnification and hold harmless agreement providing the protection set forth in this Subsection and to cause Tenant's Contractor to procure, as additional protection, an indemnification and hold harmless agreement from each subcontractor providing for the protection set forth in this subsection. In connection with any and all claims against Landlord or any of its agents, contractors or employees by any employee of Tenant's Contractor, any subcontractor, anyone directly or indirectly employed by any of them, or anyone for whose acts Tenant's Contractor or any subcontractor may be liable, the indemnification obligations of Tenant's Contractor and any subcontractor under the indemnification and hold harmless agreements required by the foregoing provisions of this Subsection shall not be limited in any way by any limitation on the amount or type of damages, compensation or benefits payable by or for Tenant's Contractor or any subcontractor under workers' compensation acts, disability benefit acts or other employee benefit acts. I. Further Assurances. Upon and following Substantial Completion of the Tenant Improvement Work, at the request of Landlord, Tenant shall, at Tenant's sole cost and 92 EXECUTION VERSION expense, provide evidence in form and content reasonably satisfactory to Landlord (including, but not limited to, certificates and affidavits of Tenant, Tenant' s Contractor and, to the extent appropriate, Tenant's Architect) showing and/or providing: (i) that all outstanding claims for labor, materials and fixtures have been paid; (ii) that there are no liens outstanding against the Leased Premises or the Project arising out of or in connection with the Tenant Improvement Work and all final lien waivers from all parties providing materials and/or labor in connection with the Tenant Improvement Work; and (iii) that all construction prior to the date thereof has been done in accordance with the Drawings and Specifications. To the extent there were additions or modifications to the Drawings and Specifications previously provided to and approved by Landlord, Tenant will provide as-built drawings and specifications to Landlord. J. Excess Tenant Improvement Costs. For avoidance of doubt, in the event the amount of the Tenant Improvement Costs shall exceed the amount of the Tenant Improvement Allowance, such excess shall be borne and paid by Tenant. 7. Approved Schedule. Subject to the terms and conditions of this Exhibit F and the Lease, Tenant and Landlord agree to use their best efforts to comply with the Approved Schedule and to cooperate with one another in the performance of their respective obligations under the Approved Schedule. 8. Tenant's Additional Work. A. General. The moving into the Leased Premises, the installation of Tenant's furniture, trade fixtures, equipment, computer systems, telephone systems and other communication systems and all other work of a similar nature desired by Tenant, if any, that are not included in the Tenant Improvement Work (collectively, the "Tenant's Additional Work") shall be performed by Tenant or through contractors selected by Tenant and reasonably approved by Landlord and in accordance with this Exhibit F. Tenant and Landlord acknowledge that the performance and installation of certain of the Tenant's Additional Work, such as installation of Tenant's modular furniture, is or may be required to be completed before the applicable Governmental Entity will issue a certificate of occupancy for the Leased Premises, and Tenant hereby agrees that the Tenant's Additional Work that is required to be completed as a condition to the issuance of a certificate of occupancy for the Leased Premises shall be performed and installed promptly and with due diligence and shall be completed so as to enable Tenant to obtain a certificate of occupancy for the Leased Premises. Tenant agrees that Tenant's moving into the Leased Premises shall be undertaken and conducted in accordance with the rules and regulations promulgated by Landlord with respect to the Building. B. Services During Tenant s Additional Work. Landlord shall furnish water, electricity, elevator service, loading dock and HVAC service to the Leased Premises during the 93 EXECUTION VERSION performance of any of the Tenant's Additional Work at no cost to Tenant, except as otherwise provided in the Lease. C. Balance of Tenant Improvement Allowance. If less than all of the Tenant Improvement Allowance is applied to the Tenant Improvement Costs, then any remaining balance of the Tenant Improvement Allowance may be applied to the costs of the Tenant's Additional Work, as expressly allowed in Paragraph 5(A) of this Exhibit F. 9. Landlord s Consent. Any approval by Landlord of or consent by Landlord to any plans, specifications or other items to be submitted by Tenant to and/or reviewed by Landlord pursuant to this Exhibit F or the Lease shall be deemed to be strictly limited to an acknowledgment of approval thereof or consent thereto by Landlord, and whether such work is coordinated by Landlord or performed by Tenant, Tenant's Contractor or its subcontractors, such approval or consent shall not constitute an assumption by Landlord of any responsibility for the accuracy, sufficiency or feasibility of any plans, specifications or other such items and shall not imply any representation, acknowledgment or warranty by Landlord that the design is safe, feasible or structurally sound or will comply with any Legal Requirements. Any deficiency in design, although the same had prior approval of Landlord, shall be solely the responsibility of Tenant, and any deficiency in any construction by Tenant, Tenant's Contractor or its subcontractors shall be solely the responsibility of Tenant. 10. Project Representatives. To facilitate effective and timely input, direction and communication to and from Tenant, Tenant and Landlord shall each designate one or more project representatives who shall have the responsibility and authority to act on behalf of Tenant and Landlord, respectively. Landlord's initial designated project representative shall be Nick Foster or, if Nick Foster is unable or fails to serve, another individual reasonably appointed by Landlord. Tenant's initial designated project representative shall be appointed and communicated in writing to Landlord at the time that Tenant delivers Tenant's proposed final working drawings and specifications for the Tenant Improvements, pursuant to Section 3 of this Work Letter. Either party may change such party's designated project representative at any time and from time to time by notice to the other party. Each party shall fully cooperate with the other's designated project representative in connection with the performance of the Tenant Improvement Work, which cooperation shall include, without limitation, the following: (i) allowing Landlord's designated project representative to have access to the Leased Premises in order to inspect and monitor the progress of the Tenant Improvement Work; (ii) permitting Landlord' s designated project representative to participate in construction meetings with or among any contractor, subcontractor and/or supplier providing or performing any services, materials, tools or equipment in connection with the performance of the Tenant Improvement Work, including Tenant's Architect and Tenant's Contractor; and (iii) furnishing Landlord's designated project representative with such documents and instruments as may be reasonably requested in order to monitor the progress of the Tenant Improvement Work and the payment of the Tenant Improvement Costs. Notwithstanding anything in the Lease or this Exhibit F to the contrary, Landlord shall have no duty or obligation to Tenant to inspect the Tenant Improvements, to monitor the progress of the performance of the Tenant Improvement Work or to monitor the progress of the payment of the Tenant Improvement Costs in relation to the progress of the performance of the Tenant Improvement Work. 94 EXECUTION VERSION 11. Condition; Landlord s Representations and Wananty. Subject to the terms and conditions of this Lease (including this Work Letter), Landlord shall cause the General Contractor constructing the Base Building and other components of the Project to perform such duties and obligations in accordance with the skill, care and diligence of a contractor experienced in constructing comparable "first class" office towers. Landlord hereby represents and warrants to Tenant, which representations and warranty shall survive for the Warranty Period as defined below, that as of substantial completion of the Base Building (i) the materials and equipment furnished by Landlord's contractors in the prosecution of the Base Building improvements will be of good and workmanlike quality and new, (ii) the Base Building improvements will be constructed in a good and workmanlike manner, (iii) the construction as part of Base Building improvements will be constructed in accordance with applicable law then in effect, but otherwise excepting Tenant's particular use of the Leased Premises, (iv) the Leased Premises shall be delivered to Tenant free of all mechanic's, materialmen's, and contractor's liens resulting from Landlord's construction of the Base Building or any subsequent work performed by or on behalf of Landlord pursuant to Landlord's Warranty; provided, that Landlord may satisfy this requirement by promptly bonding off any such liens; and (v) the Leased Premises (including all improvements) shall be delivered to Tenant free of any Hazardous Materials brought upon the Leased Premises or caused by Landlord or its agents (collectively, "Landlord s Warranty"). Landlord's Warranty shall exclude damages or defects caused by (i) Tenant and Tenant's guests, licensees or invitees, and (ii) improper or insufficient maintenance or improper operations. The "Warranty Period" shall commence on the Commencement Date and expire on the date which is the first (1st) anniversary of the Commencement Date, provided however, that with respect to latent defects, the Landlord's Warranty shall remain in effect as to any such latent defect, so long as the latent defect is reported by Tenant with reasonable promptness after it is discovered by Tenant and so long as Tenant shall not have exacerbated such condition after having discovered such latent defect. As applicable, Landlord shall cause the correction of any item occasioned by a breach of the foregoing Landlord Warranty reported by Tenant to Landlord in writing prior to the expiration of the Warranty Period and, as applicable, Landlord shall cause such correction to be commenced within thirty (30) days after such written notice from Tenant and shall diligently pursue the correction of same. Tenant shall have no other remedy against Landlord with respect to such matters. Tenant must make claims under the Landlord's Warranty by delivering written notice to Landlord on or before the expiration of the Warranty Period. Tenant's making of a claim under the Landlord's Warranty with specificity will toll the running of the Warranty Period with respect to the item that is the subject of that claim and Landlord's Warranty will remain in effect as to that item until, as applicable, Landlord causes the correction of such item even though the Warranty Period would otherwise have expired. Unless otherwise expressly expanded under the terms of this Lease (including damages which may be due to delay in delivery of the Leased Premises to Tenant), Tenant's recourse with respect to any failure by Landlord to have fulfilled its design and construction obligations under this Lease shall be limited to its remedies set forth in this subsection. In addition to the foregoing, Landlord agrees to fully cooperate with Tenant in the exercise of Landlord's rights under any warranties obtained with respect to the portions of the Base Building improvements within the Leased Premises required to be maintained or repaired by Tenant pursuant to this Lease ("Assignable Warranties") as a result of any defects in workmanship or materials. 12. Material Changes to Base Building Condition and Building Standard. Subject to the provisions of the paragraph immediately preceding Section 1 of this Exhibit F, Landlord shall 95 EXECUTION VERSION make no material changes or modifications to the Base Building Condition or Building Standard Improvements that affect the Leased Premises, General Common Areas, or Common Areas reasonably anticipated to be routinely used by Tenant. 96 EXECUTION VERSION

EXHIBIT F-1

BASE BUILDING CONDITIONS - OFFICE TOWER

The following is a description of the conditions to be satisfied with respect to the Office Building and the Premises. Unless stated as the responsibility of the Tenant, all delivery conditions defined below are to be provided by the Landlord.

1. General Quality Standards

a. Code Compliance — The Office Building design will adhere to all applicable building codes.

b. LEED Certification —The Office Building will be USGBC "Certified or Better" rating for core and shell.

c. Building Commissioning — The Office Building shall be commissioned in accordance with the USGBC Commissioning Plan and Guide Specifications.

d. Energy Efficiency —The Office Building shall comply with state and local energy codes or ASHRAE 90.1-2010, and shall comply with the Department of Energy's International Performance Measurement and Verification Protocol (IPMVP) for energy consumption. The Office Building shall meet ASHRAE/IES Standard 90.1 — 2010 and subsequent revisions adopted prior to the date design begins.

e. Indoor Air Quality — The Office Building shall comply with ASHRAE Standard 62-2013 with the provision that the ambient air quality standard requirements shall be site specific and not region specific (i.e., ambient air quality at the proposed point of fresh air intake) and the Office Building fresh air intake shall be located away from loading areas, building exhaust fans, cooling towers and other point sources of contamination.

f. Ozone Depletion / CFC — CFC refrigerant systems will not be permitted in the Office Project.

g. Storage and Collection of Recyclables — The Office Project shall include a centralized ground-floor location for collection and storage of materials separated from each other for recycling in accordance with cost-effective services provided by local vendors commonplace in the market.

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h. Thermal Comfort — The Office Building design shall comply with ASHRAE Standard 55-2013.

2. Architectural

a. The Office Building envelop is composed of a high-performance glass and aluminum curtainwall and window system, with composite metal panels, architectural cast stone and natural stone accents, and masonry. The curtainwall and window wall framing system will include some custom extrusions, which will provide solar shading and vertical articulation to the wall.

b. The aluminum framing systems will be thermally improved for energy efficiency

c. The vision glass will be high performance 1" insulated units with a low E coating such as Guardian SNR43 or similar. The spandrel glass will be complimentary in color rendition and insulated with semi-rigid insulation to achieve an R-15 thermal rating.

d. The building floor to floor, ceiling and sill heights are as follows:

   i. Floor 2 is 18' floor to floor providing 14'-0" high ceiling. The 13'-6" tall full height vision glass sits above a raised sill and extends to the ceiling.
   ii. Floors 3-21 are 14' floor to floor, providing for 10' high suspended ceilings with full height vision glass. The window wall at the 20th floor balcony is floor to ceiling.

e. The tenant's ceiling system (i.e. ceiling grid, tile, etc.) will be furnished by the tenant as a part of the Tenant' Work.

f. The typical window module is 5'-0" on center.

g. The window treatments provided by the Tenant at Tenant's cost will be full height, building standard color mecho-shades with manufacturer's standard manual lifting mechanism mounted between vertical mullions.

3. Interior Public Areas and Core Services

a. Typical base building core conditions are as follows:

i. Typical elevator lobbies will have exposed concrete floors and structure

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above with gypsum board partitions taped, floated and sanded ready to receive tenant's finishes. Elevator doors and frames will be painted the base building color.

ii. Building standard core walls are to be constructed floor to underside of structure above. Gypsum board is taped, floated and sanded.

iii. Base building core doors shall be 3'-0" x 9'-0" x 1 -3/4" thick solid core wood stained wood to building standard color.

iv. Perimeter sill walls will have metal studs and insulation in place, ready for gypsum board installation as a part of Tenant's Work.

v. Gypsum board cladding at all free standing and perimeter columns shall be installed as a part of Tenant's Work.

vi. On Multi-Tenant Floors, the common corridor wall studs and corridor side gypsum board will be installed, taped, floated and painted subject to modification based on tenants approved plans at Landlord's expense. Any demising walls separating Tenant's premises from any adjacent space will be finished floor to underside of structure with sound insulation and one side gypsum board aa a part of Tenant's Work.

b. Restrooms: The restrooms will feature private gypsum board toilet stalls with stained or painted louvered doors. Vanities will be quartz with separate mirrors at each basin. The space will be finished with ceramic tile floors, ceramic tile wet walls and vinyl or paint on the others. Toilet accessories will be brushed stainless steel, recessed and semi-recessed. The ceilings will be painted gypsum board. Lighting will be accomplished with LED decorative wall and ceiling downlights. Men and women's restrooms will be provided on each floor based on the code required minimums.

c. Exit Stairs:

i. Tenants shall have the right to use the fire stairs connecting the floors of the Premises as convenience stairs.

ii. Tenants shall have the right to improve the lighting, install code compliant carpet and install an internal card key system as part of this right and shall tie such system into the Tenant's card key system.

4. ELEVATORS

a. Elevator Access

i. Landlord shall operate all elevators within the elevator banks servicing the Tenants' floors at all times during Building hours, and at all other times, at least 2 passenger elevators in each elevator bank shall be subject to call.
ii. Tenants shall have the use of the freight elevators during regular hours and for an agreed upon number of overtime hours free of charge.

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b. Schedule of Elevators:

i. Five High-Rise passenger elevators at 3500 lb. capacity and 700 FPM serve the Lobby and Floors 11 -21.
ii. Five Low-Rise passenger elevators at 3500 lb. capacity and 500 FPM serve the Lobby and floors 2-10
iii. One 5000lbs Freight elevators connecting all office floors, the service level and parking level 2.
iv. Passenger elevator cab ceiling height is 9'-0", freight elevators 10'-0" with a dog house and shuttle elevators 7'-4".

5. STRUCTURAL – OFFICE BUILDING

a. The floors will be designed to accommodate an 80 lb. live load

b. Floor levelness: Finish concrete slabs to flatness and levelness tolerances which correspond to FF 25/FL 20 minimum overall for composite of all measured values per placement and FF 17/FL 15 minimum for any individual floor section. While no direct equivalence between F-numbers and straightedge tolerances exists, the specified Overall FF 25 is roughly equivalent to a single defect of 1/4" in 10 feet, while the Minimum Local FF 17 is roughly equivalent to a single defect of 9/32" in 10 feet. Notwithstanding this Building standard, many interior finish systems (such as glass office fronts) require some amount of floor leveling and any cost of such floor leveling will be the responsibility of Tenant.

6. MECHANICAL

a. HVAC Systems:

i. The refrigeration system will consist of two parallel connected electrically driven hermetic centrifugal water chillers (refer to capacities noted below) and associated chilled water pumps, condenser water pumps, plate & frame heat exchanger (for ground floor retail condenser water), associated controls and two cell induced draft cooling tower. Space for the ground floor condenser water heat exchanger and associated pumps will be provided in central plant design. Condenser water risers with: 2 valved taps for tenant use; and two branch connections with valves and dedicated in-line pumps for each handling unit's precooling/economizer coil will be provided in each office building fan room. Cooling tower and condenser water risers will be sized to accommodate the 24hour loads, special equipment space

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EXECUTION VERSION loads, ground floor special tenant loads, retail loads, fitness center loads, elevator equipment room loads, and general office tenant loads of 2 watts/sq. ft. Chiller capacity: Building will be provided with two chillers @ 625 tons each with leaving water temperature of 42 degrees F. The water chillers will have a minimum efficiency of 0.58 kW/ton at full load using R-123 or R-134a refrigerant. Cooling tower capacity will be: 3100 gpm (total for 2 cells); lQOA/8Y'@ 78/\ambient wet bulb. ii. Chilled water supply temperature will be 42°F with a range of 12° to 16°F on the return. At the Owner's option, the chillers will be factory tested and certified for part load and full load operation in accordance with American Refrigerant Institute Standards (ARI 550-88). Units will be selected based on a waterside fouling factor of 0.0001 in the evaporator and 0.00025 in the condenser. The starters for each chiller will be unit mounted, provided by the chiller manufacturer. m. Chilled water will be supplied to air handling units (one per floor) from the central refrigeration plant. Air handling units will be of the packaged draw central station type. O.A. will be ducted to each fan room through medium pressure main riser and constant volume air valves from a variable speed drive outside air fan (approx.65,000 cfm) located on the roof. 1v. Conditioned air (at 49 degrees db leaving the cooling coil) is supplied to each floor from the air handling units through a medium pressure, medium velocity air distribution system to pressure independent series type fan powered induction units located throughout the floors and/or provided during tenant fit-up. Conditioned air will be supplied to the occupied space at a minimum of 55 degrees db from the fan powered induction units. As a result of the inherent flexibility of the variable volume system, additional zones can be added as required to meet the occupant's needs. v. The heating requirements for the building will be handled by electric resistance heating coils located integral to the powered induction units located in the ceiling return air plenum in the vicinity of the various zones. Powered induction unit fans take air from the ceiling plenum and distribute air to the occupied space through a duct system. Perimeter heating coils are controlled in sequence with its respective powered induction unit's primary air valve thereby eliminating the need for "reheat". vi. Ground floor tenants, Lobby, Deli, Retail tenants, Fitness Center and back of the house areas will be conditioned by dedicated variable volume and/or constant volume water cooled self-contained air conditioning units and associated ductwork and variable volume units. Unit serving main Lobby and associated air distribution system will be provided as part of shell and core scope. Water cooled units serving tenant areas will be tenant furnished. 101 Special equipment spaces will be conditioned by dedicated constant volume water cooled self-contained units with integral heat and low pressure duct systems. Outside air quantities to the units serving entrance areas will in sufficient quantity to offset infiltration into the building. An outside air loop duct with air valves from the main outside air riser will be provided to the various tenant furnished water cooled A.C. units. A condenser water piping loop with valve taps from the main condenser water risers will be provided for tenant for various tenant furnished water cooled A.C. units. VIL Telephone, electrical switchgear, and elevator equipment rooms will be conditioned by dedicated water cooled self-contained air handling units or DX split systems. vm. Toilet room exhaust will be ducted to two exhaust risers up to constant speed fans (approx. 8000 cfm each) located on the roof. 1x. An exhaust riser for tenant use/ building pressurization control will be provided and include a dedicated variable flow fan (approximately 42000 cfm) located on the roof. x. Stair shafts will be provided with pressurization systems as required by Code using centrifugal fans with variable speed drives. 7. ELECTRICAL a. Power Distribution EXECUTION VERSION L The entire electrical distribution system shall comply with local codes and the National Electrical Code as well as any additional applicable code authorities. 11. Electrical service to the typical floors will be served from 480Y /277 volt building plug-in buss risers. These bus risers will be sized to provide 7.0 watts per usable square foot of electrical connected load capacity for tenant use above and beyond the base building electrical requirements. 1. Tenant's supplemental equipment (24/7 operations, HVAC equipment, etc.) shall be sub-metered. 2. Meters shall be of the digital networked type, with intelligent meter hubs with CT's and transponders, as manufactured by E-mon or equal, interfaced with the base building metering system, all provided by the Tenant. m. A 480Y /277 volt lighting panel will be provided at each floor with 2 watts per usable square foot capacity of lighting loads for tenant use above and beyond base building electrical requirements (this capacity is part of the 102 above described 7.0 watts per usable sq. ft. provided for tenant use at 480Y/277 volts). 1. Tenant lighting shall be designed to be 10% less than the ASHRAE 90.1-2010 allowance of 0.9 w/sf. 2. An emergency circuit per floor will be provided to each tenant space for egress and exit lighting. Such egress and exit lighting shall not exceed 0.1 watts per square foot. 1v. Dry-type transformers will be provided at each floor which will serve two (2) 84-pole 208Y/120 volt panelboards for tenant receptacle and equipment loads. Transformers, and panelboards will be sized for 5.0 watts per usable square foot capacity for tenant use (this capacity is part of the above described 7.0 watts per usable square foot provided for tenant use at 480Y/277 volts). 1. The two 84 pole panels will include through-feed lugs. These lugs would serve additional 84 pole panels where a tenant exceeds the quantity of breakers provided in base building, but not the 5 watts per useable square foot power allowance. "Load center" type panelboards or panelboards less than 84 poles would not be acceptable products for use in the project. Additional tenant panelboards can be installed on a space available bases in the core electrical room, or if no space is available, in an ancillary room constructed by the tenant within their space. 2. Additional 84 pole panelboards and all on floor distribution shall be a part of the Tenant's Work. b. Lighting Systems: i. Lighting for tenant areas shall be a part ofTenant' s Work. The design of the Tenant's lighting system shall achieve a typical "color temperature" value of 3500° Kor less. 1. Tenant lighting shall be designed to be 10% less than the ASHRAE 90.1-2010 allowance of0.9 w/sf. c. Telecommunications: EXECUTION VERSION L A main telephone point of presence (MPOP) room will be located near the point of service to the Office Building. Space for "punch-down" blocks 103 (terminations) will be provided in a telephone closet at each typical floor level. A second stacked riser closet with floor sleeves will be provided at each typical floor level for a second route back to the MPOP if desired by tenants. All individual tenant telephone switches and equipment shall be located within the tenant spaces. d. Stairwell Entrances: The base building stairwell doors are equipped with fail safe electric locks that require Tenant (single tenant floors) install a power supply and card readers to secure the tenant space. 8. PLUMBING a. Two wet stacks with a capped 4" waste and a 4" vent pipe are provided on each floor adjacent to the each end of the core. A 2" valved and capped cold water pipe at 3 5 psi pressure will be provided at each floor for future tenant fixtures located at the core. b. The use of Pro-press fittings is not permitted on any piping systems - domestic or HVAC as part of the Tenant Improvements. 9. FIRE SUPPRESSION a. Branch sprinkler piping will be located near structural slab or deck. Design to be based on NFP A 13 and local code requirements. b. Sprinkler heads will be turned up in the ceiling plenum area in unfinished tenant spaces in accordance with the authority having jurisdiction. All required drops and/or relocation of heads to the ceiling will be done as part of Tenant's Work. 10. FIRE ALARM SYSTEM: a. A complete code-complying fully addressable fire alarm system will be provided for the base building. EXECUTION VERSION 1. Speakers and visual strobes (ADA compliant) will be provided as necessary for base building. 11. Smoke detectors will be provided as necessary for the base building. 111. Additional devices installed in the tenant space required for code compliance shall be furnished as part of Tenant's Work. Where these tenant devices exceed the spare capacity of the base building, the Tenant's Work 104 shall include all fire alarm system modifications and additional amplifiers and power supplies necessary.

11. Building Management and Control System

a. The Building Management and Control System shall be full electronic based direct digital control microprocessor based system. The Building Management and Control System shall monitor and control all Mechanical, Electrical and Plumbing systems within the Office Building. The BMCS shall meet the following general criteria:

   i. Microprocessor based.
   ii. Fully networked.
   iii. Real time.
   iv. Distributed processing.
   v. XML Web based operator interface.

12. Building Security System:

a. Landlord, at Landlord's sole cost and expense, shall provide on a 24/7 Building security, which includes on-site security personnel, cardkey access, closed circuit television and other state-of-the-art devices. Monday through Friday, exterior doors unlock at 0700 and lock for card access at 1900. Saturday, exterior doors unlock at 0700 and lock for card access at 1300. Sunday, exterior doors are locked for card access 24/7.

b. The property uses a CCTV system comprising of a combination of black and white and color cameras that monitor key building entrances, exits, and areas. Electronic controls allow security personnel to view different camera images. Images are recorded using a digital video recorder and are stored electronically in the event an image needs to be reviewed.

c. All stairwell doors leading to Tenant spaces are provided with electric locks suitable for installation of card readers to be provided by the Tenant.

d. A card access system will be provided at public entry points. Security with the Tenant's premise shall be by the Tenant and shall not be tied into the Building's security system.

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e. A closed circuit TV monitoring system will be provided at public entry points and loading dock.

13. BUILDING SERVICES/ACCESS

a. Landlord provides seven (7) days per week, twenty-four (24) hours per day, building access and services. Building recognized holidays: New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day.

b. Landlord shall maintain the building and provide all of services normally associated with a first-class office building including, but not limited to, heating and air conditioning, fuel delivery and elevator service, security, repairs and maintenance, directory service, cleaning, etc.

14. CHANGES: Landlord reserves the right to modify the Base Building Outline Specifications without Tenant's consent so long as such changes do not materially affect Tenant's use and design of the Premises.

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EXHIBIT G

Janitorial Services

1) **OFFICE AREAS (All Floors)**

Nightly Services (Five (5) nights per week)

(a) Empty all waste receptacles. Clean and reline when needed. Remove material to designated areas.

(b) Remove recycling material when container is full (see weekly).

(c) Vacuum all carpeted main traffic and use areas, including conference rooms, reception areas, interior stairwells, hallways and corridors with the exception of individual offices (see weekly). Spot vacuum/clean all other areas as needed.

(d) Wash and sanitize all drinking fountains.

(e) Damp mop spillage in uncarpeted office areas.

(f) Assure all designated locked doors are closed after area has been cleaned.

(g) Activate all alarm systems as instructed by occupant (if applicable).

(h) Arrange chairs at desk and conference room tables and turn off lights upon exiting.

(i) Clean conference room tables and remove any remaining food items.

(j) Clean and sweep all lunchroom/eating areas. Wash and wipe tables and counter tops and clean sinks.

Weekly Services

(a) Remove recycling material when container is full.

(b) Vacuum all carpeted areas completely, private offices and cubicle interiors, desk knee area spaces and under waste containers.

(c) Dust and wipe clean with damp or treated cloth all office furniture, files and cubicle partition tops (DO NOT MOVE PAPERS).

(d) Remove all finger marks and smudges from all vertical surfaces, including doors, doorframes, around light switches, private entrance glass, and partitions.

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(e) Damp wipe and polish all glass furniture tops. (Conference room tables and task tables only, excluding individual office desks which will be a periodic service.)

(f) Damp mop hard surfaced floors and/or uncarpeted surface floors.

(g) Sweep uncarpeted floors employing dust control techniques with exception of lunchroom (which is to be performed nightly).

(h) Remove scuffmarks on floor as needed.

<u>**Monthly Services**</u>

(a) Dust and wipe clean chair bases and arms, telephones, cubicle shelves, windowsills and all other horizontal surfaces as needed to maintain clean appearance (DO NOT MOVE PAPERS).

(b) Edge vacuum all carpeted areas, as needed.

(c) Spot clean carpets to remove light spillage. Report large spills and stains to supervisor.

2) RESTROOMS

<u>**Nightly service (Five (5) nights per week)**</u>

(a) Clean and sanitize all mirrors, brightwork, countertops and enameled surfaces.

(b) Wash and disinfect all basins, urinals, bowls (cleaning underside of rim) and fixtures using scouring powder to remove stains.

(c) Wash both sides of all toilet seats with soap and/or disinfectant.

(d) Clean flushometers, piping, toilet seat hinges, and other metal.

(e) Empty, clean, and damp wipe all waste receptacles.

(f) Sweep, wet mop, and sanitize entire floor, including around toilet seats and under urinals.

(g) Damp wipe all walls, partitions, doors, and outside surfaces of all dispensers, as needed. Fill toilet paper, soap, towels, and sanitary napkin dispensers (if applicable).

(h) Wash and disinfect all showers including shower walls, floors, brightwork and doors (if applicable).

(i) Replace trash liner.

<u>**Weekly Services**</u>

(a) Flush water through P-trap weekly to ensure elimination of odor.

<u>**Monthly Services**</u>

(a) Machine scrub floors. (Does not include polishing or honing any floors.)

3) LOBBY, ELEVATOR, CORRIDOR, INTERIOR STAIRWAYS (EXCLUDING EMERGENCY EXIT STAIRWAYS AND ENTRANCE AREAS)

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Nightly Service (Five (5) nights per week) (a) Sweep and spot mop all stone, vinyl or composition lobby floors. (b) Vacuum all carpeted floor and mats. ( c) Dust and polish all brightwork, including mirrors and elevator call buttons. (d) Dust and polish all metal surfaces in elevators, including tracks (as needed), and elevator doors. ( e) Vacuum all carpet in elevators. (f) Clean and polish all trash receptacles. (g) Dust all fire extinguisher cabinets and/or units. (h) Spot sweep and/or spot vacuum all interior stairways (excluding emergency exit stairways and landings (if applicable). (i) Maintain lobby floor as recommended by manufacturer. G) All furniture should be cleaned as necessary (including directories). (k) Wash, disinfect and dry polish water coolers (if applicable). (1) Clean glass entrance doors, adjacent glass panels and tracks (i.e. side lights, if applicable). Weekly Services (a) Wet mop all stone, vinyl or composition lobby floors (daily spot mopping may satisfy this need). (b) Sweep and/or vacuum all interior stairways (excluding emergency exit stairways) and landings (if applicable). ( c) Spot clean carpeted floors and mats. ( d) Spot clean carpet in elevators. (e) Spot clean all doors. 4) JANITORIAL ITEMS/AREAS Nightly Services (Five (5) nights per week) (a) Keep janitorial rooms in a clean, neat and orderly condition. (b) Maintain all janitorial carts and equipment in safe and clean condition. 5) FITNESS CENTER Nightly Services (a) Vacuum all exposed carpeted floors. (b) Spot clean all mirrors and walls. ( c) Spray and disinfect fitness center equipment nightly. ( d) Empty trash receptacles. 109 EXECUTION VERSION Weekly Services (a) Edge vacuum all carpeted areas, as needed. (b) Dust all ledges, as needed. ( c) Clean mirrors completely. ( d) Stock supplies and towels. 6) LOCKER ROOMS (if applicable) Nightly Services (Five (5) nights per week) (a) Perform complete Building restroom cleaning specifications to restroom and locker room areas. (b) Clean and disinfect showers completely, including walls, doors, floors, and floor drains. 7) LOADING DOCK, VAN PARKING AREAS, TRASH RECYCLING AREAS Nightly Services (Five (5) Nights per week) (a) Empty and reline all waste receptacles. (b) Sweep ramps, loading bays and parking areas for trash and cigarette butts ( onsite maintenance staff will take care of this first thing in the morning during "Building rounds."). 8) GENERAL BUILDING COMMON AREA SERVICES Nightly Services (Five (5) nights per week) (a) Spot clean and restock, as needed, all janitorial service closets. (b) Pick up and compact all recycle trash; including boxes in accordance with tenants recycle specifications, as a work order through maintenance staff, the cost of which will be billed back to Tenant. ( c) Vacuum all garage lobbies and elevator carpets. 110 EXECUTION VERSION